J.P. MORGAN ACCEPTANCE CORPORATION I

Depositor

J.P. MORGAN MORTGAGE ACQUISITION CORP.

Seller

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

Securities Administrator

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

_________________________________________

POOLING AGREEMENT

Dated as of May 1, 2006

_________________________________________

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW1

ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 2006-CW1

Table of Contents

Page

ARTICLE I DEFINITIONS

SECTION 1.01.

Defined Terms.

7

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

47

SECTION 1.03.

Designation of Interests in REMIC.

47

SECTION 1.04.

Rights of the NIMS Insurer.

54

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

55

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

58

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the

Depositor; Payment of Prepayment Penalties in the Event of Breach.

59

SECTION 2.04.

Representations and Warranties of the Depositor.

63

SECTION 2.05.

[RESERVED]

65

SECTION 2.06.

Representations and Warranties as to the Mortgage Loans.

65

SECTION 2.07.

Issuance of the R-I Residual Interest.

65

SECTION 2.08.

Conveyance of Uncertificated REMIC Regular Interests; Acceptance by the Trustee.

65

ARTICLE III ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01.

Servicing of the Mortgage Loans

66

SECTION 3.02.

REMIC-Related Covenants.

66

SECTION 3.03.

[RESERVED]

66

SECTION 3.04.

[RESERVED]

66

SECTION 3.05.

[RESERVED]

66

SECTION 3.06.

[RESERVED]

66

SECTION 3.07.

[RESERVED]

66

SECTION 3.08.

[RESERVED]

66

SECTION 3.09.

[RESERVED]

66

SECTION 3.10.

Collection Account and Distribution Account.

66

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

68

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and the

Distribution Account.

68

SECTION 3.13.

[RESERVED]

69

SECTION 3.14.

[RESERVED]

69

SECTION 3.15.

[RESERVED]

69

SECTION 3.16.

[RESERVED]

69

SECTION 3.17.

Trustee and the Custodian to Cooperate; Release of Mortgage Files.

69

SECTION 3.18.

[RESERVED]

70

SECTION 3.19.

[RESERVED]

70

SECTION 3.20.

[RESERVED]

70

SECTION 3.21.

Report on Assessment of Compliance and Attestation.

70

SECTION 3.22.

[RESERVED]

72

SECTION 3.23.

[RESERVED]

72

SECTION 3.24.

[RESERVED]

72

SECTION 3.25.

[RESERVED]

72

SECTION 3.26.

Net WAC Reserve Fund.

72

SECTION 3.27.

Swap Agreement.

72

ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

73

SECTION 4.02.

Statements to Certificateholders.

84

SECTION 4.03.

[RESERVED]

88

SECTION 4.04.

Allocation of Realized Losses.

88

SECTION 4.05.

Compliance with Withholding Requirements.

89

SECTION 4.06.

Tax Returns; Commission Reporting.

89

SECTION 4.07.

Supplemental Interest Trust.

92

SECTION 4.08.

Rights of Swap Provider.

93

SECTION 4.09.

Replacement of Swap Provider.

93

SECTION 4.10.

Distribution of Net Swap Payments.

94

ARTICLE V THE CERTIFICATES

SECTION 5.01.

The Certificates.

97

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

99

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

105

SECTION 5.04.

Persons Deemed Owners.

105

SECTION 5.05.

Certain Available Information.

106

ARTICLE VI THE DEPOSITOR AND THE SELLER

SECTION 6.01.

Liability of the Depositor and the Seller.

106

SECTION 6.02.

Merger or Consolidation of the Depositor and the Seller.

106

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller and Others.

107

ARTICLE VII DEFAULT

SECTION 7.01.

Remedies for Events of Default.

108

SECTION 7.02.

Securities Administrator to Act; Appointment of Successor.

108

SECTION 7.03.

Notification to Certificateholders.

110

SECTION 7.04.

Waiver of Events of Default.

110

ARTICLE VIII CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01.

Duties of Trustee.

111

SECTION 8.02.

Certain Matters Affecting the Trustee.

112

SECTION 8.03.

Trustee not Liable for Certificates or Mortgage Loans.

114

SECTION 8.04.

Trustee May Own Certificates.

114

SECTION 8.05.

Fees and Expenses of Trustee.

115

SECTION 8.06.

Eligibility Requirements for Trustee.

115

SECTION 8.07.

Resignation and Removal of Trustee.

115

SECTION 8.08.

Successor Trustee.

116

SECTION 8.09.

Merger or Consolidation of Trustee.

117

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee.

117

SECTION 8.11.

Duties of Securities Administrator.

118

SECTION 8.12.

Certain Matters Affecting the Securities Administrator.

120

SECTION 8.13.

Securities Administrator not Liable for Certificates or Mortgage Loans.

122

SECTION 8.14.

Securities Administrator May Own Certificates.

122

SECTION 8.15.

Fees and Expenses of Securities Administrator.

122

SECTION 8.16.

Eligibility Requirements for Securities Administrator.

123

SECTION 8.17.

Resignation and Removal of Securities Administrator.

123

SECTION 8.18.

Successor Securities Administrator.

124

SECTION 8.19.

Merger or Consolidation of Securities Administrator.

125

ARTICLE IX TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

125

SECTION 9.02.

Additional Termination Requirements.

127

ARTICLE X REMIC PROVISIONS

SECTION 10.01.

REMIC Administration.

128

SECTION 10.02.

Prohibited Transactions and Activities.

132

SECTION 10.03.

Securities Administrator Indemnification.

132

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01.

Amendment.

132

SECTION 11.02.

Recordation of Agreement; Counterparts.

134

SECTION 11.03.

Limitation on Rights of Certificateholders.

134

SECTION 11.04.

Governing Law.

135

SECTION 11.05.

Notices.

135

SECTION 11.06.

Severability of Provisions.

136

SECTION 11.07.

Notice to Rating Agencies and the Swap Provider.

136

SECTION 11.08.

Article and Section References.

137

SECTION 11.09.

Third Party Rights.

137

SECTION 11.10.

Grant of Security Interest.

137

SECTION 11.11.

Protection of Assets.

138

SECTION 11.12.

Non-Solicitation

138

SECTION 11.13.

Compliance With Regulation AB.

139

SECTION 11.14.

Accounting Treatment.

139

Exhibits

Exhibit A-1

Form of Class A Certificate

Exhibit A-2

Form of Mezzanine Certificate

Exhibit A-3

Form of Class C Certificate

Exhibit A-4

Form of Class P Certificate

Exhibit A-5

Form of Class R Certificate

Exhibit B

[RESERVED]

Exhibit C-1

Form of Trust Receipt and Initial Certification

Exhibit C-2

Form of Trustee Receipt and Final Certification

Exhibit D

Form of Mortgage Loan Purchase Agreement

Exhibit E-1

[RESERVED]

Exhibit E-2

[RESERVED]

Exhibit F-1

Forms of Transferor/Transferee Representation Letter

Exhibit F-2

Form of Transfer Affidavit and Agreement

Exhibit G-1

Form of ERISA Certification

Exhibit G-2

Form of ERISA Certification

Exhibit H

Form of Depositor Certification

Exhibit I

Form of Securities Administrator Certification

Exhibit J

[RESERVED]

Exhibit K-1

Form of Assessment of Compliance

Exhibit K-2

Form of Custodian’s Assessment of Compliance

Exhibit L

Form of Realized Loss Report

Schedules

Schedule 1

Mortgage Loan Schedule

Schedule 2

[RESERVED]

Schedule 3

Swap Agreement Schedule

Schedule 4

Mortgage Loan Representations and Warranties

This Pooling Agreement, is dated as of May 1, 2006 (the “Agreement”), by and among J.P. MORGAN ACCEPTANCE CORPORATION, a Delaware corporation, as Depositor (the “Depositor”), J.P. MORGAN MORTGAGE ACQUISITION CORP., a Delaware corporation, as Seller (the “Seller”) for purposes of Section 2.03 and 2.06, JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Securities Administrator (the “Securities Administrator”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in multiple REMICs (as defined herein) created hereunder.  The Trust Fund will consist of a segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to $855,252,000.

Set forth below are designations of Classes of Certificates to the categories used herein.

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class A Certificates	Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.
Class P Certificates	Class P Certificates.
ERISA-Restricted Certificates	Non-Offered Certificates and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption upon acquisition.
ERISA-Restricted Swap Certificates	Offered Certificates.
LIBOR Certificates	Class A and Mezzanine Certificates.
Mezzanine Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.
Non-Offered Certificates	Class M-10, Class C, Class P and Residual Certificates.
Offered Certificates	Class A and Offered Subordinate Certificates.
Offered Subordinate Certificates	Mezzanine Certificates (other than the Class M-10 Certificates).
Physical Certificates	Class C, Class P and Residual Certificates.
Regular Certificates	All Classes of Certificates other than the Residual Certificates.
Residual Certificates	Class R Certificates.
Residual Interests	Class R Certificates and the Uncertificated Interest.
Senior Certificates	Class A Certificates.
Subordinate Certificates	Class C and Mezzanine Certificates.
Uncertificated Interest	The R-I Interest.

In consideration of the mutual agreements herein contained, the Depositor, the Seller the Securities Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.

Defined Terms.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

“Accountant’s Attestation”:  The statement that attests and reports on the assessment of compliance provided by the Servicer pursuant to Section 5.05 of the Servicing Agreement.

“Additional Termination Events”:  As defined in the Swap Agreement.

“Adjustable Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjustable Rate PPC”: A CPR of 6.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.3636% (precisely 26%/11) per annum in each month thereafter until the 12th month.  Beginning in the 12th month and in each month thereafter until the 24th month, a CPR of 32%.  Beginning in the 25th month and in each month thereafter until the 28th month, a CPR of 50% decreasing approximately 2.50% (precisely 15%/6) per annum in each month thereafter until the 34th month.  Beginning in the 34th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 35%.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, the day of the month on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administrative Fee”: As to any Distribution Date, the sum of the Servicing Fee, the Securities Administrator Fee and the Custodian Fee each for such Distribution Date.

“Administrative Fee Rate”: As to any Distribution Date, the sum of the Servicing Fee Rate, the Securities Administrator Fee Rate and the Custodian Fee Rate each for such Distribution Date.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Collateral Balance”: As of any date of determination will be equal to the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties owned by the Trust.

“Agreement”: This Pooling Agreement and all amendments hereof and supplements hereto.

“Applicable Regulations”: As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and any Class of Mezzanine Certificates, the amount by which (A) any Realized Losses allocated to such Class of Certificates on any Distribution Date pursuant to Section 4.04 exceeds the sum of (B) (i) any additions to the Class Principal Amount pursuant to Section 4.04(d) on such Distribution Date or any previous Distribution Date and (ii) the aggregate of the amounts paid in respect of reimbursement of Allocated Realized Loss Amounts pursuant to Section 4.01(a)(3) on previous Distribution Dates.

“Assessment of Compliance”:  The statement required by Section 5.04 of the Servicing Agreement.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder’s office and/or the assignee’s name), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Assignment and Assumption Agreement”: That certain assignment, assumption and recognition agreement dated as of the Closing Date, by and among the Seller, the Depositor, the Trustee, the Securities Administrator and Countrywide, and related to the Mortgage Loan Purchase Agreement.

“Available Funds”: With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and Distribution Account in respect of the Mortgage Loans as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the Distribution Account for such Distribution Date pursuant to Section 4.13 of the Servicing Agreement, (c) the aggregate of any amounts deposited in the Distribution Account by the Servicer in respect of Compensating Interest for such Distribution Date pursuant to Section 4.04(i) of the Servicing Agreement and (d) the aggregate of any Monthly Advances made by the Servicer for such Distribution Date pursuant to Section 5.03 of the Servicing Agreement reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and proceeds from repurchases of and substitutions for Mortgage Loans, if any, received in respect of such Mortgage Loans after the calendar month preceding the month of such Distribution Date, (iv) amounts reimbursable or payable to the Depositor, the Originator, the Servicer, the Securities Administrator, the Trustee, the Custodian or any Sub-Servicer pursuant to Section 3.11 or Section 3.12 of this Agreement of Section 4.05 of the Servicing Agreement or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) amounts deposited in the Collection Account or the Distribution Account in error, (vi) the amount of any Prepayment Penalties collected by the Servicer in connection with the voluntary Principal Prepayment in full of any of the Mortgage Loans or the Servicer Prepayment Penalty Payment Amount and (vii) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event).

“Balloon Loan”: Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Bankruptcy Loss”: With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation (i.e. “principal cramdown”) or Debt Service Reduction (i.e. “interest cramdown”).

“Book-Entry Certificate”: As specified in the Preliminary Statement.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 5.01 herein.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the Commonwealth of Pennsylvania, the City of New York, the State of Arizona, the State of New Jersey, the State of Minnesota, the State of Texas or the cities in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

“Certificate”: Any one of the certificates issued under this Agreement in substantially the forms attached hereto as Exhibit A-1 through Exhibit A-5.

“Certificate Factor”: With respect to any Class of LIBOR Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Class Principal Amount of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses in reduction of the Class Principal Amount of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Class Principal Amount of such Class of Certificates as of the Closing Date.

“Certificate Margin”: As to any Class of LIBOR Certificates, the respective amount set forth below:

Class	Certificate Margin
	(1)	(2)

A-1A	21.80%	43.60%
A-1B	21.80%	43.60%
A-2	21.80%	43.60%
A-3	21.80%	43.60%
A-4	21.80%	43.60%
A-5	21.80%	43.60%
M-1	18.15%	36.30%
M-2	14.75%	29.50%
M-3	12.75%	25.50%
M-4	11.05%	22.10%
M-5	9.40%	18.80%
M-6	7.90%	15.80%
M-7	6.40%	12.80%
M-8	5.10%	10.20%
M-9	4.10%	8.20%
M-10	3.10%	6.20%

(1)

To and including the Optional Termination Date.

(2)

After the Optional Termination Date.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Register” and “Certificate Registrar”: The register maintained and the registrar appointed pursuant to Section 5.02 herein.

“Certificateholder” or “Holder”: The Person in whose name a Certificate or Uncertificated Interest is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Interest for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01.  The Securities Administrator may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Charged-off Mortgage Loan”: As defined in Section 3.01 herein.

“Class”: All of the Certificates bearing the same class designation as set forth in the Preliminary Statement.

“Class A Principal Distribution Amount”: For any Distribution Date, is an amount equal to the excess of (x) the aggregate Class Principal Amount of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) 56.40% and (2) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class C Distribution Amount”: With respect to any Distribution Date the sum of (i) the Overcollateralization Release Amount for that Distribution Date, if any, and (ii) the product of (x) a notional amount, equal to the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (after giving effect to Monthly Payments of principal due on such date), and (y) the Pass-Through Rate for the Class C Interest for such Distribution Date as set forth in footnote (2) to the Master REMIC under Section 1.03 herein, less (iii) distributions made pursuant to Section 4.01(a)(3)(i)-(xiii) on such Distribution Date.

“Class Exemption”: A class exemption granted by the U.S. Department of Labor, which provides relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code.

“Class M-1 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Principal Amount of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 63.70% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the related Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Principal Amount of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 70.50% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Amount of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.50% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (iv) the Class Principal Amount of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.90% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Principal Amount of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.20% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Principal Amount of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.20% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-7 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Principal Amount of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 87.20% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-8 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Class Principal Amount of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 89.80% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-9 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Amount of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Class Principal Amount of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.80% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

“Class M-10 Principal Distribution Amount”: With respect to any Distribution Date, the excess of (x) the sum of (i) the aggregate Class Principal Amount of the Senior Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Principal Amount of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Principal Amount of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Principal Amount of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Principal Amount of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Principal Amount of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Principal Amount of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Principal Amount of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Class Principal Amount of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Class Principal Amount of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Class Principal Amount of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.80% and (ii) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the Overcollateralization Floor.

 “Class Principal Amount”: With respect to any Class of Certificates, other than the Residual and Class C Certificates, as of any Distribution Date, the Class Principal Amount thereof on the Closing Date (the “Original Class Principal Amount”) reduced by the sum of (a) all amounts actually distributed in respect of principal of such Class and (b) with respect to the Mezzanine Certificates, any reductions in their respective Class Principal Amounts deemed to have occurred in connection with allocations of Realized Losses on all prior Distribution Dates pursuant to Section 4.04(b) plus any increase to a Class Principal Amount pursuant to Section 4.04(d).

“Closing Date”: May 31, 2006.

“Code”: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

“Collection Account”: The custodial account or accounts established and maintained by the Servicer pursuant to Section 4.04 of the Servicing Agreement.

“Commission”: The Securities and Exchange Commission.

“Compensating Interest”:  The payment made by the Servicer with respect to  Prepayment Interest Shortfall Amounts in Section 4.04 (i) of the Servicing Agreement.

“Controlling Person”: The Holders of the majority Percentage Interest of the Class C Certificates.

“Corporate Trust Office”: The corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which offices at the date of the execution of this instrument is located 209 S. LaSalle Street, Suite 300, Chicago, IL 60604, Attention:  JPMAC 2006-CW1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Securities Administrator, the Depositor and the Servicer.  With respect to the Securities Administrator, 4 New York Plaza, 6th Floor, New York, New York 10004, Attention:  Worldwide Securities Services/Structured Finance Services – JPMAC 2006-CW1 or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Trustee, the Depositor and the Servicer.  For purposes of presenting Certificates for final payment at 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, Attention:  Worldwide Securities Services/Structured Finance Payment Area – JPMAC 2006-CW1 or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Trustee, the Depositor and the Servicer.

“Corresponding Classes of Certificates”: With respect to each REMIC Regular Interest, any Class of Certificates appearing opposite such REMIC Regular Interest in Section 1.03 hereof.

“Countrywide”: Countrywide Home Loans, Inc., and its successors and assigns, in its capacity as Originator of the Mortgage Loans.

“Countrywide Servicing”:  Countrywide Home Loans Servicing LP, as a servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“CPR”: A prepayment assumption that represents an annualized constant assumed rate of prepayment each month of a pool of mortgage loans relative to its outstanding principal balance for the life of such pool.

“Custodial Agreement”: Any custodial agreement between the Seller, the Trustee and the Custodian providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders.

“Custodial File”: A Mortgage File held by a Custodian on behalf of the Trustee.

“Custodian”: A custodian that is appointed pursuant to a Custodial Agreement.  The initial Custodian shall be J.P. Morgan Trust Company, N.A.

“Custodian Fee”:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Custodian Fee Rate and the outstanding Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Custodian Fee Rate”:  0.002% per annum.

“Cut-off Date”: With respect to each Mortgage Loan (other than a Qualified Substitute Mortgage Loan), the close of business on May 1, 2006.  With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution.  References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

 “Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.01(b) herein.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: With respect to the last day of a Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days Delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Delinquent”: A Mortgage Loan is “Delinquent” if any Monthly Payment due on a Due Date is not made by the close of business on the next scheduled Due Date for that Mortgage Loan (including all foreclosures, bankruptcies and REO Properties).  A Mortgage Loan is “30 days Delinquent” if the Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which that Monthly Payment was due or, if there was no corresponding date (e.g., as when a 30-day month follows a 31-day month in which the payment was due on the 31st day of that month), then on the last day of that immediately succeeding month; and similarly for “60 days Delinquent” and “90 days Delinquent,” etc.

“Depositor”: J.P. Morgan Acceptance Corporation I, a Delaware corporation having its principal place of business in New York, or its successors in interest.

“Depositor Certification”: As defined in Section 4.06(b) herein, a form of which is attached hereto as Exhibit H.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named.  The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is CEDE & Co.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Institution”: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated F-1 by Fitch, A-1 by S&P and P-1 by Moody’s (or comparable ratings if Fitch, S&P and Moody’s are not the Rating Agencies).

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Interest by such Person may cause any REMIC created hereunder, or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Interest to such Person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.10(b) which shall be entitled “Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered holders of J.P. Morgan Mortgage Acquisition Trust 2006-CW1.  The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in June 2006.

“Downgrade Provisions”:  The provisions of the Swap Agreement which are triggered if the short-term or long-term credit ratings of the Swap Provider fall below certain levels specified in the Swap Agreement.

“Due Date”: With respect to each Distribution Date and each Mortgage Loan (a) that has a Monthly Payment due on the first day of the month, the first day of the month and (b) that has a Monthly Payment due on a day other than the first day of the month, such Mortgage Loan will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month, in each case, exclusive of any days of grace in the related Due Period.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“EDGAR”: The Commission’s Electronic Data Gathering and Retrieval System.

“Eligible Account”: Either (1) an account or accounts maintained with a federal or state-chartered Depository Institution or trust company acceptable to the Rating Agencies and shall be: (a) commercial paper, short-term debt obligation, or other short-term deposits rated at least “A-1+” by S&P and F-1+ by Fitch if the deposits are to be held in the account for less than 30 days; or (b) long term unsecured debt obligations rated at least “AA-” by S&P and “A+” by Fitch if the deposits are to be held in the account more than 30 days; following a downgrade, withdrawal, or suspension of such institution’s rating, each account should promptly (and in any case within not more than 10 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted; or (2) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Qualifying Underwriting”: A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

“ERISA-Restricted Certificate”:  As defined in the Preliminary Statement.

“ERISA-Restricted Swap Certificate”:  As defined in the Preliminary Statement.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Event of Default”: One or more of the events described in Section 7.01 of the Servicing Agreement.

 “Exception Report”: The list of exceptions attached to the Initial Certification and the Final Certification.

“Excess Overcollateralized Amount”: With respect to any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expense Adjusted Net Maximum Mortgage Rate”: For any Mortgage Loan, the Maximum Mortgage Rate as of the first day of the related Due Period weighted on the basis of the related Stated Principal Balances as of such date (subject to adjustment for prepayments received and distributed in the month prior to that Distribution Date) minus the Administrative Fee Rate.

“Extraordinary Trust Fund Expense”: Any amounts payable (other than fees) or reimbursable to the Securities Administrator, the Trustee, the Custodian or any director, officer, employee or agent of the Securities Administrator, the Trustee or the Custodian, from the Trust Fund pursuant to Sections 2.02, 2.03, 8.05 or 8.15 herein, Section 7.01 of the Servicing Agreement or Section 25 of the Custodial Agreement and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 10.01(g)(iii), any amounts payable from the Distribution Account in respect of any REMIC administration pursuant to Section 10.01(c).

“Fair Market Value”:  An amount equal to the fair market value of all of the property of the Trust Fund, as agreed upon between the Servicer and a majority of the holders of the Uncertificated Interests; provided, however, that if the Servicer and a majority of the holders of the Uncertificated Interests do not agree upon the fair market value of all of such property of the Trust Fund, the Servicer, or an agent appointed by the Servicer, shall solicit bids for all of such property of the Trust Fund, until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.

“Fannie Mae”: Fannie Mae, formerly known as Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Federal Funds Rate”: The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

“Final Distribution Date”: The Distribution Date in May 2036.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Depositor or the Servicer, as the case may be, pursuant to or as contemplated by Section 2.03 or Section 9.01 of this Agreement or Section 4.03(b) of the Servicing Agreement, as applicable), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

“First Lien”: With respect to any second lien Mortgage Loan, the mortgage loan relating to the corresponding Mortgaged Property having a first priority lien.

“Fitch”: Fitch Ratings, or its successor in interest thereto.

“Fixed Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

“Fixed Rate PPC”: A CPR of 2.00% per annum of the then unpaid principal balance of such Mortgage Loans in the first month of the life of such Mortgage Loans and an additional approximately 2.00% (precisely 18/9%) per annum in each month thereafter until the 9th month.  Beginning in the 10th month and in each month thereafter during the life of such Mortgage Loans, a CPR of 20%.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the fixed swap payment for such Distribution Date as set forth on Schedule 3 attached hereto.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Swap Agreement for such Distribution Date), (ii) the related swap balance (as set forth on Schedule 3 attached hereto) and (iii) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from and including the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

“Formula Rate”: As to any Class of LIBOR Certificates and any Distribution Date, the sum of One-Month LIBOR and the applicable Certificate Margin.

“Freddie Mac”: Freddie Mac, formerly known as Federal Home Loan Mortgage Corporation, or any successor thereto.

“Group”: Either Group 1 or Group 2, as applicable.

“Group 1”: Those certain Mortgage Loans identified as belonging to Group 1 on the Mortgage Loan Schedule.

“Group 1 Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group 1 Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group 1 Percentage.

“Group 1 Certificates”: The Class A-1A and Class A-1B Certificates.

“Group 1 Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 1 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 1 Mortgage Loans.

“Group 1 Mortgage Loans”: The Mortgage Loans relating to Group 1.

“Group 1 Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 1 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

“Group 1 Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group 1 Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Overcollateralization Increase Amount for such Distribution Date and (b) the Group 1 Percentage.

“Group 1 Principal Remittance Amount”: Means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 1 Mortgage Loans.

“Group 1 Senior Principal Distribution Amount”: with respect to any Distribution Date, is an amount equal to the Class A Principal Distribution Amount multiplied by the Group 1 Percentage.

“Group 2”: Those certain Mortgage Loans identified as belonging to Group 2 on the Mortgage Loan Schedule.

“Group 2 Basic Principal Distribution Amount”: With respect to any Distribution Date is the excess of (i) the Group 2 Principal Remittance Amount for such Distribution Date over (ii) the product of (a) the Overcollateralization Release Amount, if any, for such Distribution Date and (b) the Group 2 Percentage.

“Group 2 Certificates”: The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates.

“Group 2 Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group 2 Mortgage Loans and Compensating Interest paid by the Servicer with respect to the Group 2 Mortgage Loans.

“Group 2 Mortgage Loans”: The Mortgage Loans relating to Group 2.

“Group 2 Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Group 2 Principal Remittance Amount for such Distribution Date and the denominator of which is the Principal Remittance Amount for such Distribution Date.

“Group 2 Principal Distribution Amount”: With respect to any Distribution Date is the sum of (i) the Group 2 Basic Principal Distribution Amount for such Distribution Date and (ii) the product of (a) the Overcollateralization Increase Amount for such Distribution Date and (b) the Group 2 Percentage.

“Group 2 Principal Remittance Amount”:  Means, with respect to any Distribution Date, the portion of the Principal Remittance Amount for such Distribution Date derived from the Group 2 Mortgage Loans.

“Group 2 Senior Principal Distribution Amount”:  with respect to any Distribution Date, is an amount equal to the Class A Principal Distribution Amount multiplied by the Group 2 Percentage.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor, the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

“Index”: With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan or related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing Mortgage Loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: For any Distribution Date and the LIBOR Certificates, will be the actual number of days (based on a 360-day year) included in the period commencing on the immediately preceding Distribution Date (or, in the case of the first such Interest Accrual Period, commencing on the Closing Date) and ending on the day immediately preceding such Distribution Date.

“Interest Determination Date”: With respect to the LIBOR Certificates and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Interest Remittance Amount”: With respect to any Distribution Date, the sum of the Group 1 Interest Remittance Amount and the Group 2 Interest Remittance Amount.

“ISDA”:  International Swaps and Derivatives Association, Inc.

“ISDA Master Agreement”:  An ISDA Master Agreement (Multicurrency-Cross Border) in the form published by ISDA in 1992 including the schedule thereto.

“Latest Possible Maturity Date”: The Distribution Date occurring five years after the Final Distribution Date.

“LIBOR Certificates”: As specified in the Preliminary Statement.

“Liquidated Mortgage Loan”: A Mortgage Loan as to which a Final Recovery Determination has been made.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds, Recoveries or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (but only to the extent not required to be released to a Mortgagor pursuant to the related Mortgage Loan Documents or to the holder of a first lien pursuant to the mortgage loan documents relating to the first lien), (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03 or Section 9.01 of this Agreement or Section 4.03(b) or Section 4.13 of the Servicing Agreement.

“Loan-to-Value Ratio” or “LTV”: With respect to any first lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.  With respect to any second lien Mortgage Loan and as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of the related Mortgage Loan at the date of origination plus (b) the principal balance of the related First Lien at the date of origination of such mortgage loan and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the City of London and The City of New York are open and conducting transactions in United States dollars.

“Master REMIC”: As defined in Section 1.03 of this Agreement.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Maximum Rate Cap”: With respect to each Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to (A) the sum of (x) the weighted average of the Expense Adjusted Net Maximum Mortgage Rates and (y) the Net Swap Payment, if any, made by the Swap Provider for such month multiplied by 12, divided by the aggregate principal balance of the Mortgage Loans over (B) the Net Swap Payment, if any, made to the Swap Provider for such month multiplied by 12, divided by the aggregate principal balance of the Mortgage Loans.

“Mezzanine Certificates”: As defined in the Preliminary Statement.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the greater of (a) the Gross Margin set forth in the related Mortgage Note and (b) the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Advance”: As defined in Article I of the Servicing Agreement.

“Monthly Interest Distributable Amount”: With respect to any Distribution Date and each Class of Certificates, other than the Class P, Class R and Class C Certificates, an amount equal to the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class Principal Amount of such Class of Certificates immediately prior to such Distribution Date, in each case, reduced by any Net Prepayment Interest Shortfall Amounts allocated to such Class of Certificates and any Relief Act Interest Shortfalls allocated to such Class of Certificates, in each such case, as such shortfalls are allocated pursuant to Section 1.02 herein.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 4.02 of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each Mortgage Loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(c) of this Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule, including each REO Property unless the context otherwise requires.

“Mortgage Loan Purchase Agreement”: The master mortgage loan purchase and servicing agreement dated as of March 1, 2006, between Countrywide Home Loans, Inc. and J.P. Morgan Mortgage Acquisition Corp., regarding the sale of the Mortgage Loans to the Seller as amended by the Assignment and Assumption Agreement.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule 1.  The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgagor’s name and the Originator’s Mortgage Loan identifying number;

(ii)

the street address of the Mortgaged Property including the state and zip code;

(iii)

whether the Mortgaged Property is owner-occupied at origination;

(iv)

the type of Residential Dwelling constituting the Mortgaged Property;

(v)

the original months to maturity;

(vi)

the Loan-to-Value Ratio, at origination;

(vii)

the Mortgage Rate in effect immediately following the Cut-off Date;

(viii)

the date on which the first Monthly Payment was due on the Mortgage Loan;

(ix)

the stated maturity date of such Mortgage Loan;

(x)

the amount of the Monthly Payment (a) at origination and (b) due on the first Due Date after the Cut-off Date;

(xi)

the original principal amount of the Mortgage Loan and the original principal balance of the related First Lien, if applicable, as of the date of origination;

(xii)

the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xiii)

with respect to each Adjustable Rate Mortgage Loan, the Applicable Index and Gross Margin;

(xiv)

the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xv)

with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;

(xvi)

with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;

(xvii)

the Mortgage Rate at origination;

(xviii)

with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap and the maximum first Adjustment Date Mortgage Rate adjustment;

(xix)

a code indicating the documentation type;

(xx)

with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

(xxi)

the appraised value of the Mortgaged Property;

(xxii)

the sale price of the Mortgaged Property, if applicable;

(xxiii)

the  risk grade and the FICO or other credit score of the Mortgagor;

(xxiv)

the actual interest “paid to date” of the Mortgage Loan as of the Cut-off Date;

(xxv)

the number of years any Prepayment Premium is in effect;

(xxvi)

a code indicating whether the Mortgage Loan is a second lien Mortgage Loan;

(xxvii)

a code indicating whether the Mortgage Loan is subject to a Prepayment Premium, if any;

(xxviii)

the Lifetime Rate Cap (as defined in the Mortgage Loan Purchase Agreement);

(xxix)

the Mortgagor’s social security number;

(xxx)

the number of units for all Mortgaged Properties;

(xxxi)

the origination date of the Mortgaged Loans;

(xxxii)

the amount of the Monthly Payment as of the Cut-off Date; and

(xxxiii)

the amount of the scheduled principal balance of the Mortgaged Loan as of the Cut-off Date.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall set forth the aggregate Stated Principal Balance of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement.  With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note with all applicable riders or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.  With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property or a leasehold interest improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any liquidation of a Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property), the related Liquidation Proceeds, net of Monthly Advances, Servicing Advances, Servicing Fees and any other fees, received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property in accordance with the terms of this Agreement.

“Net Monthly Excess Cashflow”: With respect to any Distribution Date, an amount equal to the sum of (i) any Overcollateralization Release Amount for such Distribution Date and (ii) the positive excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Senior Certificates and Mezzanine Certificates, each pursuant to Section 4.01(a)(1), (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administrative Fee Rate.

“Net Prepayment Interest Shortfall Amount”: With respect to any Distribution Date, the amount by which the sum of any Prepayment Interest Shortfall Amounts for such date exceeds the sum of (x) all Prepayment Interest Excess for such date over (y) Compensating Interest payments made with respect to such date.

“Net Swap Payment”: In the case of payments made by the Supplemental Interest Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment.  In the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment.  In each case, the Net Swap Payment shall not be less than zero.

“Net WAC Rate”: As to any Interest Accrual Period, a per annum rate (subject to adjustment based on the actual number of days elapsed in the Interest Accrual Period) equal to 12 times the quotient of (x) the total scheduled interest on the Mortgage Loans (without taking into account any reduction thereto by reason of any related Relief Act Shortfalls) for the related Due Period, net of the sum of (1) the Administrative Fee, (2) any Net Swap Payment owed to the Swap Provider and (3) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Supplemental Interest Trust and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the applicable Due Period.

“Net WAC Rate Carryover Amount”: For any Distribution Date on which the Pass-Through Rate for any Class of LIBOR Certificates is equal to the related Net WAC Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class accrued for such Distribution Date at the related Formula Rate, over (y) the amount of interest such Class accrued for such Distribution Date at the related Net WAC Rate and (ii) the unpaid portion of any Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the Formula Rate applicable for such Class for such Interest Accrual Period.

“Net WAC Reserve Fund”: The Eligible Account established pursuant to Section 3.26.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund, if the Trust Fund has the right to renegotiate the terms of such lease.

“NIMS Insurer”:  Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

 “Non-United States Person”: Any Person other than a United States Person.

“Offered Certificates”: As defined in the Preliminary Statement.

“Offered Subordinate Certificates”: As specified in the Preliminary Statement.

“Officers’ Certificate”: With respect to the Depositor and the Seller, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated) or an authorized agent, and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor or Seller, as applicable.  With respect to the Servicer, any officer who is authorized to act for the Servicer in matters relating to this Agreement, and whose action is binding upon the Servicer, initially including those individuals whose names appear on the list of authorized officers delivered at the closing.

“One-Month LIBOR”: With respect to the LIBOR Certificates and any Interest Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date (or with respect to the initial Interest Accrual Period, on the Closing Date based on information available on the related Interest Determination Date) on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date.  In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.  Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Depositor shall select an alternative comparable index (over which the Depositor has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

“Operative Documents”: This Agreement, the Mortgage Loan Purchase Agreement, the Custodial Agreement, the Assignment and Assumption Agreement and any other documents related hereto or thereto.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer and which shall be acceptable to the Securities Administrator and the Trustee (which acceptance shall not be unreasonably withheld), except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date that the Servicer shall be permitted to purchase the Mortgage Loans and REO Properties pursuant to Section 9.01(b).

“Originator”: Countrywide or its successor in interest.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralization Target Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a payment of principal on such Distribution Date).

“Overcollateralization Floor”:  With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

“Overcollateralization Increase Amount”: With respect to any Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date and (b) Net Monthly Excess Cash Flow available for distribution on that Distribution Date pursuant to Section 4.01(a)(3)(i).

“Overcollateralization Release Amount”: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Principal Remittance Amount for such Distribution Date.

“Overcollateralization Target Amount”: With respect to any Distribution Date (1) prior to the Stepdown Date, 3.10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, (2) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.20% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) the Overcollateralization Floor, and (3) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

“Overcollateralized Amount”: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties as of the last day of the related Due Period for such Distribution Date over (b) the sum of the aggregate Class Principal Amounts of the Class A, Mezzanine and Class P Certificates as of such Distribution Date (assuming 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: For any Distribution Date and any Class of LIBOR Certificates, the least of (i) the related Formula Rate, (ii) the Net WAC Rate and (iii) the Maximum Rate Cap for such Distribution Date.  For any Distribution Date and the Class C Certificates, the rate set forth for the Class C Interest in footnote (2) to “Master REMIC” under Section 1.03 herein.

“Percentage Interest”: As to any Certificate, either the percentage set forth on the face thereof or the percentage obtained by dividing the initial Class Principal Amount represented by such Certificate by the aggregate initial Class Principal Amount of all of the Certificates of such Class.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Securities Administrator, the Trustee or any of their respective Affiliates:

(a)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)

demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars that are rated at least “F1+” by Fitch and “A-1” by S&P (if rated by S&P), and issued by any Depository Institution;

(c)

repurchase obligations with respect to any security described in clause (a) above entered into with a Depository Institution (acting as principal);

(d)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating at the time of such investment or contractual commitment providing for such investment;

(e)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(f)

units of money market funds, including money market funds sponsored, managed or advised by the Trustee, the Securities Administrator or an Affiliate of either of them and from which the Trustee, the Securities Administrator or the Affiliate of either of them may receive compensation, that have been rated “AAA” by Fitch, “Aaa” by Moody’s (if rated by Moody’s) and “AAA” by S&P (if rated by S&P); and

(g)

if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates; provided, however, that any Permitted Investment pursuant to this clause (g) which solely contains a short-term rating shall be a Permitted Investment rated in the highest category for such short-term rating;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Interest other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan (as defined in Section 3(3) of ERISA) or other plan as defined in Section 4975(e)(1) of the Code that is subject to Title I of ERISA or Section 4975 of the Code, or any entity deemed to hold the plan assets of the foregoing.

“Pool Principal Balance”: As of any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Loans.

“PPC”: Either of the Fixed Rate PPC or the Adjustable Rate PPC.

“Prepayment Assumption”: With respect to the Adjustable Rate Mortgage Loans, the Fixed Rate PPC.  With respect to the Fixed Rate Mortgage Loans, the Adjustable Rate PPC.  The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

“Prepayment Interest Excess”:  As defined in Article I of the Servicing Agreement.

“Prepayment Interest Shortfall Amount”: As defined in Article I of the Servicing Agreement.

“Prepayment Period”: With respect to any Distribution Date, and any Principal Prepayment in full received on a Mortgage Loan, is the period that (a) commences on the 16th calendar day of the month preceding the month in which such Distribution Date occurs and (b) ends on the 15th calendar day in the month in which such Distribution Date occurs.  With respect to any Distribution Date and any Principal Prepayment in part received on a Mortgage Loan, is the calendar month preceding such Distribution Date.

“Prepayment Penalty”: As defined in Article I of the Servicing Agreement.

“Prime Rate”: The rate of interest equal to the prime rate as reported in The Wall Street Journal.

“Principal Prepayment”: As defined in Article I of the Servicing Agreement.

“Principal Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds equal to the sum of (i) all scheduled payments of principal collected or advanced on the Mortgage Loans by the Servicer that were due during the related Due Period, (ii) the principal portion of all Principal Prepayments of the Mortgage Loans, if any, applied by the Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Recoveries received during the calendar month preceding the month of such Distribution Date, (iv) that portion of the Purchase Price representing principal of any purchased or repurchased Mortgage Loan, deposited to the Collection Account during the calendar month preceding the month of such Distribution Date, (v) the principal portion of the amount of any shortfall deposited in the Collection Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the calendar month preceding the month of such Distribution Date and (vi) on the Distribution Date on which the Trust is to be terminated in accordance with this Agreement, that portion of the Termination Price in respect of principal.

“PTCE”: A Prohibited Transaction Class Exemption.

“Purchase Agreement”: The Mortgage Loan Purchase Agreement as reconstituted by the Assignment and Assumption Agreement

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 of this Agreement or Section 4.03(b) of the Servicing Agreement, and as calculated and confirmed in an Officers’ Certificate from the Servicer to the Securities Administrator, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a Monthly Advance by the Servicer through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Monthly Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.01, (iii) except in the case of a purchase by the Servicer, any unreimbursed Servicing Advances and Monthly Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property and any Monthly Advances previously reimbursed to the Servicer pursuant to Section 4.01 of the Servicing Agreement, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 4.05 and Section 4.03(b) of the Servicing Agreement, (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer, the Trustee, the Custodian or the Securities Administrator in respect of the breach or defect giving rise to the purchase obligation and (vi) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any violation by such Mortgage Loan of (i) the representation and warranties set forth in Section 2.06 of this Agreement, (ii) paragraph (f) of Schedule 4 attached hereto or (iii) the representations and warranties made in connection with “high-cost” home loans or any predatory or abusive lending laws in the Mortgage Loan Purchase Agreement, as applicable.

“Qualified Substitute Mortgage Loan”: A Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of and not more than 5% less than the Stated Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) with respect to each Adjustable Rate Mortgage Loan have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) with respect to each Adjustable Rate Mortgage Loan have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) with respect to each Adjustable Rate Mortgage Loan have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) with respect to each Adjustable Rate Mortgage Loan, adjust in accordance with the Index and have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, and have the same intervals between Adjustment Dates as the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading certified by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced, (xii) be of the same or better credit quality as the Mortgage Loan being replaced, (xiii) have a lien priority equal to or superior to that of the Deleted Mortgage Loan, (xiv) be secured by the same property type as the Deleted Mortgage Loan and (xv) conform to each representation and warranty in the applicable Mortgage Loan Purchase Agreement.  In the event that one or more Mortgage Loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such Mortgage Loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such Mortgage Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”: S&P, Moody’s and Fitch or their successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee, the Securities Administrator and the Servicer.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan immediately prior to such Final Recovery Determination, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 4.03 of the Servicing Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 4.05(b) and (c) of the Servicing Agreement.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of the Trust Fund, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 4.03(b) or Section 4.05(i) of the Servicing Agreement, minus (v) the aggregate of all Monthly Advances made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 4.13 of the Servicing Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to the Servicing Agreement.

With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, the difference between the principal balance of such Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of such Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan that (i) is not a Liquidated Mortgage Loan and (ii) has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction.  Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

“Record Date”: With respect to any Distribution Date and any Definitive Certificates, other than the Class C Certificates, and the first Distribution Date, the close of business on the last Business Day of the month immediately preceding the month in which such applicable Distribution Date occurs.  With respect to any Distribution Date and the Offered Certificates (other than any Definitive Certificates), the Business Day prior to such Distribution Date.

“Recovery”: With respect to any Liquidated Mortgage Loan, an amount received in respect of principal on such Mortgage Loan which has previously been allocated as a Realized Loss to a Class or Classes of Certificates net of reimbursable expenses.

“Reference Banks”: Deutsche Bank, Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not able to serve as a Reference Bank, then any leading banks selected by the Depositor which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof, and (iii) which have been designated as such by the Depositor.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: As specified in the Preliminary Statement.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under each of the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement (including any security interest created thereby) and (v) the Collection Account (other than any amounts representing any Servicer Prepayment Penalty Payment Amount), the Distribution Account (other than any amounts representing any Servicer Prepayment Penalty Payment Amount) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto.  Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Penalties payable in connection with Principal Prepayments made on or before the Cut-off Date, the Net WAC Reserve Fund, the Supplemental Interest Trust, the Supplemental Interest Account and the Swap Agreement.

“REMIC I Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I.

“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.08 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Certificateholders pursuant to Section 2.08 and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Swap Rate”:  For each Distribution Date (and the related Interest Accrual Period), a per annum rate equal to the product of: (i) 5.357% and (ii) 2.

“Remittance Report”: A report in form mutually agreed to between the Securities Administrator and the Servicer on a magnetic disk or tape or in electronic format prepared by the Servicer pursuant to Section 5.02(c) of the Servicing Agreement with such additions, deletions and modifications as agreed to by the Securities Administrator and the Servicer.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: Each of the accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 4.13 of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 4.13 of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Monthly Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in the Servicing Agreement.

“Required Net WAC Reserve Fund Deposit”: With respect to any Distribution Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Net WAC Reserve Fund prior to deposits thereto on such Distribution Date.  The Depositor shall cause the deposit of $1,000 to the Net WAC Reserve Fund on the Closing Date.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) an attached or detached one-family dwelling, (ii) an attached or detached two- to four-family dwelling, (iii) an attached or detached one-family dwelling unit in a condominium project or (iv) an attached or detached one-family dwelling in a planned unit development, none of which is a cooperative or mobile home.

“Residual Certificates”: As specified in the Preliminary Statement.

“Residual Interest”: As specified in the Preliminary Statement.

“Responsible Officer”: When used with respect to the Securities Administrator, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.  When used with respect to the Trustee, any vice president, any assistant vice president, any trust officer or any assistant trust officer charged with direct responsibility for the administration of this Agreement.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Securities Administrator Certification”: As defined in Section 4.06(c) herein.

“Securities Administrator Fee”:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the Securities Administrator Fee Rate and the outstanding Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period, provided, however, such amount shall not be less than $500.00 per month.

“Securities Administrator Fee Rate”:  0.004% per annum, and as adjusted to reflect the minimum monthly payment of $500.

“Seller”: J.P. Morgan Mortgage Acquisition Corp. or its successor in interest, in its capacity as seller.

“Senior Enhancement Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Mezzanine Certificates (after giving effect to the distribution of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the Pool Principal Balance as of the last day of the related Due Period.

“Servicer”: Countrywide Home Loans Servicing LP, or any successor servicer appointed as herein provided, in its capacity as servicer hereunder.

“Servicer Certification”: As defined in the Servicing Agreement, a form of which is attached thereto as Exhibit H.

“Servicer Prepayment Penalty Payment Amount”: The amounts payable by the Servicer in respect of any waived Prepayment Penalties pursuant to the Servicing Agreement.

“Servicer Remittance Date”: With respect to any Distribution Date, 4:00 p.m. New York time on the Business Day preceding such Distribution Date.

“Servicing Advance”: As defined in the Servicing Agreement.

“Servicing Agreement”:  The Mortgage Loan Purchase Agreement, as reconstituted by Section 3 and the servicing provisions of the Assignment and Assumption Agreement.

“Servicing Criteria”:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month’s interest at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month, subject to reduction as provided in Section 4.04 of the Servicing Agreement.  A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.50% per annum on the Stated Principal Balance of each Mortgage Loan.

“Servicing File”: With respect to each Mortgage Loan, the Servicing File for such Mortgage Loan shall consist of copies of each item required to be in the Mortgage File (for the avoidance of doubt, the original of each such document shall be maintained in the Mortgage File for such Mortgage Loan unless otherwise permitted to be released in accordance with this Agreement) and the following documents listed below.

(i)

Residential loan application.

(ii)

Mortgage Loan closing statement.

(iii)

Verification of employment and income, if applicable.

(iv)

Verification of acceptable evidence of source and amount of downpayment.

(v)

Credit report on Mortgagor.

(vi)

Residential appraisal report.

(vii)

Photograph of the Mortgaged Property.

(viii)

Survey of the Mortgaged Property.

(ix)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(x)

All required disclosure statements.

(xi)

If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

(xii)

Sales Contract, if applicable.

“Servicing Officer”: Any employee of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer to the Trustee, the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Single Certificate”: With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Class Principal Amount of $1,000.  With respect to the Class P Certificates and the Residual Certificates, a hypothetical Certificate of such Class evidencing a 20% Percentage Interest in such Class.

“Startup Day”: With respect to each REMIC formed hereby, the day designated as such pursuant to Section 10.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan and as to any date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus all amounts previously distributed pursuant to Section 4.01 representing payments or recoveries of principal, or advances in lieu thereof; provided, however, that the State Principal Balance for any Mortgage Loan that has become a Liquidated Mortgage Loan shall be zero as of the first day of the Due Period following the Due Period in which such Mortgage Loan becomes a Liquidated Mortgage Loan, and at all times thereafter.

“Stepdown Date”: The earlier to occur of (1) the Distribution Date on which the aggregate Class Principal Amount of the Class A Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring in June 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 43.60% (for the purpose of this definition only, Senior Enhancement Percentage shall be calculated prior to the distribution of Principal Distribution Amounts on the Mezzanine Certificates).

“Subcontractor”:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Servicer or a Sub-servicer.

“Subordinate Certificates”: As defined in the Preliminary Statement.

“Sub-Servicer”: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a Sub-Servicing Agreement and is responsible for the performance of a material servicing function required to be performed by the related Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB.  Any sub-servicer shall meet the qualifications set forth in Section 5.08 of the Servicing Agreement.

 “Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 5.08 of the Servicing Agreement.

“Substitution Shortfall Amount”: As defined in Section 2.03(c) herein.

“Supplemental Interest Account”: As defined in Section 4.07 hereof.

“Supplemental Interest Trust”:  The trust created pursuant to Section 4.07 herein and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Supplemental Interest Account and the right to receive amounts as provided in Section 4.01.

“Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of May 31, 2006 (together with the schedule thereto, the Master Agreement) between the Swap Provider and the Securities Administrator on behalf of the Supplemental Interest Trust, an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

“Swap Business Days”:  Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the City of New York are authorized or obligated by law or executive order to be closed.

“Swap Default”:  One or more of the events of default described under the Swap Agreement, among others, the following standard events of default under the ISDA Master Agreement:

·

Failure to Pay or Deliver,

·

“Bankruptcy” (as defined in the Swap Agreement) and

·

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Swap Early Termination”: The occurrence of an Early Termination Date under the Swap Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement determined by taking into account the day count convention used to determine the amount of the payment required by the Swap Provider and expressing such rate as so determined on a 30/360 basis.

“Swap Payment Date”: Two Swap Business Days prior to the Distribution Date.

“Swap Provider”: JPMorgan Chase Bank, National Association.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Swap Default with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Tax Returns”: Each federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to its classification as multiple REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Moneyline Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Event”: Under the Swap Agreement, the following standard events under the ISDA Master Agreement:

·

“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

·

“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

·

“Tax Event Upon Merger” (solely with respect to the Swap Provider as merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement.

“Termination Price”: As defined in Section 9.01 herein.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event has occurred with respect to any Distribution Date on or after the Stepdown Date if (i) the Delinquency Percentage exceeds 36.70% of the Senior Enhancement Percentage for such Distribution Date or (ii) the cumulative Realized Losses (after reduction for all Subsequent Recoveries received through the end of the related Due Period) as a percentage of the original aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
June 2008 – May 2009	1.55%
June 2009 – May 2010	3.50%
June 2010 – May 2011	5.55%
June 2011 – May 2012	6.75%
June 2012 and thereafter	7.25%

The percentages set forth in the table above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

“Trust”: J.P. Morgan Mortgage Acquisition Trust 2006-CW1, the trust created under this Agreement.

“Trust Fund”: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date, (ii) the Collection Account, the Distribution Account and the Net WAC Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement (including, without limitation, amounts received from the Seller on the Closing Date which shall be deposited by the Securities Administrator in the Distribution Account pursuant to Section 2.01), (iii) the Depositor’s rights under each Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement, (iv) the Trust’s rights under the Swap Agreement, (v) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise and (vi) all present and future claims, demands, causes and choses in action in respect of the foregoing, (vii) all other property of the Trust from time to time, and (viii) all additions to, distributions on and proceeds of the foregoing of every kind and nature whatsoever, including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

“Trustee”: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as Trustee for the benefit of the Certificateholders under this Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Interest”: The R-I Interest.

“Underwriter”: J.P. Morgan Securities Inc.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 2002-19, or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“United States Person”: A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code.

“Unpaid Interest Shortfall Amount”: For (i) the first Distribution Date and with respect to the Senior Certificates and the Mezzanine Certificates, zero, and for such Class of Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class of Certificates for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class of Certificates for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class of Certificates in respect of interest on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Class of Certificates on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate on such Distribution Date for such Class of Certificates for the related Interest Accrual Period.

“Value”: With respect to any Mortgaged Property related to a Mortgage Loan, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than ten percent (10%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above in the case of a Mortgage Loan with an LTV less than or equal to eighty-five percent (85%), or more than five percent (5%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, in the case of a Mortgage Loan with an LTV greater than eighty-five percent (85%) up to and including an LTV equal to ninety-five percent (95%), or more than three percent (3%) lower than the value thereof as determined by the appraisal referred to in clause (i)(a) above, in the case of a Mortgage Loan with an LTV greater than ninety-five percent (95%), as determined by an appraisal referred to in clause (i)(a), and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value thereof as determined by the appraisal referred to in clause (i) above, and (B) in the case of a Mortgage Loan originated in connection with a “lease-option purchase”, such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time or origination or the sale price of such Mortgaged Property if the “lease option purchase price” was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination if the “lease option purchase price” was set 12 months or more prior to origination.

“Voting Rights”: The portion of the voting rights of all of the Certificates that is allocated to any Certificate.  With respect to any date of determination, 97% of all voting rights will be allocated among all Holders of the Offered Certificates in proportion to their then outstanding Class Principal Amounts, 1% of all voting rights will be allocated among the Holders of the Class C Certificates; 1% of all voting rights will be allocated among the Holders of the Class P Certificates, and 1% of all voting rights will be allocated among Holders of the Residual Certificates.  Voting Rights allocated to a Class shall be allocated among the Certificates of such Class in proportion to the outstanding Percentage Interests evidenced by their respective Certificates.

SECTION 1.02.

Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Senior and Mezzanine Certificates for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfall Amounts (to the extent not covered by payments by the Servicer pursuant to Section 4.04 of the Servicing Agreement) and any Relief Act Interest Shortfall incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first to the Class C Certificates in reduction of the Class C Distribution Amount and thereafter, among the Class A Certificates and the other Classes of Mezzanine Certificates on a pro rata basis based on such Monthly Interest Distributable Amount prior to giving effect to any such reduction.

SECTION 1.03.

Designation of Interests in REMIC.

The Securities Administrator shall elect that each of REMIC I, REMIC II, and REMIC III be treated as a REMIC under Section 860D of the Code.  Any inconsistencies or ambiguities in this Agreement or in the administration of this Agreement shall be resolved in a manner that preserves the validity of such REMIC elections.  The assets of REMIC I shall include the Mortgage Loans, the accounts (other than the Net WAC Reserve Fund and the Supplemental Interest Account), any REO Property, and any proceeds of the foregoing.  The Supplemental Interest Trust and any assets thereof shall not be an asset of any REMIC formed hereby.  The REMIC I Regular Interests shall constitute the assets of REMIC II.   The REMIC II Regular Interests shall constitute the assets of REMIC III (the “Master REMIC”).  The Class R Certificate represents ownership of the sole class of residual interest in each of the REMIC II and the Master REMIC.

REMIC I:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC I, each of which (other than the R-I interest) is hereby designated as a regular interest in REMIC I (the “REMIC I Regular Interests”):

Class Designation	Initial Principal Balance	Interest Rate
T1-A	(5)	(1)
T1-F1	$ 7,095,383.95	(2)
T1-V1	$ 7,095,383.95	(3)
T1-F2	$ 8,577,824.19	(2)
T1-V2	$ 8,577,824.19	(3)
T1-F3	$ 13,105,450.11	(2)
T1-V3	$ 13,105,450.11	(3)
T1-F4	$ 12,511,527.67	(2)
T1-V4	$ 12,511,527.67	(3)
T1-F5	$ 12,434,308.28	(2)
T1-V5	$ 12,434,308.28	(3)
T1-F6	$ 9,018,647.91	(2)
T1-V6	$ 9,018,647.91	(3)
T1-F7	$ 14,561,900.13	(2)
T1-V7	$ 14,561,900.13	(3)
T1-F8	$ 15,437,064.97	(2)
T1-V8	$ 15,437,064.97	(3)
T1-F9	$ 15,941,568.77	(2)
T1-V9	$ 15,941,568.77	(3)
T1-F10	$ 15,527,307.93	(2)
T1-V10	$ 15,527,307.93	(3)
T1-F11	$ 14,770,850.18	(2)
T1-V11	$ 14,770,850.18	(3)
T1-F12	$ 14,047,988.65	(2)
T1-V12	$ 14,047,988.65	(3)
T1-F13	$ 13,361,719.63	(2)
T1-V13	$ 13,361,719.63	(3)
T1-F14	$ 12,710,151.22	(2)
T1-V14	$ 12,710,151.22	(3)
T1-F15	$ 12,091,490.54	(2)
T1-V15	$ 12,091,490.54	(3)
T1-F16	$ 11,504,038.56	(2)
T1-V16	$ 11,504,038.56	(3)
T1-F17	$ 10,946,185.11	(2)
T1-V17	$ 10,946,185.11	(3)
T1-F18	$ 10,459,785.94	(2)
T1-V18	$ 10,459,785.94	(3)
T1-F19	$ 10,083,071.68	(2)
T1-V19	$ 10,083,071.68	(3)
T1-F20	$ 10,603,297.43	(2)
T1-V20	$ 10,603,297.43	(3)
T1-F21	$ 74,282,396.92	(2)
T1-V21	$ 74,282,396.92	(3)
T1-F22	$ 29,306,375.80	(2)
T1-V22	$ 29,306,375.80	(3)
T1-F23	$ 4,151,939.64	(2)
T1-V23	$ 4,151,939.64	(3)
T1-F24	$ 3,555,630.43	(2)
T1-V24	$ 3,555,630.43	(3)
T1-F25	$ 3,257,652.83	(2)
T1-V25	$ 3,257,652.83	(3)
T1-F26	$ 2,914,352.60	(2)
T1-V26	$ 2,914,352.60	(3)
T1-F27	$ 2,639,019.76	(2)
T1-V27	$ 2,639,019.76	(3)
T1-F28	$ 2,413,970.21	(2)
T1-V28	$ 2,413,970.21	(3)
T1-F29	$ 2,226,794.46	(2)
T1-V29	$ 2,226,794.46	(3)
T1-F30	$ 2,065,906.94	(2)
T1-V30	$ 2,065,906.94	(3)
T1-F31	$ 1,784,367.73	(2)
T1-V31	$ 1,784,367.73	(3)
T1-F32	$ 4,533,040.54	(2)
T1-V32	$ 4,533,040.54	(3)
T1-F33	$ 6,198,664.20	(2)
T1-V33	$ 6,198,664.20	(3)
T1-F34	$ 1,415,801.83	(2)
T1-V34	$ 1,415,801.83	(3)
T1-F35	$ 1,284,264.38	(2)
T1-V35	$ 1,284,264.38	(3)
T1-F36	$ 1,229,847.05	(2)
T1-V36	$ 1,229,847.05	(3)
T1-F37	$ 1,192,969.01	(2)
T1-V37	$ 1,192,969.01	(3)
T1-F38	$ 1,157,194.39	(2)
T1-V38	$ 1,157,194.39	(3)
T1-F39	$ 1,122,490.09	(2)
T1-V39	$ 1,122,490.09	(3)
T1-F40	$ 1,088,824.07	(2)
T1-V40	$ 1,088,824.07	(3)
T1-F41	$ 1,113,115.99	(2)
T1-V41	$ 1,113,115.99	(3)
T1-F42	$ 1,090,038.30	(2)
T1-V42	$ 1,090,038.30	(3)
T1-F43	$ 1,057,337.40	(2)
T1-V43	$ 1,057,337.40	(3)
T1-F44	$ 1,025,614.72	(2)
T1-V44	$ 1,025,614.72	(3)
T1-F45	$ 994,840.97	(2)
T1-V45	$ 994,840.97	(3)
T1-F46	$ 964,987.77	(2)
T1-V46	$ 964,987.77	(3)
T1-F47	$ 936,027.56	(2)
T1-V47	$ 936,027.56	(3)
T1-F48	$ 907,933.64	(2)
T1-V48	$ 907,933.64	(3)
T1-F49	$ 26,925,529.66	(2)
T1-V49	$ 26,925,529.66	(3)
R-I	(4)	(4)

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for the Class T1-A Interest shall be the Net WAC Rate, determined without regard to the Swap Agreement (the “REMIC Net WAC Rate”).

(2)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the lesser of (i) the REMIC Swap Rate for such Distribution Date, and (ii) the product of (a) the REMIC Net WAC Rate and (b) 2.

(3)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests shall be the excess, if any, of (i) the product of (a) the REMIC Net WAC Rate and (b) 2, over (ii) the REMIC Swap Rate for such Distribution Date.

(4)

The Class R-I interest shall not have a principal amount and shall not bear interest.  The Class R-I interest is hereby designated as the sole class of residual interest in REMIC I.

(5)

This interest shall have an Initial Principal Balance equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date over the aggregate Initial Principal Balance of each other REMIC I Regular Interest.

On each Distribution Date, the Securities Administrator shall first pay or charge as an expense of  REMIC I all expenses of the Trust Fund for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date, the Securities Administrator shall distribute the aggregate Interest Remittance Amount for each Group (net of expenses described in the preceding paragraph) with respect to each of the REMIC I Regular Interests based on the above-described interest rates.

On each Distribution Date, the Securities Administrator shall distribute the aggregate Principal Remittance Amount with respect to each Group with respect to the REMIC I Regular Interests, first to the Class T1-A Interest until its principal balance is reduced to zero, and then sequentially, to the other REMIC I Regular Interests in ascending order of their numerical class designation, and, with respect to each pair of classes having the same numerical designation, in equal amounts to each such class, until the principal balance of each such class is reduced to zero.  All losses on the Mortgage Loans shall be allocated among the REMIC I Regular Interests in the same manner that principal distributions are allocated.

On each Distribution Date, the Securities Administrator shall distribute an amount equal to the amount then on deposit in the Distribution Account that represents Prepayment Penalties to the Class T1-F49 Interest.

REMIC II:

The following table sets forth the designations, principal balances, and interest rates for each interest in REMIC II, each of which (other than the R-II interest) is hereby designated as a regular interest in REMIC II (the “REMIC II Regular Interests”):

REMIC II Class Designation	REMIC II Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificate(s)
T2-A1A	(1)	½ Corresponding Class balance	A-1A
T2-A1B	(1)	½ Corresponding Class balance	A-1B
T2-A2	(1)	½ Corresponding Class balance	A-2
T2-A3	(1)	½ Corresponding Class balance	A-3
T2-A4	(1)	½ Corresponding Class balance	A-4
T2-A5	(1)	½ Corresponding Class balance	A-5
T2-M1	(1)	½ Corresponding Class balance	M-1
T2-M2	(1)	½ Corresponding Class balance	M-2
T2-M3	(1)	½ Corresponding Class balance	M-3
T2-M4	(1)	½ Corresponding Class balance	M-4
T2-M5	(1)	½ Corresponding Class balance	M-5
T2-M6	(1)	½ Corresponding Class balance	M-6
T2-M7	(1)	½ Corresponding Class balance	M-7
T2-M8	(1)	½ Corresponding Class balance	M-8
T2-M9	(1)	½ Corresponding Class balance	M-9
T2-M10	(1)	½ Corresponding Class balance	M-10
T2-Accrual	(1)	(4)	N/A
T2-IO	(2)	(2)	N/A
R-II	(3)	(3)	R

___________________________

(1)

For any Distribution Date (and the related Interest Accrual Period), the interest rate for each of these interests is a per annum rate equal to the weighted average of the interest rates on the REMIC I Regular Interests for such Distribution Date, provided, however, that for any Distribution Date on which the T2-IO Interest is entitled to a portion of the interest accruals on a REMIC I Regular Interest having an “F” in its class designation, as described in footnote two below, such weighted average shall be computed by first subjecting the rate on such REMIC I Regular Interest to a cap equal to the product of (i) two, and (ii) Swap LIBOR for such Distribution Date (the “REMIC II Net WAC Rate”).

(2)

The Class T2-IO is an interest only class that does not have a principal balance.  For the applicable Distribution Date listed in the first column in the table below, the Class T2-IO shall be entitled to interest accrued on each REMIC I Regular Interest listed in the second column in the table below at a per annum rate equal to the excess, if any, of (i) the interest rate for each such REMIC I Regular Interest for such Distribution Date over (ii) the product of (a) two, and (b) Swap LIBOR for such Distribution Date.

Distribution Dates	REMIC I Class Designation
1	Class T1-F1 through T1-F49
2	Class T1-F2 through T1-F49
3	Class T1-F3 through T1-F49
4	Class T1-F4 through T1-F49
5	Class T1-F5 through T1-F49
6	Class T1-F6 through T1-F49
7	Class T1-F7 through T1-F49
8	Class T1-F8 through T1-F49
9	Class T1-F9 through T1-F49
10	Class T1-F10 through T1-F49
11	Class T1-F11 through T1-F49
12	Class T1-F12 through T1-F49
13	Class T1-F13 through T1-F49
14	Class T1-F14 through T1-F49
15	Class T1-F15 through T1-F49
16	Class T1-F16 through T1-F49
17	Class T1-F17 through T1-F49
18	Class T1-F18 through T1-F49
19	Class T1-F19 through T1-F49
20	Class T1-F20 through T1-F49
21	Class T1-F21 through T1-F49
22	Class T1-F22 through T1-F49
23	Class T1-F23 through T1-F49
24	Class T1-F24 through T1-F49
25	Class T1-F25 through T1-F49
26	Class T1-F26 through T1-F49
27	Class T1-F27 through T1-F49
28	Class T1-F28 through T1-F49
29	Class T1-F29 through T1-F49
30	Class T1-F30 through T1-F49
31	Class T1-F31 through T1-F49
32	Class T1-F35 through T1-F49
33	Class T1-F38 through T1-F49
34	Class T1-F32 through T1-F49
35	Class T1-F33 through T1-F49
36	Class T1-F34 through T1-F49
37	Class T1-F36 through T1-F49
38	Class T1-F37 through T1-F49
39	Class T1-F39 through T1-F49
40	Class T1-F40 through T1-F49
41	Class T1-F41 through T1-F49
42	Class T1-F42 through T1-F49
43	Class T1-F43 through T1-F49
44	Class T1-F44 through T1-F49
45	Class T1-F45 through T1-F49
46	Class T1-F46 through T1-F49
47	Class T1-F47 through T1-F49
48	Class T1-F48 through T1-F49
49	Class T1-F49

(3)

The Class R-II interest is the sole class of residual interest in REMIC II.  It does not have an interest rate or a principal balance.

(4)

This interest shall have an initial principal balance equal to the aggregate principal balance of all the Mortgage Loans as of the Cut-off Date minus the aggregate initial principal balance of each other regular interest in REMIC II.

On each Distribution Date, interest shall be distributed on the REMIC II Regular Interests based on the above-described interest rates, provided, however, that interest that accrues on the Class T2-Accrual Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralized Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class T2-Accrual Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other REMIC II Regular Interests having a principal balance in the manner described under priority First below.

On each Distribution Date principal shall be distributed, and Realized Losses shall be allocated, among the REMIC II Regular Interests in the following order of priority:

First, to the Class T2-A1A, Class T2-A1B, Class T2-A2, Class T2-A3, Class T2-A4, Class T2-A5, Class T2-M1, Class T2-M2, Class T2-M3, Class T2-M4, Class T2-M5, Class T2-M6, Class T2-M7, Class T2-M8, Class T2-M9 and Class T2-M10 Interests until the principal balance of each such REMIC II Regular Interest equals one-half of the Class Principal Amount of the Corresponding Class of Certificates immediately after such Distribution Date; and

Second, to the Class T2-Accrual Interest, any remaining amounts.

On each Distribution Date, the Securities Administrator shall be deemed to have distributed the Prepayment Penalties passed through with respect to the Class T1-F49 REMIC I Regular Interests on such Distribution Date to the Class T2-Accrual Interest.

Master REMIC:

The following table sets forth characteristics of the Certificates, each of which, except for the Class R Certificates, is hereby designated as a “regular interest” in the REMIC III:

Class	Original Class Principal Amount	Pass-Through Rate
Class A-1A	$213,081,000.00	(1)
Class A-1B	$53,319,000.00	(1)
Class A-2	$237,874,000.00	(1)
Class A-3	$38,072,000.00	(1)
Class A-4	$103,118,000.00	(1)
Class A-5	$51,937,000.00	(1)
Class M-1	$32,551,000.00	(1)
Class M-2	$30,322,000.00	(1)
Class M-3	$17,836,000.00	(1)
Class M-4	$15,161,000.00	(1)
Class M-5	$14,715,000.00	(1)
Class M-6	$13,377,000.00	(1)
Class M-7	$13,377,000.00	(1)
Class M-8	$11,594,000.00	(1)
Class M-9	$8,918,000.00	(1)
Class M-10	$8,918,000.00	(1)
Class C	(2)	(2)
Class P	$100	(3)
Class R (4)	N/A	N/A

(1)

The lesser of the related Formula Rate and the Net WAC Rate.  Any entitlement to Net WAC Rate Carryover Amounts shall not be an obligation of any REMIC created hereunder.  For purposes of the REMIC Provisions, the reference to “Net WAC Rate” in the preceding sentence shall be deemed to be a reference to the REMIC II Net WAC Rate; therefore, on any Distribution Date on which the Pass-Through Rate for any Certificate exceeds the REMIC II Net WAC Rate, interest accruals based on such excess shall be treated as having been paid from the Net WAC Rate Reserve Fund or the Supplemental Interest Trust, as applicable; on any Distribution Date on which the Pass-Through Rate on a Class of Certificates is based on the Net WAC Rate, the amount of interest that would have accrued on such Class of Certificates if the REMIC II Net WAC Rate were substituted for the Net WAC Rate shall be treated as having been paid by the holder of such Certificate to the Supplemental Interest Trust, all pursuant to and as further provided in Section 10.01(k) hereof.

(2)

The Class C Certificates shall represent ownership of a regular interest (the “Class C Interest”), which shall comprise two notional components, the first of which has a notional balance equal to the aggregate Stated Principal Balance of the Mortgage Loans.  The interest rate of the Class C Interest shall be a rate sufficient to cause all net interest from the Mortgage Loans to accrue on the Class C Interest that is in excess of the amount of interest that accrues on the Class A Certificates and the Class M Certificates.  For any Distribution Date, the Pass-Through Rate in respect of the Class C Interest shall be the excess of: (i) the REMIC II Net WAC Rate over (ii) the product of: (A) two and (B) the weighted average interest rate of the REMIC II Regular Interests (other than any interest-only regular interest) and the Class T2-Accrual Interest, where the Class T2-Accrual Interest is subject to a cap equal to zero and each remaining REMIC II Regular Interest  is subject to a cap equal to the Pass-Through Rate on its Corresponding Class, provided that for this purpose the REMIC II Net WAC Rate shall be substituted for the Net WAC Rate in the definition of the Pass-Through Rate.  The second notional component represents the right to receive all distributions in respect of the Class T2-IO Interest in REMIC II (the “T-I Interest”). The Class C Interest shall also be entitled to principal equal to the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date (less $100.00) over the aggregate Class Principal Amount of the Class A Certificates and Class M Certificates as of the Closing Date.  Such principal balance shall not bear interest.  Also, the Class C Certificates shall represent beneficial ownership of (i) the Net WAC Reserve Fund, (ii) the Supplemental Interest Trust, and (iii) an interest in the interest rate cap contracts described in Section 10.01(k) hereof.

(3)

The Class P Certificates shall not be entitled to payments of interest, but shall be entitled to receive all Prepayment Penalties in respect of the Mortgage Loans.

(4)

REMIC III shall also issue the R-III interest, which shall not have a principal amount and shall not bear interest.  The R-III interest is hereby designated as the sole class of residual interest in REMIC III.  The Class R Certificates shall represent the beneficial ownership of the R-II and R-III interests.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall, actual or potential (other than for credit losses), to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention, the party identifying any ambiguity or drafting error shall notify the other parties hereto, and the parties hereto shall attempt to resolve such ambiguity or correct such drafting error in accordance with Section 11.01 to accomplish such intention.

SECTION 1.04.

Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an indenture and (ii) any series of notes issued pursuant to one or more indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, that the NIMS Insurer shall not have any rights hereunder so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

The Seller shall notify the Servicer, the Securities Administrator and the Trustee in writing of the appointment of a NIMS Insurer immediately following such appointment.  The Securities Administrator and the Trustee shall not be under any obligation to provide notice or to deliver any document hereunder to the NIMS Insurer unless it has received notice of the appointment of a NIMS Insurer hereunder.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby establish the Trust and transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Assignment and Assumption Agreement and the Mortgage Loan Purchase Agreement and all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal received by the Seller, the Depositor or the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date).  The Depositor herewith delivers to the Trustee and the Securities Administrator an executed copy of the Assignment and Assumption Agreement.  In addition, on or prior to the Closing Date, the Securities Administrator shall execute the Swap Agreement and the Depositor hereby directs the Securities Administrator to do so.  With respect to any Mortgage Loan that does not have a first payment date during the Due Period related to the first Distribution Date, the Depositor shall deposit into the Distribution Account on or before the Servicer Remittance Date relating to the first Distribution Date, an amount equal to one month’s interest at the related Net Mortgage Rate on the Cut-off Date Stated Principal Balance of such Mortgage Loan.

If the assignment and transfer of the Mortgage Loans and the other property specified in this Section 2.01 from the Depositor to the Trustee pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Depositor intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Depositor shall be deemed to have granted and does hereby grant to the Trustee, for the benefit of the Certificateholders, as of the Closing Date a perfected, first priority security interest in the entire right, title and interest of the Depositor in and to the Mortgage Loans and all other property conveyed to the Trust Fund pursuant to this Section 2.01 and all proceeds thereof, substitutions therefor and accessions thereto, and (ii) this Agreement shall constitute a security agreement under applicable law.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Custodian a copy of the related Mortgage Loan Schedule in an electronic, machine readable medium, and the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (each, a “Mortgage File”):

(i)

the original Mortgage Note, endorsed in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee under the applicable agreement, without recourse,” with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee or a copy of such original Mortgage Note with an accompanying lost note affidavit executed by the Seller;

(ii)

the original Mortgage with evidence of recording thereon, and a copy, certified by the appropriate recording office, of the recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)

an original Assignment of the Mortgage in blank;

(iv)

the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee or in blank;

(v)

the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(vi)

with respect to any first lien Mortgage Loan, the original lender’s title insurance policy, if available, together with all endorsements or riders which were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor, or in the event such original title policy is unavailable, a written commitment or uniform binder or preliminary report of title issued by the title insurance or escrow company, if available.

Notwithstanding the foregoing, the Trustee, if applicable, acknowledges receipt of items listed under clause (v) above only to the extent that it has received a written schedule of the items to be delivered to the Custodian pursuant to such clause (v).

The Depositor hereby represents that, on the Closing Date (i) no more than 1% of the Mortgage Loans by Stated Principal Balance as of the Cut-off Date may have lost note affidavits in lieu of the original Mortgage Notes and (ii) the Depositor shall cause the Originator to deliver to the Custodian, on behalf of the Trustee, a copy of the original Mortgage Note for each Mortgage Loan with respect to which a lost note affidavit is delivered.

The Depositor shall cause the Originator, at its expense, to promptly (and in no event later than thirty (30) Business Days, subject to extension upon a mutual agreement among the Depositor, the Servicer and the Trustee, following the later of the Closing Date and the date of receipt by the Servicer or the Trustee, as the case may be, of the recording information for a Mortgage) submit or cause to be submitted to the Custodian, as applicable, for recording, at no expense to the Trust Fund, the Servicer, the Trustee or the Custodian, as applicable, in the appropriate public office for real property records, each Assignment referred to in clauses (iii) and (iv) above in this Section 2.01(a) and shall execute each original Assignment in the following form: “U.S. Bank National Association, as Trustee under the applicable agreement, without recourse.” In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall or shall cause the Originator to promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.  Notwithstanding the foregoing, in lieu of recording such Assignments, the Depositor may provide to the Trustee and the Securities Administrator an Opinion of Counsel to the effect that such recording is not required to evidence the Trust’s interest in the related Mortgage Loan.

If any of the documents referred to in clauses (ii), (iii), (iv) or (v) above in this Section 2.01(a) has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Custodian of a copy of each such document certified by the Originator, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator or delivery to the Custodian promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.  If the original lender’s title insurance policy was not delivered pursuant to clause (vi) above in this Section 2.01(a), the Depositor shall deliver or cause to be delivered to the Custodian promptly after receipt thereof, the original lender’s title insurance policy, if available.  The Depositor shall deliver or cause to be delivered to the Custodian promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents relating to the Mortgage Loans that are not delivered to the Custodian are and shall be held by or on behalf of the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders.  In the event that any such original document is required pursuant to the terms of this Section to be a part of a Mortgage File, such document shall be delivered promptly to the Custodian.  Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage File, shall be delivered promptly to the Servicer.

The Depositor shall deliver or cause the Originator or the Custodian to deliver to the Servicer copies of all trailing documents required to be included in the Servicing File at the same time the originals or certified copies thereof are delivered to the Custodian which documents shall include, but are not limited to, the mortgagee policy of title insurance and any Mortgage Loan documents upon return from the recording office.  The Servicer shall not be responsible for any custodial fees other than costs incurred in obtaining such documents, and the Servicer shall be entitled to reimbursement from the Seller for any reasonable costs incurred in obtaining such documents.

(b)

It is agreed and understood by the Depositor, the Seller and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a high-cost home loan as defined by the HOEPA or any other applicable predatory or abusive lending laws.

SECTION 2.02.

Acceptance of REMIC I by the Trustee.

Subject to the provisions of Section 2.01 and subject to any exceptions noted on the Exception Report, and pursuant to the Custodial Agreement, in an initial certification to the Trustee, the Custodian has acknowledged receipt of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(a)(v) above), the Securities Administrator acknowledges receipt of amounts, if any, on deposit in each of the Net WAC Reserve Fund and the Distribution Account and the Trustee acknowledges receipt of all other assets included under clauses (i), (iii), (iv) and (v) (other than the Collection Account) of the definition of “REMIC I” (to the extent of amounts deposited into the Distribution Account) and declares that the Trustee or the Custodian, as applicable, holds and will hold such documents and the other documents delivered to it constituting the Mortgage File on behalf of the Trust, and that it holds or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders. The Securities Administrator also acknowledges receipt of the amounts on deposit in the Distribution Account and the Net WAC Reserve Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees on or before the Closing Date, for the benefit of the Certificateholders, to cause the Custodian to review, each Mortgage File and to cause the Custodian to deliver a certification to the Depositor, the Seller, the Servicer, the Securities Administrator and the Trustee in substantially the form attached hereto as Exhibit C-1.  It is herein acknowledged that, in conducting such review, neither the Trustee nor the Custodian was under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose (including with respect to Section 2.01(a)(vi), whether such title insurance policy insures the priority of the Mortgage as a first lien) or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in Section 2.01(a)(v).

Prior to the first anniversary date of this Agreement, the Trustee shall cause the Custodian to deliver to the Depositor, the Trustee, the Seller, the Securities Administrator and the Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted on the Exception Report attached thereto.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Custodian finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Custodian shall so notify the Depositor, the Seller, the Securities Administrator, the Trustee and the Servicer.  In addition, upon the discovery by the Depositor, the Servicer, the Custodian or the Trustee of a breach of any of the representations and warranties made by the Originator or the Seller in the Mortgage Loan Purchase Agreement or this Agreement, respectively, in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

Enforcement of each Mortgage Loan Purchase Agreement or this Agreement against the Originator or the Seller, respectively, shall be effected by the Securities Administrator on behalf of the Trustee.  The Securities Administrator on behalf of the Trustee shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the Person against which such enforcement is directed; provided, however, if the sources of reimbursement described in clauses (i) and (ii) are insufficient, the Securities Administrator on behalf of the Trustee may seek reimbursement for any remaining unreimbursed costs of such enforcement from the Trust Fund as an Extraordinary Trust Fund Expense.

SECTION 2.03.

Repurchase or Substitution of Mortgage Loans by the Originator, the Seller or the Depositor; Payment of Prepayment Penalties in the Event of Breach.

(a)

(i)Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee and the Securities Administrator of any materially defective document in, or that a document is missing from, the Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or the Assignment and Assumption Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, such party or the Trustee shall promptly notify the Seller and the Servicer of such defect, missing document or breach and cause the Originator to deliver such missing document or cure such defect or breach within 90 days from the date the Originator was notified of such missing document, defect or breach; provided that such missing document was not previously delivered by the Originator under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement.  Notwithstanding the foregoing, if applicable, any breach by the Originator of the Freddie Mac Representations (as defined and set forth in the Mortgage Loan Purchase Agreement) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan.  If the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Securities Administrator on behalf of the Trustee shall enforce the obligations of the Originator under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price, to the extent that the Originator is obligated to do so under the Mortgage Loan Purchase Agreement and the Assignment and Assumption Agreement.  In the event that the Originator shall fail to cure the applicable breach or repurchase a Mortgage Loan in accordance with the preceding sentence, the Depositor shall do so.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator on behalf of the Trustee, upon receipt of such deposit, shall release or cause the Custodian to release to the Originator or the Depositor, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Originator or the Depositor, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Originator or the Depositor, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or the Depositor, as the case may be, any Mortgage Loan released pursuant hereto, and the Securities Administrator and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, the Originator or the Depositor, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Originator or the Depositor, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Securities Administrator and the Trustee on behalf of the Certificateholders.

(ii)

Upon discovery by any of the parties hereto or receipt of notice by a Responsible Officer in the Corporate Trust Office of the Trustee of any breach by the Seller of any representation, warranty or covenant made by the Seller in Section 2.06(i), (ii), (iii), (iv) and (v) in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders (in the case of any such representation or warranty made to the knowledge or the best of knowledge of the Seller as to which the Seller has no knowledge, without regard to the Seller’s lack of knowledge with respect to the substance of such representation or warranty being inaccurate at the time it was made), such party or the Trustee shall promptly notify the Seller and the Servicer of such breach and cause the Seller to cure such breach within 90 days from the date the Seller was notified of such breach.  If the Seller fails to cure such breach in all material respects during such period, the Seller shall repurchase such Mortgage Loan from the Trust Fund at the Purchase Price.  In the event that the Seller shall fail to cure the applicable breach or repurchase a Mortgage Loan in accordance with the preceding sentence, the Depositor shall do so.  The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Distribution Account, and the Securities Administrator, upon receipt of such deposit, shall release or cause the Custodian to release to the Seller or the Depositor, as the case may be, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, (provided, however, that in the instruments of transfer or assignment, the Trustee shall represent and warrant to the Originator or the Depositor, as applicable, that the repurchased Mortgage Loan is free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest created by the Trustee and its successors, assigns and transferees), as the Seller or the Depositor, as applicable, shall furnish to it and as shall be necessary to vest in the Seller or the Depositor, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage File.  In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Assignment and Assumption Agreement or this Agreement, the Seller or the Depositor, as applicable, may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(c).  It is understood and agreed that the obligation of the Seller or the Depositor, as applicable, to cure or to repurchase (or to substitute for) any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Trustee on behalf of the Certificateholders.

(b)

[RESERVED].

(c)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date that is two years after the Closing Date for the Trust Fund.

As to any Deleted Mortgage Loan for which the Originator, the Seller or the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator, the Seller or the Depositor, as the case may be, delivering to the Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution.  The Custodian shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, review such documents as specified in Section 2.02 and deliver to the Trustee, the Depositor, the Seller, the Securities Administrator and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon.  Within one year of the date of substitution, the Custodian shall deliver to the Trustee, the Securities Administrator, the Depositor, the Seller and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator, the Seller or the Depositor, as the case may be.  For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Originator, the Seller or the Depositor, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  Pursuant to the Servicing Agreement, the Servicer shall provide the Securities Administrator and Trustee, in an electronic format, a list of any such Deleted Mortgage Loan or Qualified Substitute Mortgage Loan.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and part of the related Group and shall be subject in all respects to the terms of this Agreement, including, in the case of a substitution effected by the Originator or the Seller, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement or this Agreement, respectively, and in the case of a substitution effected by the Depositor, all applicable representations and warranties thereof set forth in Section 2.04.

For any month in which the Originator, the Seller or the Depositor substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated Principal Balance thereof as of the date of substitution, together with one month’s interest on such Stated Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Monthly Advances and Servicing Advances and any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any violation by such Mortgage Loan of (i) the representations and warranties set forth in Section 3.01 of the Servicing Agreement, (ii) Section 3.02(g) of the Mortgage Loan Purchase Agreement or (iii) the representations and warranties made in connection with “high-cost” home loans or any predatory or abusive lending laws in the Mortgage Loan Purchase Agreement, as applicable.  On the date of such substitution, which shall be on or prior to the next succeeding Determination Date, the Originator, the Seller or the Depositor, as the case may be, will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Custodian, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Originator or the Depositor, as the case may be, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator, the Seller or the Depositor, as the case may be, shall deliver to it and as shall be reasonably necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator, the Seller or the Depositor, as the case may be, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any of the REMICs, created hereunder, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d)

Upon discovery by the Depositor, the Securities Administrator or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Originator, the Seller or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(c), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  The Depositor shall cause such repurchase or substitution to be made by (i) the Originator, if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the applicable Mortgage Loan Purchase Agreement, (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.04, or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originator or the Seller) or (iii) the Seller, if the affected Mortgage Loan’s status as a non-qualified mortgage is a breach of any representation or warranty of the Seller set forth in Section 2.06(i), (ii), (iii), (iv) and (v), or if its status as a non-qualified mortgage is a breach of any representation or warranty (other than a representation and warranty of the Originator or the Depositor).  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a).  The Trustee shall reconvey to the Originator, the Seller or the Depositor, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.

Representations and Warranties of the Depositor.

The Depositor hereby represents, warrants and covenants to the Trustee, the Swap Provider and the Securities Administrator that as of the Closing Date:

(i)

the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii)

the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii)

the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv)

this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Securities Administrator, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)

there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi)

immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner and had good title to each Mortgage Loan, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii)

This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the “UCC”)), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii)

The Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(ix)

Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans.  The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated.  The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x)

None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee;

(xi)

The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee; and

(xii)

the Trust is a common law trust duly organized and validly existing under the laws of the state of New York.

SECTION 2.05.

[RESERVED]

SECTION 2.06.

Representations and Warranties as to the Mortgage Loans.

The Seller hereby represents, warrants and covenants to the Trustee, the Securities Administrator and the Depositor that the representations and warranties of the Originator with respect to the Mortgage Loans in Section 3.02 of the Mortgage Loan Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the Closing Date.

If the substance of the representations and warranties referred to above are determined to have been breached, then the Seller will perform the remedy specified in Section 2.03 herein.

SECTION 2.07.

Issuance of the R-I Residual Interest.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian on its behalf, as applicable, of the Mortgage Files, subject to the provisions of Section 2.01 and Section 2.02, together with the assignment to the Trustee of all other assets included in REMIC I, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Securities Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the R-I residual interests in an authorized denomination.  The R-I residual interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I.

SECTION 2.08.

Conveyance of Uncertificated REMIC Regular Interests; Acceptance by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the uncertificated REMIC Regular Interests created pursuant to Section 1.03 for the benefit of the Certificateholders.  The Trustee acknowledges receipt of such uncertificated REMIC Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the REMIC holding such interests as specified in Section 1.03.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01.

Servicing of the Mortgage Loans

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement.

SECTION 3.02.

REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any written directions of the Depositor or the Servicer to assure such continuing treatment.  In particular, the Trustee and the Securities Administrator shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or each of the Trustee and the Securities Administrator has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion prepared at the expense of the Trust.

SECTION 3.03.

[RESERVED]

SECTION 3.04.

[RESERVED]

SECTION 3.05.

[RESERVED]

SECTION 3.06.

[RESERVED]

SECTION 3.07.

[RESERVED]

SECTION 3.08.

[RESERVED]

SECTION 3.09.

[RESERVED]

SECTION 3.10.

Collection Account and Distribution Account.

Pursuant to the Servicing Agreement, the Servicer will establish and maintain one or more accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders, in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within the time specified in the Servicing Agreement of receipt all collections of principal and interest on any Mortgage Loan with respect to any REO Property received by the Servicer, including Principal Payments, Insurance Proceeds, Liquidation Proceeds, amounts required to be deposited in connection with Permitted Investments and blanket policy deductibles, Substitution Shortfall Amounts and such other amounts as required by the Servicing Agreement.  The Servicer is hereby authorized to make withdrawals from and deposits to the Collection Account for purposes required or permitted by this Agreement and the Servicing Agreement.  For the purposes of this Agreement, Collection Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties.  The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of the Collection Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 11.01 hereof.

(a)

On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trust Fund and the Certificateholders.  On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account certain amounts at certain times in accordance with Section 5.01 of the Servicing Agreement.  The Securities Administrator shall give notice to the Servicer, NIMS Insurer, if any, the Trustee and the Depositor of the location of the Distribution Account when established and prior to any change thereof.  The funds on deposit in the Distribution Account shall be held uninvested.

(b)

Pursuant to the Servicing Agreement, funds held in a Collection Account at any time may be delivered by the Servicer to the Securities Administrator for deposit into the account specified in the Servicing Agreement and for all purposes of this Agreement shall be deemed to be a part of such Collection Account until the Servicer Remittance Date when such amounts are required to be deposited into the Distribution Account; provided, however, that the Securities Administrator shall have the sole authority to withdraw any funds held pursuant to this subsection.  In the event that the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding.  In addition, pursuant to the Servicing Agreement the Servicer shall deliver to the Securities Administrator from time to time for deposit and in any event shall remit all such amounts no later than the Servicer Remittance Date, and the Securities Administrator shall so deposit, in the Distribution Account:

(i)

any Monthly Advances, as required pursuant to Section 5.01 of the Servicing Agreement;

(ii)

any amounts required to be deposited pursuant to 5.01 of the Servicing Agreement in connection with any REO Property;

(iii)

any amounts to be paid by the Servicer in connection with a purchase of the Mortgage Loans and REO Properties pursuant to Section 8.22 of the Servicing Agreement; and

(iv)

any related amounts required to be deposited pursuant to Section 4.04(i) of the Servicing Agreement in connection with any Compensating Interest.

SECTION 3.11.

Withdrawals from the Collection Account and Distribution Account.

(a)

Pursuant to the Servicing Agreement, the Servicer shall, from time to time, make withdrawals from the Collection Account for the purposes specified in Section 4.05 of the Serving Agreement:

(b)

The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, with the following list not setting forth an order of priority:

(i)

to make distributions to Certificateholders, the Securities Administrator and the Depositor in accordance with Section 4.01;

(ii)

to pay any Extraordinary Trust Fund Expenses;

(iii)

to deposit into the Supplemental Interest Account the amount of any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) owed to the Swap Provider from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds;

(iv)

to reimburse itself and the Trustee pursuant to Section 7.01 of this Agreement and Section 4.05 of the Servicing Agreement to the extent such amounts in Section 7.01 of this Agreement and Section 4.05 of the Servicing Agreement were not reimbursed by the Servicer;

(v)

to pay any amounts in respect of taxes pursuant to Section 10.01(g)(iii);

(vi)

to remit to the Servicer any amount deposited in the Distribution Account by the Servicer but not required to be deposited therein in accordance with Section 3.10(b); and

(vii)

to clear and terminate the Distribution Account pursuant to Section 9.01.

SECTION 3.12.

Investment of Funds in the Collection Account, the REO Account and the Distribution Account.

(a)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator may and, subject to Section 8.01 and Section 8.02(v), upon the request of the NIMS Insurer, if any, or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.

[RESERVED]

SECTION 3.14.

[RESERVED]

SECTION 3.15.

[RESERVED]

SECTION 3.16.

[RESERVED]

SECTION 3.17.

Trustee and the Custodian to Cooperate; Release of Mortgage Files.

(a)

Pursuant to the Servicing Agreement, upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, and upon notification by the Servicer, as specified in the Servicing Agreement, to the Securities Administrator, the Securities Administrator shall notify the Custodian of such payment in full and the Custodian, pursuant to a Custodial Agreement, shall, within five Business Days, release or cause the release and mailing by overnight mail of the related Mortgage File to the Servicer.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian shall, upon request of the Servicer and delivery to the Custodian, if permitted by the related Custodial Agreement, of a request for release, cause the release of the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain such Mortgage File in trust for the benefit of the Certificateholders.  Such request for release shall obligate the Servicer to return each and every document previously requested from such Mortgage File to the Custodian when the need therefor by the Servicer no longer exists, unless the related Mortgage Loan has been liquidated and the Liquidation Proceeds relating to such Mortgage Loan have been deposited in the Collection Account or the related Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially.

(c)

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the related Mortgage Note or related Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by such Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Servicer a power of attorney sufficient to authorize the Servicer or a Sub-Servicer to execute such documents on its behalf, provided that the Trustee shall be obligated to execute the documents identified above if necessary to enable the Servicer or a Sub-Servicer to perform their respective duties hereunder.  Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution thereof by the Trustee and delivery thereof by the Trustee or the Custodian, as applicable, will not invalidate or otherwise affect the lien of the related Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

SECTION 3.18.

[RESERVED]

SECTION 3.19.

[RESERVED]

SECTION 3.20.

[RESERVED]

SECTION 3.21.

Report on Assessment of Compliance and Attestation.

(a)

Not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which that annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall deliver to the Depositor and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to the Securities Administrator during the preceding calendar year, which assessment shall be substantially in the form of Exhibit K-1 hereto.

(b)

Not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which that annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Securities Administrator shall deliver to the Depositor and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.21(e) above.

(c)

If required by the Commission pursuant to Regulation AB, not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which that annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor, the Securities Administrator and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such Custodian during the preceding calendar year, which assessment shall be substantially in the form of Exhibit K-2 hereto.

(d)

If required by the Commission pursuant to Regulation AB, not later than, with respect to any calendar year during which an annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) on behalf of the Trust, 15 calendar days before each date on which that annual report on Form 10-K is required to be filed pursuant to Section 4.06(c) (or if such day is not a Business Day, the immediately preceding Business Day), the Depositor shall cause each Custodian to deliver to the Depositor, the Securities Administrator and the Trustee an Accountant’s Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.21(c) above.

(e)

The Securities Administrator agrees to indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Securities Administrator to deliver when required any Assessment of Compliance required of it pursuant to Section 3.21 or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.21(a); provided, however, that the failure of the Securities Administrator to deliver when required an Accountant’s Attestation will be deemed to be an event of default and will subject the Securities Administrator to removal pursuant to Section 8.17.  Notwithstanding the foregoing, in no event shall the Securities Administrator be liable for any consequential, indirect or punitive damages pursuant to this Section 3.21.

(f)

Copies of the Assessments of Compliance and Accountant’s Attestations described in Section 3.21 (a) and (b) shall be provided by the Securities Administrator, at the expense of the Trust,  to any Certificateholder, upon request, provided such statement is delivered to the Securities Administrator.  The Assessments of Compliance and Accountant’s Attestations required pursuant to this Section 3.21 shall be delivered to the Trustee, the Securities Administrator and the Depositor, as applicable, by each party no later than March 15, 2007.

(g)

Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.21 is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with requests made by the Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

SECTION 3.22.

[RESERVED]

SECTION 3.23.

[RESERVED]

SECTION 3.24.

[RESERVED]

SECTION 3.25.

[RESERVED]

SECTION 3.26.

Net WAC Reserve Fund.

(a)

On the Closing Date, the Securities Administrator shall establish an account (the “Net WAC Reserve Fund”), which shall be an Eligible Account.  On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Net WAC Reserve Fund, $1,000.  On each Distribution Date as to which there is Net WAC Rate Carryover Amount for any Class of LIBOR Certificates, the Securities Administrator is hereby directed to, and shall therefore, deposit into the Net WAC Reserve Fund an amount equal to the Net WAC Rate Carryover Amount for each affected Class of LIBOR Certificates pursuant to Section 4.01(a)(3)(xiv).  Such Net WAC Rate Carryover Amounts shall be paid (i) first, to the Class A Certificates, concurrently, and (ii) to the Mezzanine Certificates, sequentially according to their numeric order.   If no Net WAC Rate Carryover Amount is payable on a Distribution Date, the Securities Administrator shall deposit into the Net WAC Reserve Fund the Required Net WAC Reserve Fund Deposit.  For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Net WAC Reserve Fund and all amounts deposited into the Net WAC Reserve Fund.  Any monies held in the Net WAC Reserve Fund in excess of the Required Net WAC Reserve Fund Deposit on any Distribution Date shall be distributed to the Class C Certificateholders.  Amounts held in the Net WAC Reserve Fund and not distributed on any Distribution Date will be invested by the Securities Administrator in investments identified in clause (f) of the definition of Permitted Investments having maturities on or prior to the next succeeding Distribution Date as directed in writing by the Depositor.  All income and gain earned upon such investment shall be deposited into the Net WAC Reserve Fund.  Upon the termination of the Trust Fund, or the payment in full of the LIBOR Certificates, all amounts remaining on deposit in the Net WAC Reserve Fund will be distributed to the Class C Certificateholders or their designees.  The Net WAC Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the LIBOR Certificates of Net WAC Rate Carryover Amounts with respect to any Class of LIBOR Certificates will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

SECTION 3.27.

Swap Agreement.

The Depositor hereby directs the Securities Administrator to execute and deliver on behalf of the Trust the Swap Agreement and authorizes the Securities Administrator to perform its obligations thereunder on behalf of the Supplemental Interest Trust in accordance with the terms of the Swap Agreement.  The Depositor hereby authorizes and directs the Securities Administrator to ratify on behalf of the Supplemental Interest Trust, as the Supplemental Interest Trust’s own actions, the terms agreed to by the Depositor in relation to the Swap Agreement, as reflected in the Swap Agreement, and the Securities Administrator hereby so ratifies the Swap Agreement.  If based upon a notice from the valuation agent pursuant to section 4(c) of the credit support annex, the Securities Administrator determines that a delivery amount exists, then the Securities Administrator shall demand such amount pursuant to section 3(a) of the credit support annex.  The Securities Administrator shall amend the Swap Agreement in accordance with its terms and as requested in writing by a party to the Swap Agreement to cure any ambiguity in or correct or supplement any provision of, the Swap Agreement; provided, however, that any such amendment will not have a material adverse effect to a Certificateholder as evidenced by a written confirmation from each Rating Agency that such amendment would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates.  The Swap Agreement shall not part of any REMIC.  The Swap Provider is the calculation agent under the Swap Agreement and shall calculate all amounts pursuant to the Swap Agreement and notify the Securities Administrator of all such amounts.

The Depositor hereby directs the Securities Administrator to  execute, deliver and perform its obligations under the Swap Agreement on the Closing Date and thereafter on behalf of the Holders of the Offered Certificates and the Class M-10 Certificates.  The Seller, the Depositor and the Holders of the Offered Certificates and the Class M-10 Certificates by their acceptance of such Certificates acknowledge and agree that the Securities Administrator shall execute, deliver and perform its obligations under the Swap Agreement and shall do so solely in its capacity as Securities Administrator of the Supplemental Interest Trust and not in its individual capacity.

The Depositor hereby instructs the Securities Administrator to make any and all demands for Eligible Collateral (as defined in the ISDA Master Agreement) under the Swap Agreement from the Swap Provider in satisfaction of the Delivery Amount (as defined in the ISDA Master Agreement) requirement.  The Depositor hereby instructs the Securities Administrator to deliver notice to the Swap Provider upon any failure of the Swap Provider to transfer the Delivery Amount (as defined in the ISDA Master Agreement) pursuant to an Approved Credit Support Document (as defined in the Swap Agreement).

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01.

Distributions.

(a)

(1)

On each Distribution Date, the Securities Administrator, based solely on the information set forth in the Remittance Report, shall withdraw from the Distribution Account that portion of the Available Funds equal to the Interest Remittance Amount for that Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Interest Remittance Amount remaining for such Distribution Date:

(i)

concurrently, to the Securities Administrator and the Custodian, the Securities Administrator Fee and the Custodian Fee, respectively, for such Distribution Date;

(ii)

first, concurrently to the Holders of each Class of Senior Certificates, applied in accordance with the allocation rules set forth in Section 4.01(f) below, the related Monthly Interest Distributable Amount, on a pro rata basis based on such Monthly Interest Distributable Amount and second, concurrently to each Class of Senior Certificates, applied in accordance with the allocation rules set forth in Section 4.01(f) below, the related Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date on a pro rata basis based on such Unpaid Interest Shortfall Amount.

(iii)

to the Holders of the Class M-1 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(iv)

to the Holders of the Class M-2 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(v)

to the Holders of the Class M-3 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vi)

to the Holders of the Class M-4 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(vii)

to the Holders of the Class M-5 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(viii)

to the Holders of the Class M-6 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates; and

(ix)

to the Holders of the Class M-7 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(x)

to the Holders of the Class M-8 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates;

(xi)

to the Holders of the Class M-9 Certificates, the related Monthly Interest Distributable Amount for such Class of Certificates; and

(xii)

to the Holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such Class of Certificates.

Any Interest Remittance Amount remaining undistributed after giving effect to subclause (i) through (xiii) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(2)

On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the following order of priority in each case, to the extent of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount remaining for such Distribution Date:

A.

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 1 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 1 Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Group 1 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of the Group 2 Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero.

B.

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the Group 2 Principal Distribution Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group 2 Principal Distribution Amount remaining for such Distribution Date:

1.

to the holders of the Group 2 Certificates, allocated as provided below, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the holders of the Group 1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

C.

On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator will withdraw from the Distribution Account that portion of Available Funds equal to the remaining Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount for such Distribution Date, after giving effect to clauses (A) and (B) above, and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class M-3 Certificates, until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class M-4 Certificates, until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class M-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class M-6 Certificates, until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class M-7 Certificates, until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class M-8 Certificates, until the Class Principal Amount thereof has been reduced to zero;

9.

to the holders of the Class M-9 Certificates, until the Class Principal Amount thereof has been reduced to zero; and

10.

to the holders of the Class M-10 Certificates, until the Class Principal Amount thereof has been reduced to zero.

D.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 1 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Group 1 Certificates, the Group 1 Senior Principal Distribution Amount until the Class Principal Amount thereof has been reduced to zero; and

2.

to the holders of each class of Group 2 Certificates, allocated as provided below, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause E.1. below for such Distribution Date over (y) the amount actually distributed pursuant to clause E.1. below from the Group 2 Principal Distribution Amount on such Distribution Date.

E.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account the Group 2 Principal Distribution Amount for such Distribution Date and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of each class of the Group 2 Certificates, allocated as provided below, the Group 2 Senior Principal Distribution Amount, until the Class Principal Amounts thereof have been reduced to zero; and

2.

to the holders of each class of Group 1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause D.1. above for such Distribution Date over (y) the amount actually distributed pursuant to clause D.1. above from the Group 1 Principal Distribution Amount on such Distribution Date.

F.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Securities Administrator will withdraw from the Distribution Account any remaining Group 1 Principal Distribution Amount and Group 2 Principal Distribution Amount, for such Distribution Date, after giving effect to distributions in clauses (D) and (E) above, and make the following disbursements and transfers in the order of priority described below:

1.

to the holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

2.

to the holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

3.

to the holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

4.

to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

5.

to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

6.

to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

7.

to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

8.

to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero;

9.

to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero; and

10.

to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for such Distribution Date until the Class Principal Amount thereof has been reduced to zero.

With respect to the Group 1 Certificates, so long as no Sequential Trigger Event is in effect, distributions of principal will be made concurrently to the Class A-1A and Class A-1B Certificates, pro rata based on their respective Class Principal Amounts, until the Class Principal Amounts thereof have been reduced to zero.  With respect to the Group 1 Certificates, if a Sequential Trigger Event is in effect, distributions of principal will be made sequentially to the Class A-1A and Class A-1B Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero.

With respect to the Group 2 Certificates, distributions of principal will be made sequentially to the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Class Principal Amounts thereof have been reduced to zero; provided, however, that for any Distribution Date on or after the date on which the aggregate Class Principal Amount of the Mezzanine Certificates is reduced to zero, any distributions of principal to the Group 2 Certificates shall be made pro rata based on their respective Class Principal Amounts.

Any Principal Distribution Amount remaining undistributed after giving effect to clauses (A) through (F) above shall be used in determining the amount of Net Monthly Excess Cashflow, if any, for such Distribution Date.

(3)

On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i)

to the Holders of the Offered Certificates and the Class M-10 Certificates then entitled to distributions in respect to principal, in an amount equal to the principal portion of any Realized Losses experienced on the related Mortgage Loans during the preceding month, payable to such Holders as part of the applicable Principal Distribution Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(ii)

to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount (without taking into account amounts, if any, received under the Swap Agreement), payable to such Holders as part of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, as applicable, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero;

(iii)

to the Holders of the Class M-1 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(iv)

to the Holders of the Class M-2 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(v)

to the Holders of the Class M-3 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vi)

to the Holders of the Class M-4 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(vii)

to the Holders of the Class M-5 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(viii)

to the Holders of the Class M-6 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(ix)

to the Holders of the Class M-7 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(x)

to the Holders of the Class M-8 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xi)

to the Holders of the Class M-9 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xii)

to the Holders of the Class M-10 Certificates, any Unpaid Interest Shortfall Amount allocable to such Class of Certificates;

(xiii)

sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed;

(xiv)

to the Class C Certificate, the lesser of (i) the Class C Distribution Amount attributable to the Class C Certificates (computed without regard to this subparagraph (xiv)) and (ii) the Net WAC Rate Carryover Amount (net of amounts on deposit in the Net WAC Reserve Fund available to pay Net WAC Rate Carryover Amounts  on such Distribution Date) for each Class of LIBOR Certificates provided that, pursuant to Section 3.26 hereof, on any Distribution Date as to which there is any Net WAC Rate Carryover Amount for any Class of LIBOR Certificates, the Securities Administrator will transfer, from amounts that would otherwise be distributable to the Class C Certificates pursuant to this clause, the amount of any Net WAC Rate Carryover Amount for the LIBOR Certificates into the Net WAC Reserve Fund, for immediate transfer pursuant to this clause to the related LIBOR Certificates for payment of any Net WAC Rate Carryover Amount for the LIBOR Certificates;

(xv)

concurrently, to the Holders of each Class of Senior Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to each such Certificates;

(xvi)

to the Holders of the Class M-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvii)

to the Holders of the Class M-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xviii)

to the Holders of the Class M-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xix)

to the Holders of the Class M-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xx)

to the Holders of the Class M-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxi)

to the Holders of the Class M-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxii)

to the Holders of the Class M-7 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxiii)

to the Holders of the Class M-8 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxiv)

to the Holders of the Class M-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxv)

to the Holders of the Class M-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xxvi)

concurrently, to the Holders of each Class of Senior Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to each such Certificates;

(xxvii)

to the Holders of the Class M-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxviii)

to the Holders of the Class M-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxix)

to the Holders of the Class M-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxx)

to the Holders of the Class M-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxi)

to the Holders of the Class M-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxii)

to the Holders of the Class M-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxiii)

to the Holders of the Class M-7 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxiv)

to the Holders of the Class M-8 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxv)

to the Holders of the Class M-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxvi)

to the Holders of the Class M-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxxvii)

to the Trustee, the Custodian and the Securities Administrator, any remaining unpaid fees, expenses and indemnity reimbursements payable hereunder or under the related Custodial Agreement without regard to the annual limitation;

(xxxviii)

to the Supplemental Interest Account, for payment to the Swap Provider, any Swap Termination Payment (unless the Securities Administrator is the Defaulting Party or the Sole Affected Party) for such Distribution Date;

(xxxix)

to the Holders of the Class C Certificates, the Class C Distribution Amount net of the sum of (a) the amount, if any, distributed to the Class C Certificates pursuant to subparagraph (xiv) on such Distribution Date and (b) the amount described in subparagraph (xxxviii) for such Distribution Date; and

(xl)

to the Holders of the Class R Certificates to the extent attributable to REMIC II or the Master REMIC and otherwise to the Uncertificated Interests.

(b)

On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Penalties collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer Prepayment Penalty Payment Amount and shall distribute such amounts to the Holders of the Class P Certificates.  Such distributions shall not be applied to reduce the Class Principal Amount of the Class P Certificates.  On the first Distribution Date following the expiration of the latest prepayment term with respect to the related Mortgage Loans and if funds are available on such date, the Class P Certificates shall be entitled to its outstanding Class Principal Amount prior to any distributions of Net Monthly Excess Cashflow pursuant to Section 4.01(a)(3) on such Distribution Date.

(c)

All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests.  Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of record of the respective Class on the related Record Date (except as otherwise provided in this Section 4.01 or Section 9.01 respecting the final distribution on such Class), and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Certificate Register, the Depositor, the Securities Administrator or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(d)

The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement.  None of the Holders of any Class of Certificates, the Trustee, the Seller, the Securities Administrator or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(e)

Except as otherwise provided in Section 9.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, as soon as practicable after the related Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i)

the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

(ii)

no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator.  If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e).

(f)

The Interest Remittance Amount distributed pursuant to Section 4.01(a)(1)(ii) above will be applied to the Senior Certificates as follows: amounts distributed to the Class A Certificates will first reduce the Interest Remittance Amount of the related Group.  Reductions in the Group 1 and Group 2 Interest Remittance Amounts will be applied to the Group 1 and Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, respectively, pro rata, based on the amount of interest due to each such class.  If the related Interest Remittance Amount is insufficient, additional amounts will reduce the remaining Interest Remittance Amounts of the other Group, after giving effect to the foregoing allocations.

(g)

In connection with any optional termination of the Trust Fund pursuant to Section 9.01(a), in accordance with the Preliminary Statement, the portion, if any, of the Termination Price in excess of the Par Value shall be distributed to the Uncertificated Interests.

SECTION 4.02.

Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall prepare and make available to each Holder of the Regular Certificates and the Residual Interests, the Servicer, the Swap Provider and each Rating Agency a statement with respect to information regarding the Mortgage Loans, based solely on, and to the extent of, information provided to the Securities Administrator by the Servicer pursuant to Section 5.02 of the Servicing Agreement, as to the distributions made on such Distribution Date setting forth:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates, including on account of the Mezzanine Certificates, separately identified, allocable to principal and the amount of the distribution to the Holders of the Class P Certificates allocable to Prepayment Penalties and Servicer Prepayment Penalty Payment Amounts;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates), including on account of the Mezzanine Certificates, separately identified, allocable to interest;

(iii)

the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for such Distribution Date and the Overcollateralization Increase Amount for such Distribution Date;

(iv)

the aggregate Servicing Fee received by the Servicer during the related Due Period;

(v)

[RESERVED];

(vi)

the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

(vii)

the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(viii)

the number and aggregate unpaid principal balance of the Mortgage Loans (a) Delinquent 30-59 days, (b) Delinquent 60-89 days, (c) Delinquent 90 or more days in each case, as of the last day of the preceding calendar month, (d) Mortgage Loans in foreclosure and (e) Mortgage Loans subject to filing under the Bankruptcy Code;

(ix)

with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such Mortgage Loan as of the date it became an REO Property;

(x)

the aggregate of the Stated Principal Balances of all REO Properties as of the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date;

(xi)

the aggregate amount of Principal Prepayments made during the related Prepayment Period;

(xii)

the aggregate amount of Realized Losses incurred during the calendar month preceding the month of such Distribution Date and the aggregate amount of Realized Losses incurred since the Closing Date;

(xiii)

the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xiv)

the Class Principal Amount of the Class A Certificates and the Mezzanine Certificates, after giving effect to the distributions made on such Distribution Date, after giving effect to the distributions made on such Distribution Date and allocations of Realized Losses, made on such Distribution Date, separately identifying any reduction thereof due to allocations of such Realized Losses;

(xv)

the Certificate Factor for each such Class of LIBOR Certificates applicable to such Distribution Date;

(xvi)

the Monthly Interest Distributable Amount in respect of the Senior Certificates and the Mezzanine Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each such Class of Certificates on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses, Prepayment Interest Shortfall Amounts and Relief Act Interest Shortfalls, as applicable;

(xvii)

the aggregate amount of any Prepayment Interest Shortfall Amount for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 4.04(i) of the Servicing Agreement;

(xviii)

the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date;

(xix)

the Net WAC Rate Carryover Amount for the Class A Certificates and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xx)

the Available Funds;

(xxi)

[RESERVED];

(xxii)

the respective Pass-Through Rates applicable to the LIBOR Certificates, for such Distribution Date and the Pass-Through Rate applicable to the LIBOR Certificates for the immediately succeeding Distribution Date;

(xxiii)

the amount of any payment made by the Swap Provider under the Swap Agreement;

(xxiv)

the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Allocated Realized Loss Amounts;

(xxv)

amounts deposited into the Net WAC Reserve Fund;

(xxvi)

the date when a Stepdown Date has occurred;

(xxvii)

the related Net WAC Rate;

(xxviii)

whether a Trigger Event has occurred and is continuing;

(xxix)

amounts payable to the Holders of Residual Interests; and

(xxx)

the Net Swap Payment.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer, the Rating Agencies, the Trustee and the Swap Provider via the Securities Administrator’s internet website.  All information from which the Securities Administrator makes such statement will be based solely on information provided by the Servicer pursuant to Section 5.02(c) of the Servicing Agreement or by the Swap Provider pursuant to the Swap Agreement.  The Securities Administrator’s internet website shall initially be located at “http://www.jpmorgan.com/sfr”.  Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-877-722-1095.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) through (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, upon written request or request by facsimile, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Interest a statement setting forth the amount, if any, actually distributed with respect to the Residual Interests, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared by the Securities Administrator and furnished to such Holders pursuant to the rules and regulations of the Code as are in force from time to time.

The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.  For purposes of this Section 4.02, the Securities Administrator’s duties are limited to the extent that the Securities Administrator receives timely reports as required from the Servicer pursuant to Section 5.02(c) of the Servicing Agreement.

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) loan level data with respect to all of the Mortgage Loans and CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.  In addition if so requested by the Originator, on each Distribution Date the Securities Administrator shall provide to the Originator and at the expense of the Originator, the loan level data with respect to the Mortgage Loans.

No later than five (5) Business Days prior to each Distribution Date for so long as the Swap Agreement is outstanding, the Depositor shall provide to the Securities Administrator the aggregate Class Principal Amount of the Senior and Mezzanine Certificates not held by the Seller, the Depositor or any of their respective affiliates, provided, however, that the Depositor shall not be required to give such notice if the Seller, the Depositor or any of their respective affiliates do not own any such Certificates.  The Securities Administrator shall provide such aggregate principal amount to the Swap Provider on such fifth preceding Business Day upon receipt if it receives notice of such holdings from the Depositor.

SECTION 4.03.

[RESERVED]

SECTION 4.04.

Allocation of Realized Losses.

(a)

Pursuant to Section 5.02(a) of the Servicing Agreement, no later than the 15th day of each calendar month (or, if such 15th day is not a Business Day, then on the next succeeding Business Day), the Servicer shall determine as to each Mortgage Loan and REO Property the information listed on Exhibit J attached to the Servicing Agreement (or in such form and format that the Servicer and Securities Administrator mutually agree to).  The information described in the preceding sentence that is to be supplied by the Servicer shall be evidenced by a written report delivered to the Securities Administrator together with the remittance report described in Section 5.02(c) of the Servicing Agreement.

(b)

If on any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during or prior to the related Due Period and distributions of principal with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, the aggregate Class Principal Amount of the LIBOR Certificates exceeds the Aggregate Collateral Balance on such date, the amount of such excess shall be allocated by the Securities Administrator on such Distribution Date as follows: first, to the Class M-10 Certificates, until the Class Principal Amount thereof has been reduced to zero; second, to the Class M-9 Certificates, until the Class Principal Amount thereof has been reduced to zero; third, to the Class M-8 Certificates, until the Class Principal Amount thereof has been reduced to zero; fourth, to the Class M-7 Certificates, until the Class Principal Amount thereof has been reduced to zero; fifth, to the Class M-6 Certificates, until the Class Principal Amount thereof has been reduced to zero; sixth, to the Class M-5 Certificates, until the Class Principal Amount thereof has been reduced to zero; seventh, to the Class M-4 Certificates, until the Class Principal Amount thereof has been reduced to zero; eighth, to the Class M-3 Certificates, until the Class Principal Amount thereof has been reduced to zero; ninth, to the Class M-2 Certificates, until the Class Principal Amount thereof has been reduced to zero; tenth, to the Class M-1 Certificates, until the Class Principal Amount thereof has been reduced to zero.

(c)

Any allocation of Realized Losses to a Mezzanine Certificates on any Distribution Date shall be made by reducing the Class Principal Amount thereof by the amount so allocated.  All Realized Losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

(d)

With respect to any Class of Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Amount has been reduced to zero), the Class Principal Amount of such Class will be increased on each Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Mezzanine Certificates with the highest relative payment priority, up to the amount of the Allocated Realized Loss Amount for that Class.  Any increase in a Class Principal Amount on a Distribution Date pursuant to this Section 4.04(d) shall be made prior to giving effect to distributions on that Distribution Date.

SECTION 4.05.

Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Securities Administrator reasonably believes are applicable under the Code.  The consent of Certificateholders shall not be required for such withholding.

SECTION 4.06.

Tax Returns; Commission Reporting.

(a)

The Securities Administrator shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Securities Administrator shall file federal tax returns, all in accordance with Article X hereof.  If the Depositor notifies the Securities Administrator in writing that a state tax return or other return is required, then, at the sole expense of the Trust Fund, the Securities Administrator shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Securities Administrator’s possession).  The Securities Administrator shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Securities Administrator as the Depositor may reasonably request in writing, and shall forward to each Certificateholder such forms and furnish such information within the control of the Securities Administrator as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and forward to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Securities Administrator) to the extent required by applicable law.

(b)

The Securities Administrator shall prepare and file with the Internal Revenue Service (“IRS”), on behalf of the Trust Fund and each REMIC created hereunder, an application for an employer identification number on IRS Form SS 4 or by any other acceptable method.  The Securities Administrator shall also file a Form 8811 as required.  The Securities Administrator, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Trustee and the Depositor.  The Securities Administrator shall furnish any other information that is required by the Code and regulations thereunder to be made available to the Certificateholders.  The Servicer, pursuant to Section 5.02(b) of the Servicing Agreement, and the Depositor shall provide the Securities Administrator with such information as is necessary for the Securities Administrator to prepare such documents.

(c)

The Securities Administrator will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Seller or the Servicer shall have timely notified the Securities Administrator of an item reportable on a Form 8-K (unless such item is specific to the Securities Administrator, in which case the Securities Administrator will be deemed to have notice) and shall have delivered to the Securities Administrator no later than three Business Days prior to the filing deadline for such Form 8-K, all information, signatures, data, and exhibits required to be provided or filed with such Form 8-K in the form necessary for filing.  The Securities Administrator shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Securities Administrator, in which case the Securities Administrator will be responsible for making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Securities Administrator, in which case the Securities Administrator will be responsible for causing such Form 8-K to be filed) and shall not be liable  for any late filing of a Form 8-K in the event that it does not receive all information, data, signatures and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline.  Within 15 days after each Distribution Date, the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, file with the Securities and Exchange Commission (the “Commission”) via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D (or other comparable form containing the same or comparable information or other information mutually agreed upon) with (1) a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto and (2) such other information provided to the Securities Administrator by the Servicer and identified by the Servicer as information to be included in such Form 10-D, as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (17 C.F.R. § 229.1121) of Regulation AB and (3) such other information provided to the Securities Administrator by the Depositor as is required by Item 7 of Form 10-D and identified by the Servicer as information to be included in such Form 10-D; provided that such information is provided to the Securities Administrator no later than the first Business Day immediately following the related Determination Date.  Prior to March 30, 2007 (and, if applicable, prior to March 30 of each year), the Securities Administrator shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via EDGAR a Form 10-K with respect to the Trust Fund.  Such Form 10-K shall include as exhibits, each annual statement of compliance required to be delivered pursuant to Section 5.04 of the Servicing Agreement and each Accountant’s Attestation and Assessment of Compliance required to be furnished pursuant to Section 3.21 and Sections 5.05 and 5.07 of the Servicing Agreement, and such other information as is required by Regulation AB in each case to the extent they have been timely delivered to the Securities Administrator (or the Depositor, in the case of the Securities Administrator’s Assessment of Compliance).  In addition, the Depositor will cause its senior officer in charge of securitization to execute the certification (the “Form 10-K Certification”) (the “Depositor Certification”, in the form attached hereto as Exhibit H) required pursuant to Rule 13a-14 under the Securities Exchange Act of 1934, as amended, and to file the same with the Commission prior to March 30, 2007 (and, if applicable, prior to March 30 of each year).  In connection therewith, each of the Securities Administrator and the Servicer shall sign a certification (the “Securities Administrator Certification” and the “Servicer Certification”, in the form attached hereto as Exhibit I and attached to the Servicing Agreement as Exhibit H, respectively) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of the Form 10-K Certification.  To the extent any information or exhibits required to be included in the Form 10-K are not timely received by the Securities Administrator prior to March 30, the Securities Administrator shall, on behalf of the Trust, file one or more amended Form 10-Ks to include such missing information or exhibits promptly after receipt thereof by the Securities Administrator.  The Securities Administrator shall file information provided to it pursuant to Sections 5.04, 5.05 and 5.07 of the Servicing Agreement and 3.21 of this Agreement only for those parties specifically identified by the Depositor.  Promptly following the first date legally permissible under applicable regulations and interpretations of the Commission, the Securities Administrator  shall, on behalf of the Trust and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Trust Fund, if applicable.  Pursuant to Section 5.02(b) of the Servicing Agreement, the Servicer shall furnish to the Securities Administrator promptly, from time to time upon request, such further information, reports and financial statements within its control related to the Servicing Agreement and the Mortgage Loans as the Securities Administrator reasonably deems necessary to prepare and file all reports required by law, rule, interpretive guidance or regulation to be filed with the Commission; provided, however, that the Securities Administrator shall have no obligation with respect to information which the Servicer fails to deliver in a timely manner, after such request.  The Securities Administrator shall have no responsibility to file any items with the Commission other than those specified in this section and the Depositor shall execute any and all form 8-Ks, 10-Ds  and 10-Ks required hereunder.

Upon completion of the preparation of each Form 10-D by the Securities Administrator, such Form 10-D shall be submitted to the Depositor for approval.  Upon receipt of written notice via electronic mail to absfs@jpmorgan.com from the Depositor that the Form 10-D has been approved, the Securities Administrator shall attach to such Form 10-D the signature page of the Depositor which has been previously delivered by the Depositor to the Securities Administrator on the Closing Date and submit such Form 10-D for filing with the Commission.

If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 4.06, to be conducted differently than as described, the Depositor, the Securities Administrator and the Trustee will reasonably cooperate to amend the provisions of this Section 4.06 in order to comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with such amended reporting requirements and such amendment of this Section 4.06.  Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Securities Administrator on behalf of the Trust under the Exchange Act.  Notwithstanding the foregoing, the Depositor, the Securities Administrator and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 4.06 that adversely affects its obligations and immunities under this Agreement.

(d)

The Depositor and the Securities Administrator agree to use their good faith efforts to cooperate in complying with the requirements of this Section 4.06.

(e)

The Securities Administrator covenants and agrees to indemnify the Depositor and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses arising out of or based upon a breach of the Securities Administrator’s obligations under Section 4.06(c).  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Securities Administrator, in connection with or relating to the inaccuracy of the Securities Administrator’s certification to the Depositor, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, liabilities, damages, claims or expenses of the Depositor in such proportion as is appropriate to reflect the relative fault and the relative benefit of the Securities Administrator on the one hand and the Depositor on the other.

SECTION 4.07.

Supplemental Interest Trust.

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Securities Administrator, in trust, for the benefit of the holders of the Certificates.  The Trustee shall have no duty or responsibility with respect to the Supplemental Interest Trust and shall have no liability to the Certificateholders or Swap Counterparty with respect to the Supplemental Interest Trust or the funds held in or distributed from the Supplemental Interest Account. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate account for the benefit of the holders of the Certificates (the “Supplemental Interest Account”), into which the Depositor shall initially deposit $1,000.  The Supplemental Interest Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

(b)

On each Distribution Date, prior to any distribution to any Certificate, the Securities Administrator shall deposit into the Supplemental Interest Account the amount withdrawn from the Distribution Account pursuant to Section 3.11(b)(iii).   The Securities Administrator shall deposit into the Supplemental Interest Account any amounts required to be paid to the Swap Provider pursuant to the preceding sentence and shall distribute from the Supplemental Interest Account any such amounts to the Swap Provider as required by Section 4.10 on each Swap Payment Date.  The Securities Administrator shall deposit into the Supplemental Interest Account any Net Swap Payments received from the Swap Provider and shall distribute from the Supplemental Interest Account any such amounts to holders of the Certificates on each Distribution Date pursuant to Section 4.10.

(c)

Funds in the Supplemental Interest Account shall remain uninvested.  The Class C Certificates shall evidence ownership of the Supplemental Interest Trust for federal income tax purposes and the Holder thereof shall direct the Securities Administrator, in writing, as to investment of amounts on deposit therein.

(d)

Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Account after payment of amounts owing to the Swap Provider shall be distributed pursuant to the priorities set forth in Section 4.10.

(e)

It is the intention of the parties hereto that, for federal and state income and state and local franchise tax purposes, the Supplemental Interest Trust be disregarded as an entity separate from the holder for the Class C Certificates unless and until the date when either (a) there is more than one Class C Certificateholder or (b) any Class of Certificates in addition to the Class C Certificates is recharacterized as representing ownership of an equity interest in the Supplemental Interest Trust for federal income tax purposes.

(f)

The Securities Administrator is hereby directed, on or prior to the Closing Date, on behalf of the Supplemental Interest Trust, to enter into and assume the obligations under the Swap Agreement with the Swap Provider for the benefit of the Holders of the Certificates, in the form presented to it by the Depositor.  The Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments, if any, owed to the Swap Provider as of the Closing Date under the Swap Agreement.  The Securities Administrator shall not, individually or personally, have any liability to perform any covenant either express or implied contained in the Swap Agreement and under no circumstance shall the Securities Administrator be personally liable for the payment of any amounts payable by the Supplemental Interest Trust under the Swap Agreement or any expenses of the Supplemental Interest Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Supplemental Interest Trust under the Swap Agreement.

SECTION 4.08.

Rights of Swap Provider.

The Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement, which rights include but are not limited to, the obligation of the Securities Administrator (A) to deposit any Net Swap Payment and any Swap Termination Payment into the Supplemental Interest Account and (B) to establish and maintain the Supplemental Interest Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 4.07.  For the protection and enforcement of the provisions of this Section, the Swap Provider shall be entitled to relief as can be given either at law or in equity.

SECTION 4.09.

Replacement of Swap Provider.

In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, and at the direction of the Depositor, enters into a replacement Swap Agreement with a replacement swap counterparty (the “Replacement Swap Counterparty”), then (a) to the extent that the Supplemental Interest Trust would be required to make a Swap Termination Payment to the Swap Provider and (b) to the extent the Replacement Swap Counterparty pays to assume the rights and obligations of the Swap Provider under the Swap Agreement (the “Replacement Payment”), the Securities Administrator, on behalf of the Supplemental Interest Trust, and the Swap Provider agree that such Replacement Payment shall be paid to the Swap Provider and shall, only to the extent actually paid by the Replacement Swap Counterparty to the Swap Provider, constitute satisfaction in full of the obligations of the Supplemental Interest Trust to the Swap Provider in respect of the assignment of the outstanding transaction under the Swap Agreement to the Replacement Swap Counterparty or the replacement of such transaction with the Replacement Swap Counterparty.  In addition, upon termination of the Swap Provider and to the extent that the Swap Provider would be required to make a Swap Termination Payment to the Supplemental Interest Trust, such Swap Termination Payment shall be deposited into the Supplement Interest Account and shall be used to make any upfront payment required to be made to a Replacement Swap Counterparty.

Notwithstanding anything to the contrary contained herein, in the event that a replacement swap agreement is not obtained within 30 days after receipt by the Securities Administrator of the Swap Termination Payment paid by the terminated Swap Provider, the Securities Administrator shall deposit such Swap Termination Payment into the Supplemental Interest Account and the Securities Administrator shall, on each Distribution Date, withdraw from such Supplemental Interest Account, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Provider (computed in accordance with the terms of the original Swap Agreement) and distribute such amount in accordance with Section 4.10 of this Agreement.

SECTION 4.10.

Distribution of Net Swap Payments.

On each Distribution Date, the Securities Administrator, based solely on the information provided by the Swap Provider, shall distribute any amounts on deposit in the Supplemental Interest Account in the following order of priority:

(i)

To the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)

To the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

to the Holders of the Offered Certificates and the Class M-10 Certificates then entitled to distributions in respect to principal, in an amount equal to the principal portion of any Realized Losses experienced on the Mortgage Loans during the preceding month, payable to such Holders as part of the applicable Principal Distribution Amount, to the extent remaining after payments of the Net Monthly Excess Cashflow Amount, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero, to the extent not previously paid;

(iv)

to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such Holders as part of the Group 1 Principal Distribution Amount and the Group 2 Principal Distribution Amount, as applicable, and applied in the same order of priority as payments of principal would otherwise be applied on such Distribution Date to reduce the Class Principal Amount of such Certificates until the aggregate Class Principal Amount of such Classes of Certificates is reduced to zero, to the extent such Overcollateralization Increase Amount was not previously distributed as part of Group 1 Principal Distribution Amount or Group 2 Principal Distribution Amount;

(v)

to the Holders of the Senior Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distribution of the Interest Remittance Amount;

(vi)

sixth, sequentially, to the to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 Class M-10 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount allocable to such Class of Certificates, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow;

(vii)

concurrently, to the Holders of each Class of Senior Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to each such Certificates;

(viii)

to the Holders of the Class M-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(ix)

to the Holders of the Class M-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(x)

to the Holders of the Class M-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xi)

to the Holders of the Class M-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xii)

to the Holders of the Class M-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xiii)

to the Holders of the Class M-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xiv)

to the Holders of the Class M-7 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xv)

to the Holders of the Class M-8 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvi)

to the Holders of the Class M-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xvii)

to the Holders of the Class M-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Net Prepayment Interest Shortfall Amounts allocated to such Certificates;

(xviii)

to the Net WAC Reserve Fund (net of amounts on deposit in the Net WAC Reserve Fund available to pay any Net WAC Rate Carryover Amounts  on such Distribution Date after payments of the Net Monthly Excess Cashflow Amount) for each Class of LIBOR Certificates, the amount of any Net WAC Rate Carryover Amount for the LIBOR Certificates, for immediate transfer pursuant to this clause to the related LIBOR Certificates for payment of any Net WAC Rate Carryover Amount for the LIBOR Certificates;

(xix)

concurrently, to the Holders of each Class of Senior Certificates, pro rata, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to each such Certificates;

(xx)

to the Holders of the Class M-1 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxi)

to the Holders of the Class M-2 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxii)

to the Holders of the Class M-3 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxiii)

to the Holders of the Class M-4 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxiv)

to the Holders of the Class M-5 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxv)

to the Holders of the Class M-6 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxvi)

to the Holders of the Class M-7 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxvii)

to the Holders of the Class M-8 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxviii)

to the Holders of the Class M-9 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxix)

to the Holders of the Class M-10 Certificates, in an amount equal to such Class’ previously allocated and not reimbursed share of any Relief Act Interest Shortfalls allocated to such Certificates;

(xxx)

sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any related Allocated Realized Loss Amount allocable to such class not previously reimbursed; and

(xxxi)

to the Holders of the Class C Certificates, any remaining amount.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.

The Certificates.

(a)

The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in the Trust Fund.  The Certificates of each Class will be substantially in the forms annexed hereto as Exhibits A-1 through A-5 and will be issuable in registered form only.  Each Certificate will share ratably in all rights of the related Class.

The Senior and Offered Subordinate Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $100,000 and integral multiples of $1 in excess thereof.  The Class M-10 Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $250,000 and integral multiples of $1 in excess thereof.  The Class P Certificates are issuable only in minimum denominations corresponding to minimum initial Class Principal Amounts of $20 and integral multiples of $20 thereof.  The Class C Certificates are issuable only in minimum denominations corresponding to a minimum initial Notional Amount of $100,000 and integral multiples of $1 in excess thereof.  The Class R Certificates are issuable in minimum denominations corresponding to minimum Percentage Interests of 20% and multiple thereof

Upon original issue, the Certificates shall be executed and delivered by the Securities Administrator on behalf of the Trustee and the Securities Administrator shall cause the Certificates to be authenticated by the Certificate Registrar to or upon the order of the Depositor.  The Certificates shall be executed and attested by manual or facsimile signature on behalf of the Securities Administrator by an authorized signatory.  Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Certificate Registrar by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication. The Uncertificated Interests shall be issuable as uncertificated securities in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code.  Each Uncertificated Interest shall be issued as a single security and maintained in fully registered form in a denomination equal to 100% of the percentage interest of such interest.

(b)

The Book-Entry Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Book-Entry Certificates for the respective Certificate Owners with Ownership Interests therein.  The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests.  All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such.  The Book-Entry Custodian may, and if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee, the Securities Administrator (if the Securities Administrator is not the Book-Entry Custodian) and any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository.  If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian.  The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

The Trustee, the Servicer, the Securities Administrator and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder.  The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.  Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.  The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depository advises the Securities Administrator in writing that it is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (B) the Issuer is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, with the consent of the applicable Depository Participant, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates at their option advise the Trustee and DTC in writing that they elect to terminate the book-entry system through the Depository, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same.  Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall issue the Definitive Certificates.  Such Definitive Certificates will be issued in minimum denominations of $100,000 or $250,000, as applicable, except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $100,000 or $250,000, as applicable, immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate.  None of the Depositor, the Seller, the Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 5.02.

Registration of Transfer and Exchange of Certificates.

(a)

The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 8.12 a Certificate Register for the Certificates and the Uncertificated Interest in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and the Uncertificated Interest and of transfers and exchanges of Certificates and the Uncertificated Interest as herein provided.  The Securities Administrator will initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  The Certificate Registrar may appoint, by a written instrument delivered to the Trustee, the Seller, the Servicer, the Securities Administrator and the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.  If the Securities Administrator shall at any time not be the Certificate Registrar, the Securities Administrator shall have and maintain the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.  The Certificate Register in respect of the Uncertificated Interest shall contain a statement that transfers of the Uncertificated Interest to a Disqualified Organization are prohibited as provided in this Agreement.

(b)

No transfer of any Non-Offered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification.  In the event that such a transfer of a Non-Offered Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor to the Seller or by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller), the Trustee, the Securities Administrator and the Certificate Registrar shall each require receipt of: either (i) written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the forms attached hereto as Exhibit F-1 or (ii) an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Depositor, the Seller, the Trustee, the Servicer, the Certificate Registrar, the Securities Administrator or the Trust Fund).  None of the Depositor, the Seller, the Certificate Registrar, the Securities Administrator or the Trustee is obligated to register or qualify the Non-Offered Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect the transfer of a Non-Offered Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor, the Certificate Registrar, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c)

(i)  No transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator and the Trustee shall have received in the form attached hereto as Exhibit F-2 or Exhibit G-1, as applicable, either (i) a certification letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator and the Trustee, to the effect that such transferee is not a Plan or a person using the assets of any such Plan, which representation letter shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan or a person acting on behalf of any such Plan, or using such Plan’s assets, an Opinion of Counsel satisfactory to the Securities Administrator and the Trustee to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Securities Administrator or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Securities Administrator and the Trustee by the transferee’s acceptance of an ERISA-Restricted Certificate, or by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan, or a person using a Plan’s assets is attempted without the delivery to the Trustee and the Securities Administrator of the opinion of counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.  Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall be deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

If any Certificate or any interest therein is acquired or held in violation of the provisions of Section this 5.02(c)(i), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Servicer, the Seller, the Trustee, the Certificate Registrar, the Underwriter, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(ii)

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Securities  Administrator and the Trustee shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit G-2, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Swap Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Swap Certificate on behalf of a Plan without the delivery to the Securities Administrator and Trustee of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Swap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Swap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Swap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Securities Administrator, the Depositor, the Seller or the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Swap Certificate that is in fact not permitted by this Section 5.02(b)(ii) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

(d)

(i)  Each Person who has or who acquires any Ownership Interest in a Residual Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale.  The rights of each Person acquiring any Ownership Interest in a Residual Interest are expressly subject to the following provisions:

(A)

Each Person holding or acquiring any Ownership Interest in a Residual Interest shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B)

In connection with any proposed Transfer, other than the initial Transfer, of any Ownership Interest in a Residual Interest, the Securities Administrator shall require delivery to it and the Trustee and shall not register the Transfer of any Residual Interest until its receipt of an affidavit and agreement (a “Transfer Affidavit and Agreement”), in the form attached hereto as Exhibit F-2 from the proposed Transferee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Interest that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Interest, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

(C)

Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Interest to such proposed Transferee shall be effected.

(D)

Each Person holding or acquiring any Ownership Interest in a Residual Interest shall agree (x) to require a Transfer Affidavit and Agreement in the form attached hereto as Exhibit F-2) from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Interest and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit F-2) to the Securities Administrator and the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E)

Each Person holding or acquiring an Ownership Interest in a Residual Interest, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator and the Trustee written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Interest, if it is, or is holding an Ownership Interest in a Residual Interest on behalf of, a “pass-through interest holder.”

(ii)

The Securities Administrator will register the Transfer of any Residual Interest only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration.  In addition, no Transfer of a Residual Interest shall be made unless the Securities Administrator and the Trustee shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii)

(A)  If any purported Transferee shall become a Holder of a Residual Interest in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Interest.  The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Interest that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)

If any purported Transferee shall become a holder of a Residual Interest in violation of the restrictions in this Section 5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Interest as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Interest, to sell such Residual Interest to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose.  Such purported Transferee shall promptly endorse and deliver each Residual Interest in accordance with the instructions of the Securities Administrator.  Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Interest as a result of its exercise of such discretion.

(iv)

The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Interest to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Interest and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Interest having as among its record holders at any time any Person which is a Disqualified Organization.  Such information shall be provided by the Securities Administrator upon receipt of written request and reasonable compensation.

(v)

The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator, the Trustee and the Certificate Registrar at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B)

an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, the Trustee and the Certificate Registrar, to the effect that such modification of, addition to or elimination of such provisions will not cause any REMIC created hereunder to cease to qualify as a REMIC and will not cause any REMIC created hereunder, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Interest to a Person that is not a Permitted Transferee or (y) a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Interest to a Person that is not a Permitted Transferee.

(e)

Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12, the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f)

At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.12.  Whenever any Certificates are so surrendered for exchange the Securities Administrator shall execute and the Certificate Registrar shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g)

No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)

All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Certificate Registrar in accordance with its customary procedures.

(i)

The Securities Administrator will cause the Certificate Registrar (unless the Securities Administrator is acting as Certificate Registrar) to provide notice to the Securities Administrator of each transfer of a Certificate and to provide the Securities Administrator with an updated copy of the Certificate Register on the first Business Day in June of each year, commencing in June 2006.

SECTION 5.03.

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator or the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by the Securities Administrator or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith.  Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.

Persons Deemed Owners.

The Depositor, the Seller, the Servicer, the Trustee, the Certificate Registrar, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Seller, the Servicer, the Trustee, the Certificate Registrar, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.

Certain Available Information.

The Securities Administrator shall maintain at its Corporate Trust Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class C Certificate, a Class P Certificate or a Residual Interest, any related private placement memorandum or other disclosure document relating to such Certificates, if any, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Securities Administrator since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers’ Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer’s determination that any Monthly Advance was, or if made, would be a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance, respectively, and (E) any and all Officers’ Certificates delivered to the Securities Administrator by the Servicer since the Closing Date pursuant to Section 4.04(a).  Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the person requesting the same.

ARTICLE VI

THE DEPOSITOR AND THE SELLER

SECTION 6.01.

Liability of the Depositor and the Seller.

The Depositor and the Seller shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Depositor and the Seller herein.

SECTION 6.02.

Merger or Consolidation of the Depositor and the Seller.

Subject to the following paragraph, the Depositor and the Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation.  The Depositor and the Seller each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor or the Seller may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Seller shall be a party, or any Person succeeding to the business of the Depositor or the Seller, shall be the successor of the Depositor or the Seller, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 6.03.

Limitation on Liability of the Depositor, the Seller and Others.

Neither the Depositor nor the Seller or any of the directors, officers, employees or agents of the Depositor or the Seller shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Seller or Depositor pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Seller and any director, officer, employee or agent of the Depositor or the Seller may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Seller and any director, officer, employee or agent of the Depositor or the Seller shall be indemnified and held harmless by the Trust Fund against any Claim, loss, liability or expense (including attorney’s fees) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Depositor and the Seller shall not be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Seller may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.  In such event, unless the Depositor or the Seller acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce or perform their respective rights or obligations under this Agreement or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Seller shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

ARTICLE VII

DEFAULT

SECTION 7.01.

Remedies for Events of Default.

If an Event of Default described in the Servicing Agreement shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee, upon receipt of notice or actual knowledge, may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under the Servicing Agreement. Any such notice to the Servicer shall also be given to the Rating Agencies, the Depositor, the Securities Administrator and the Seller.  The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement).  Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Certificate Insurer or the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Securities Administrator and the Securities Administrator is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02.

Securities Administrator to Act; Appointment of Successor.

On and after the date on which the Servicer receives a notice of termination pursuant to the Servicing Agreement and the Securities Administrator receives notice of termination hereunder, subject to the terms of this Section 7.02, the Securities Administrator shall be the successor in all respects to the Servicer in its capacity as the servicer of the Mortgage Loans and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer  (except for any representations or warranties of the Servicer under the Servicing Agreement, the responsibilities, duties and liabilities contained in Section 2.03(b) and its obligation to deposit amounts in respect of losses pursuant to Section 4.08 of the Servicing Agreement) by the terms and provisions hereof including, without limitation, the Servicer’s obligations to make Monthly Advances pursuant to Section 5.03 of the Servicing Agreement, which the Securities Administrator shall make beginning with the Distribution Date for which the Servicer has failed to make such Monthly Advance; provided, however, that if the Securities Administrator is prohibited by law or regulation from obligating itself to make advances regarding Delinquent Mortgage Loans, then the Securities Administrator shall not be obligated to make Monthly Advances pursuant to Section 5.03 of the Servicing Agreement; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by the Servicing Agreement shall not be considered a default by the Securities Administrator as successor to the Servicer hereunder; provided, however, it is understood and acknowledged by the parties that there will be a period of transition (not to exceed 90 days from the date on which the Servicer receives such notice of termination) before the servicing transfer is fully effected, during which time the terminated Servicer shall continue all servicing (other than making any required Monthly Advance, which the Securities Administrator shall be required to do, subject to the limitations of this sentence) of the Mortgage Loans.  In the event that the Securities Administrator succeeds the Servicer as servicer, the Depositor, the Trustee, the Seller and the Securities Administrator shall execute a servicing agreement in a form consistent with the Servicing Agreement.  Notwithstanding the above, subject to the other provisions of this Section 7.02, the Securities Administrator shall, if it is unable to so act or if it is prohibited by law from making advances regarding Delinquent Mortgage Loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Securities Administrator, promptly appoint or petition a court of competent jurisdiction to appoint a successor servicer meeting the requirements described below.

As compensation therefor, the Securities Administrator shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder (other than amounts which were due or would become due to the Servicer prior to its termination or resignation).  All compensation due to the Securities Administrator for acting as Servicer shall be in addition to all other compensation it is entitled to as Securities Administrator under this Agreement.  Notwithstanding anything herein to the contrary, in no event shall the Securities Administrator be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for herein.

Any successor servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under the Servicing Agreement) under this Agreement as if originally named as a party to this Agreement.  No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under the Servicing Agreement) hereunder.

In connection with such appointment and assumption of a successor servicer as described herein, the Securities Administrator may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder.  The Depositor, the Trustee, the Securities Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Pending appointment of a successor to the defaulting Servicer under this Agreement and after the transition period, the Securities Administrator shall act in such capacity as hereinabove provided.

Upon removal or resignation of the Servicer, the Securities Administrator, with the cooperation of the Depositor, (x) shall use commercially reasonable efforts to solicit bids for a successor servicer as described below and (y) pending the appointment of a successor servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by such predecessor Servicer after the expiration of the transition period.  The Securities Administrator may solicit bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Securities Administrator or any Affiliate thereof).  Such successor servicer shall be entitled to the servicing compensation agreed upon between the Securities Administrator, the successor servicer and the Depositor; provided, however, that no such fee shall exceed the Servicing Fee.  The Securities Administrator upon receipt of any purchase price from the successor servicer in connection with the transfer of the servicing rights shall pay such purchase price to the Servicer being so removed, after deducting from any sum received by the Securities Administrator from the successor to the Servicer in respect of such sale, transfer and assignment all costs and expenses of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder.  After such deductions, the remainder of such sum shall be paid by the Securities Administrator to the defaulting Servicer at the time of such sale.

SECTION 7.03.

Notification to Certificateholders.

(a)

Upon any termination of the Servicer pursuant to the Servicing Agreement or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Securities Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b)

Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Event of Default or five days after a Responsible Officer of the Securities Administrator becomes aware of the occurrence of such an event, the Securities Administrator shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Event of Default shall have been cured or waived.

SECTION 7.04.

Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Event of Default hereunder may waive such default or Event of Default; provided, however, that a default or Event of Default under clause (i) or (viii) of Section 7.01 of the Servicing Agreement may be waived only by all of the Holders of the Regular Certificates.  Upon any such waiver of a default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 8.01.

Duties of Trustee.

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee.  During the continuance of a Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Trustee shall provide notice to the Certificateholders.  Notwithstanding the foregoing, the Trustee shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to information provided to it by the Servicer or the Securities Administrator.

The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to a Responsible Officer of the Trustee at its Corporate Trust Office, and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to a Responsible Officer of or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii)

The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer, the Custodian or the Securities Administrator under the Servicing Agreement, the Custodial Agreement or this Agreement, as applicable, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of the Servicer in accordance with the terms of this Agreement or any servicing agreement.

SECTION 8.02.

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 8.01:

(i)

The Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

The Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(vii)

The Trustee shall not be liable for any loss on any investment of (or failure of investment of) funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement.  The Trustee shall not have any responsibility or liability for any action or failure to act by the Custodian, Securities Administrator or Servicer nor shall the Trustee be obligated to supervise or monitor the performance of the Servicer, the Securities Administrator or the Custodian hereunder or otherwise;

(ix)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(x)

The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi)

The Depositor and the Seller hereby approve of the appointment of J.P. Morgan Trust Company, N.A. (“JP Morgan Trust Company”) to act as initial custodian pursuant to the Custodial Agreement and each further agree that the Trustee appointed JP Morgan Trust Company to act as custodian with due care.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable to any Person for any act or omission of the Servicer, the Securities Administrator or the Custodian.

SECTION 8.03.

Trustee not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Seller, and neither the Trustee nor the Certificate Registrar assumes any responsibility for the correctness of the same.  The Trustee does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Custodial Agreement or of the Certificates (other than the Trustee’s signature on behalf of the Trust on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System or the Trust Estate.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.  The Trustee shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

SECTION 8.04.

Trustee May Own Certificates.

The Trustee and the Custodian, in their respective individual capacities, or in any capacity other than as Trustee or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05.

Fees and Expenses of Trustee.

The Trustee shall be paid its fees by the Securities Administrator from the Securities Administrator Fee pursuant to an agreement between the Trustee and the Securities Administrator.  In addition, the Trustee and its officers, directors, employees and agents will be entitled to recover from the Distribution Account, and shall be indemnified from the Trust Fund and shall be entitled to withdraw from the Distribution Account pursuant to Section 3.11(b) prior to any distributions to the Certificateholders, for, Extraordinary Trust Fund Expenses, all reasonable out-of-pocket expenses, disbursements and advances upon any Event of Default, any breach of this Agreement, the Custodial Agreement or any provision of the related Mortgage Loan Purchase Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) in an amount not to exceed $500,000 per year, except (x) any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or (y) any expense that does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans in accordance with Section 4.01(a)(3)(xxxvii) or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.  Such obligations shall survive the termination of this Agreement and the removal or resignation of the Trustee.

SECTION 8.06.

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by each Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Servicer and the Rating Agencies.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee.  If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Trustee and one copy to the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee, as provided in Section 8.08 hereof.

SECTION 8.08.

Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller, the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 8.09.

Merger or Consolidation of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney in fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11.

Duties of Securities Administrator.

The Securities Administrator undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Securities Administrator.  Any permissive right of the Securities Administrator enumerated in this Agreement shall not be construed as a duty.  The Securities Administrator agrees to perform its obligations on behalf of the Trustee under the Swap Agreement.

The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Securities Administrator shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Certificateholders.  Notwithstanding the foregoing, the Securities Administrator shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer, and the Securities Administrator may fully rely upon and shall have no liability with respect to information provided by the Servicer.

On each Distribution Date, the Securities Administrator, as Paying Agent, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 4.01 herein.

No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement; the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and, in the absence of bad faith on the part of the Securities Administrator, the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator that conform to the requirements of this Agreement;

(ii)

The Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Securities Administrator unless it shall be proved that the Securities Administrator was negligent in ascertaining or investigating the facts related thereto;

(iii)

The Securities Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

(iv)

The Securities Administrator shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Securities Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement or any servicing agreement.

SECTION 8.12.

Certain Matters Affecting the Securities Administrator.

(a)

Except as otherwise provided in Section 8.11:

(i)

The Securities Administrator may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe;

(ii)

The Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Securities Administrator shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)

The Securities Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator not reasonably assured to the Securities Administrator by such Certificateholders, the Securities Administrator may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Securities Administrator in good faith; and

(vii)

The Securities Administrator shall not be liable for any loss on any investment of (or failure of investment of) funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

The Securities Administrator shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Securities Administrator has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Securities Administrator at the Corporate Trust Office of the Securities Administrator, and such notice references the Certificates and this Agreement.  The Securities Administrator shall not have any responsibility or liability for any action or failure to act by the Servicer nor shall the Securities Administrator be obligated to supervise or monitor the performance of the Servicer hereunder or otherwise;

(ix)

The rights, privileges, protections, immunities and benefits given to the Securities Administrator, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(x)

The right of the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Securities Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi)

The Depositor and the Seller hereby approve of the appointment of J.P. Morgan Trust Company, N.A. (“JPMorgan Trust”) to act as custodian pursuant to the Custodial Agreement and each further agree that the Securities Administrator appointed JPMorgan Trust to act as custodian with due care.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Securities Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Securities Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, in no event shall the Securities Administrator be liable to any Person for any act or omission of the Servicer or the Custodian.

SECTION 8.13.

Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Securities Administrator nor the Certificate Registrar assumes any responsibility for the correctness of the same.  The Securities Administrator does not make any representations or warranties as to the validity or sufficiency of this Agreement, the Custodial Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.  The Securities Administrator shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

SECTION 8.14.

Securities Administrator May Own Certificates.

The Securities Administrator and the Custodian, in their respective individual capacities, or in any capacity other than as Securities Administrator or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Securities Administrator or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.15.

Fees and Expenses of Securities Administrator.

The Securities Administrator shall be entitled to the Securities Administrator Fee.  In addition, the Securities Administrator and its officers, directors, employees and agents will be entitled to recover from the Distribution Account, and shall be indemnified from the Trust Fund for, Extraordinary Trust Fund Expenses, all reasonable out-of-pocket expenses, disbursements and advances discussed in this Section 8.15, in an amount not to exceed $500,000 per year for each of the Trustee and the Securities Administrator prior to payments to Certificateholders (any such amounts to be withdrawn from the Distribution Account pursuant to Section 3.11(b) prior to distributions on the Certificates) and any amounts in excess of such $500,000, pursuant to Section 4.01(a)(3)(xxvi), upon any Event of Default, any breach of this Agreement or the Custodial Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except (x) any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or (y) any expense that does not constitute an “unanticipated expense” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).  If funds in the Distribution Account are insufficient therefor, the Securities Administrator shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a Securities Administrator of an express trust.  Such obligations shall survive the termination of this Agreement and the removal or resignation of the Securities Administrator.

SECTION 8.16.

Eligibility Requirements for Securities Administrator.

The Securities Administrator hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by each Rating Agency, a minimum short-term debt rating in the second highest rating category by each Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.16, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Securities Administrator (other than the initial Securities Administrator) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Securities Administrator at the time such Securities Administrator is appointed Securities Administrator to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 8.16, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 8.17 hereof.

SECTION 8.17.

Resignation and Removal of Securities Administrator.

The Securities Administrator (including the Securities Administrator as Paying Agent and as Certificate Registrar) may at any time resign, and be discharged from the trust hereby created by giving written notice thereof to the Trustee, the Depositor, the Seller, the Servicer and the Rating Agencies.  Upon receiving such notice of resignation of the Securities Administrator, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements in Section 8.16, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Securities Administrator and one copy to the successor Securities Administrator.  If no successor Securities Administrator shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.16 hereof or if at any time the Securities Administrator shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Securities Administrator.  If the Depositor removes the Securities Administrator under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Securities Administrator that meets the requirements of Section 8.16, by written instrument, which shall be delivered to the successor Securities Administrator, the Trustee and the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Securities Administrator so removed, one complete set to the Trustee and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Securities Administrator, the Trustee and the Servicer, by the Depositor.

Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 8.17 shall not become effective until acceptance of appointment by the successor Securities Administrator, as provided in Section 8.18 hereof.

SECTION 8.18.

Successor Securities Administrator.

Any successor Securities Administrator appointed as provided in Section 8.17 hereof shall execute, acknowledge and deliver to the Trustee, the Depositor, the Seller, the Servicer and to its predecessor Securities Administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective, and such successor Securities Administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Securities Administrator.  The Depositor, the Seller, the Servicer, the Trustee and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Securities Administrator, all such rights, powers, duties and obligations.

No successor Securities Administrator shall accept appointment as provided in this Section 8.18 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of Section 8.16 hereof and the appointment of such successor Securities Administrator shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Securities Administrator as provided in this Section 8.18, the successor Securities Administrator shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 8.19.

Merger or Consolidation of Securities Administrator.

Any corporation or association into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Securities Administrator shall be the successor of the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.16, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

ARTICLE IX

TERMINATION

SECTION 9.01.

Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a)

Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Securities Administrator and the Trustee and, pursuant to the Servicing Agreement, the Servicer under the Servicing Agreement (other than the obligations of the Servicer to the Trustee or the Securities Administrator pursuant to Section 6.01 of the Servicing Agreement and of the Servicer to provide for and the Securities Administrator to make payments in respect of the Regular Interests issued hereby or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Securities Administrator and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Servicer (at its option or, if the Servicer does not exercise the option, at the direction and on behalf of either, first, the majority Class C Certificateholders, as long as the majority Class C Certificateholders are not affiliated with the Seller and, second, the NIMS Insurer, if any) of all Mortgage Loans and each REO Property remaining in the Trust Fund, (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (iii) the Distribution Date in May 2039.  The purchase by the Servicer of all of the Mortgage Loans and each REO Property remaining in the Trust Fund shall be at a price (the “Termination Price”) equal to the greater of (A) the sum of (1) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (2) with respect to any REO Property, the Fair Market Value of any REO Property in the Trust Fund, plus one month’s accrued and unpaid interest thereon at the applicable Mortgage Rate, (3) any unreimbursed Monthly Advances, Servicing Advances, Servicing Fees and other amounts payable to the Servicer, the Securities Administrator, the Custodian and the Trustee and (4) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due because of the exercise of such option and (B) the Fair Market value of all of the property of the Trust Fund.

(b)

Pursuant to the Servicing Agreement, the Servicer shall have the right, but not the obligation, to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that pursuant to the Servicing Agreement the Servicer may elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to clause (i) above only if the Aggregate Collateral Balance remaining in the Trust Fund at the time of such election is 10% or less of the Aggregate Collateral Balance as of the Cut-off Date. If the Servicer fails to exercise such option on the first Distribution Date on which it is entitled to do so the Servicer may be directed to exercise the option, first, by the majority Class C Certificateholders, as long as the majority Class C Certificateholders are not affiliated with the Seller, or second, the NIMS Insurer, if any.  In such event, the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable, shall remit the Termination Price to the Servicer, who shall remit such amount to the Securities Administrator, on the Business Day prior to the Distribution Date for such optional termination by the majority Class C Certificateholders or the NIMS Insurer, if any, as applicable.

(c)

Notice of the liquidation of the Trust Fund shall be given promptly by the Securities Administrator by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment in respect of the Regular Interests issued hereby and the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of any Regular Interests issued hereby or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator.  The Securities Administrator shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders.  In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund by the Servicer for its own account or on behalf of the majority Class C Certificateholders or the NIMS Insurer, if any, pursuant to the Servicing Agreement the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day preceding the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price for the Mortgage Loans purchased by the Servicer.  The Securities Administrator shall remit to the Servicer from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 4.05 of the Servicing Agreement and (ii) any other amounts otherwise payable by the Securities Administrator to the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section 10.01(d) below.  Upon delivery of the Termination Price, the Securities Administrator shall promptly release or cause to be released to the Servicer, the Class C Certificateholders or the NIMS Insurer, if any, as applicable, the related Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

(d)

Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.01 in respect of the Certificates so presented and surrendered.  Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders.  If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto.  If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to remaining related non-tendering Certificateholders concerning surrender of their Certificates.  The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds.  If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor (upon receipt of written request from the Depositor) all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease.  No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

SECTION 9.02.

Additional Termination Requirements.

(a)

In the event that the Servicer on its own behalf or on behalf of the majority Class C Certificateholders or the NIMS Insurer, if any, purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust Fund pursuant to Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i)

The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return of each REMIC formed hereby pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel delivered to the Trustee and the Depositor and obtained at the expense of the Servicer;

(ii)

During such 90-day liquidation period, and at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of the Trust Fund to the Servicer for cash; and

(iii)

At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Interests all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b)

The Servicer, the Class C Certificateholders or the NIMS Insurer, if any, as applicable, (if the Trust Fund is terminated pursuant to Section 9.01(a)(i)) or the Securities Administrator, as applicable, at the applicable party’s expense, shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC executed hereunder pursuant to this Section 9.02.

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC executed hereunder, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X

REMIC PROVISIONS

SECTION 10.01.

REMIC Administration.

(a)

The Securities Administrator shall elect to treat each REMIC created hereunder as a REMIC under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests and residual interests in each REMIC shall be as designated in Section 1.03 of this Agreement.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation Section 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

The Securities Administrator shall pay out of funds on deposit in the Distribution Account, any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC created hereunder that involve the Internal Revenue Service or state tax authorities) unless such expenses, professional fees or any administrative or judicial proceedings are incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The Securities Administrator, as agent for the tax matters person for each REMIC formed hereby, shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC created hereunder and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and will be entitled to reimbursement from the Trust Fund for any expenses incurred by the Securities Administrator in connection therewith unless such administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority is incurred by reason of the Securities Administrator’s willful misfeasance, bad faith or negligence.  The holder of the largest Percentage Interest of each Class of Residual Interests shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder.  By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Interests hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d)

The Trustee, upon the written direction of the Securities Administrator, shall sign and the Securities Administrator shall prepare and file in a timely manner all of the Tax Returns in respect of each REMIC created hereunder.  The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement for such expenses.  The Depositor  and, pursuant to Section 5.02(b) of the Servicing Agreement, the Servicer shall provide on a timely basis to the Securities Administrator or its designee such information with respect to the assets of the Trust Fund as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article.

(e)

The Securities Administrator shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Interest such information as is necessary for the application of any tax relating to the transfer of a Residual Interest to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.  Pursuant to Section 5.02(b) of the Servicing Agreement, the Servicer shall provide on a timely basis to the Securities Administrator such information with respect to the assets of the Trust Fund, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Securities Administrator to enable it to perform its obligations under this subsection.  In addition, the Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f)

The Securities Administrator shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and pursuant to Section 4.20 of the Servicing Agreement, the Servicer shall take no action that would cause any REMIC created hereunder to fail to qualify as a REMIC or result in a tax upon the Trust or any REMIC).  Neither the Trustee nor the Securities Administrator shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless either the Trustee or the Securities Administrator has received an Opinion of Counsel, addressed to the Securities Administrator and the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Securities Administrator or the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder, endanger such status or result in the imposition of such a tax, nor, pursuant to Section 4.20 of the Servicing Agreement, shall the Servicer take or fail to take any such action (whether or not authorized hereunder) as to which the Securities Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  The Securities Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Securities Administrator.  At all times as may be required by the Code, the Securities Administrator will ensure that substantially all of the assets of each REMIC created hereunder will consist of “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Securities Administrator pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 6.01 of the Servicing Agreement, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Section 4.20 or 5.02(b) of the Servicing Agreement, or otherwise (iii) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h)

The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

Following the Startup Day, the Securities Administrator shall not accept any contributions of assets to any REMIC created hereunder other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

Neither the Trustee nor the Securities Administrator shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services nor permit any such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

The Securities Administrator shall treat each of the Net WAC Reserve Fund and the Supplemental Interest Trust as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class C Certificateholders and that is not an asset of any REMIC. The Securities Administrator shall treat the beneficial owners of the LIBOR Certificates as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates.  Pursuant to each such interest rate cap contract, all beneficial owners of LIBOR Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the interest in Master REMIC corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class I Shortfall”).  A Class I Shortfall payable from interest collections shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Interest Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “REMIC II Net WAC Rate” for “Net WAC Rate” in the definition thereof, exceeds the amount of interest accrued for the related Interest Accrual Period based on the Net WAC Rate, and a Class I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.  In addition, pursuant to such interest rate cap contract, the beneficial owner of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the owners of the LIBOR Certificates in accordance with the terms of this Agreement.  Any payments to the Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).  However, any payment from the Certificates of a Class I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their Interests in the Master REMIC and as having been paid by such beneficial owners to the Supplemental Interest Trust pursuant to the notional principal contract.  Thus, each Certificate (other than a Class P and Residual Interest) shall be treated as representing not only ownership of regular interests in the Master REMIC, but also ownership of an interest in (and obligations with respect to) an interest rate cap contract.  For tax purposes, the interest rate cap contract shall be deemed to have a value in favor of the Certificates entitled to receive Net WAC Rate Carryover Amounts of $10,000 as of the Closing Date.

(l)

 The Securities Administrator shall apply for an Employee Identification Number from the IRS via a Form SS-4 or any other applicable method for all tax entities and will also file a Form 8811.

SECTION 10.02.

Prohibited Transactions and Activities.

None of the Depositor, the Securities Administrator or the Trustee nor, pursuant to Section 4.20 of the Servicing Agreement, the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any REMIC created hereunder (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Securities Administrator upon which each such party may rely (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Securities Administrator) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any of any REMIC Regular Interest created hereunder as a REMIC or (b) cause any REMIC Regular Interest created hereunder to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 10.03.

Securities Administrator Indemnification.

The Securities Administrator agrees to indemnify, severally and not jointly, the Trust Fund, the Depositor, the Trustee and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the Servicer, as a result of a breach of its respective covenants set forth in this Article X.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.

Amendment.

This Agreement may be amended from time to time by the Depositor, the Seller, the Securities Administrator and the Trustee, with the consent of the Swap Provider as provided in the second following paragraph, and if necessary, without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee, the Depositor, the Seller and the Securities Administrator have received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of the Trust Fund as a REMIC or adversely affect in any material respect the interest of any Certificateholder, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (i) an Opinion of Counsel delivered to the Securities Administrator, adversely affect in any material respect the interests of any Certificateholder or (ii) delivery to the Securities Administrator of a letter from each Rating Agency confirming the then-current ratings of the Offered Certificates.  No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.  In addition, this Agreement may be amended from time to time by the Depositor, the Seller, the Securities Administrator and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

This Agreement may also be amended from time to time by the Depositor, the Seller, the Trustee, the Securities Administrator and the Holders of Certificates entitled to at least 66% of the Voting Rights, with the consent of the Swap Provider, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 4.01(a)(1)(i) hereof, to the consent of J.P. Morgan Trust Company, N.A., as Custodian; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or (ii) modify the consents required by the immediately preceding clause (i) without the consent of the Holders of all affected Certificates then outstanding.  Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

In addition to the provisions of this Section 11.01 and as long as the Swap Provider remains the Swap Provider under the Swap Agreement or is owed any amounts under this Agreement, the consent of the Swap Provider shall be necessary for the adoption of any proposed amendment of this Agreement that, as determined in the Swap Provider’s sole discretion, materially affects the Swap Provider’s rights under this Agreement, including, but not limited to, the right to receive any Net Swap Payment or Swap Termination Payment due and owing it under this agreement provided that any such consent of the Swap Provider shall not be unreasonably withheld.

Notwithstanding any contrary provision of this Agreement, the Securities Administrator and the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment will not result in the imposition of any federal income tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any such amendment the Securities Administrator shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

In executing or accepting the additional trusts created by any amendment to this Agreement permitted by this section or the modifications thereby of the trusts created by this Agreement, the Trustee shall receive, and shall be fully protected in relying in good faith upon an Opinion of Counsel, provided by and at the expense of the party requesting such amendment, stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent thereto have been complied with.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

Each of the Trustee and the Securities Administrator may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Custodian, and the Securities Administrator shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

SECTION 11.02.

Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the [Securities Administrator] at the expense of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03.

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless (i) such Holder previously shall have given to the Securities Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and (ii) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Securities Administrator to institute such action, suit or proceeding in its own name as Securities Administrator hereunder and shall have offered to the Securities Administrator such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Securities Administrator, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Securities Administrator, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Securities Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 11.05.

Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or facsimile transmission or delivered in any other manner specified herein, to (i) in the case of the Depositor, J.P. Morgan Acceptance Corporation I, 270 Park Avenue, New York, New York 10017, or such other address as may be hereafter furnished to the other parties hereto by the Depositor in writing; (ii) in the case of the Seller, J.P. Morgan Mortgage Acquisition Corp., 270 Park Avenue, New York, New York 10017, or such other address as may be hereafter furnished to the other parties hereto by the Seller in writing; (iii) in the case of the Trustee or the Securities Administrator, at its respective Corporate Trust Office or such other address as the Trustee or the Securities Administrator may hereafter furnish to the other parties hereto; and (iv) in the case of the Custodian, J.P. Morgan Trust Company, N.A., 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, or such other address as may be hereafter furnished to the other parties hereto by the Custodian in writing.  Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.

Notice to Rating Agencies and the Swap Provider.

The Securities Administrator shall use its best efforts promptly to provide notice to the Rating Agencies and the Swap Provider with respect to each of the following of which it has actual knowledge:

(1)

With respect to the Rating Agencies, any amendment to this Agreement;

(2)

The occurrence of a Event of Default that has not been cured or waived;

(3)

The resignation or termination of the Servicer, the Custodian, the Securities Administrator or the Trustee;

(4)

The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

(5)

The final payment to the Holders of any Class of Certificates;

(6)

Any change in the location of the Collection Account or the Distribution Account;

(7)

The Securities Administrator, were it to succeed as the Servicer, is unable to make advances regarding Delinquent Mortgage Loans; and

(8)

The filing of any claim under the Servicer’s blanket bond and errors and omissions insurance policy required by Section 4.12 of the Servicing Agreement or the cancellation or material modification of coverage under any such instrument.

In addition, the Securities Administrator shall make available to each Rating Agency and the Swap Provider copies of each report to Certificateholders described in Section 4.02 and the Servicer, as required pursuant to Section 5.04 and Section 5.05 of the Servicing Agreement, shall make available to each Rating Agency copies of the following:

(1)

Each annual statement as to compliance described in Section 5.04 of the Servicing Agreement; and

(2)

Each annual independent public accountants’ servicing report described in Section 5.05 of the Servicing Agreement.

Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by facsimile transmission or express delivery service to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: JPMAC – 2006-CW1, and to Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc. at 55 Water Street, 41st Floor, New York, NY 10041, Attention: Structured Finance Surveillance Group, or such other addresses as the Rating Agencies or the Swap Provider may designate in writing to the parties hereto.

SECTION 11.08.

Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.09.

Third Party Rights.

The Swap Provider shall be a third-party beneficiary of this Agreement.

SECTION 11.10.

Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans by the Depositor to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence.  Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

SECTION 11.11.

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this Agreement, the Trust is not authorized and has no power to:

(1)

borrow money or issue debt;

(2)

merge with another entity, reorganize, liquidate or sell assets; or

(3)

engage in any business or activities.

Each party to this Agreement agrees that it will not file an involuntary bankruptcy petition or initiate any other form of insolvency proceeding against the Trust Fund until one year and one day after the Certificates have been paid in full.

SECTION 11.12.

Non-Solicitation

From and after the date of this Agreement, each of the Depositor, the Seller and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part; provided however, that the Trustee shall not be held responsible for actions of the Custodian in violation of the foregoing.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements shall not constitute solicitation under this Section 11.12, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

SECTION 11.13.

Compliance With Regulation AB.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 5.04, 5.05 and 5.07 of the Servicing Agreement, and 3.21 and 4.06 of this Agreement is to facilitate compliance by the Seller and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply (to the extent practicable from a timing and information systems perspective and to the extent that the requesting party will pay for any increased costs of the Trustee caused by such request) with requests made by the Seller or the Depositor for delivery of additional or different information as the Seller or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

SECTION 11.14.

Accounting Treatment.

The Depositor hereby authorizes and directs the Securities Administrator to adopt, on behalf of the Trust, Statement of Financial Accounting Standard No. 155, Accounting for Certain Hybrid Financial Instruments an amendment of FASB Statements No. 133 and 140 and to reflect those assets meeting the requirements of this standard at fair value for purposes of reporting financial information in accordance with U.S. Generally Accepted Accounting Principles and the Securities Administrator hereby so agrees to take the above actions; provided, however, that such actions shall not increase the obligations of the Securities Administrator under this Agreement.

IN WITNESS WHEREOF, the Depositor, the Seller, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

J.P. MORGAN ACCEPTANCE CORPORATION I,

as Depositor

By:  _/s/ Paul White_________________

Name: Paul White

Title: Vice President

J.P. MORGAN MORTGAGE ACQUISITION CORP.,

as Seller

By:  _/s/ Paul White _______________

Name: Paul White

Title:  Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Securities Administrator

By:  _/s/ Pei Huang_________________

Name: Pei Huang

Title: Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  _/s/ Melissa A. Rosal_____________

Name: Melissa A. Rosal

Title: Vice President

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 30 day of May 2006, before me, a notary public in and for said State, personally appeared Paul White, known to me to be a Vice President of J.P. Morgan Acceptance Corporation I, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

 /s/_Sherry Ann Ferary_

Notary Public

[Notarial Seal]

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the 30 day of May 2006, before me, a notary public in and for said State, personally appeared Paul White, known to me to be a Vice President of J.P. Mortgage Acquisition Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

   __/s/ Sherry Ann Ferary___

Notary Public

[Notarial Seal]

STATE OF New York)

) ss.:

COUNTY OF Kings

)

On the 31 day of May 2006, before me, a notary public in and for said State, personally appeared Pei Huang, known to me to be a Assistant Vice President of JPMorgan Chase Bank, National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                   __/s/ Lishia Liu______________

Notary Public

[Notarial Seal]

STATE OF ILLINOIS

)

) ss.:

COUNTY OF COOK

)

On the 30 day of May 2006, before me, a notary public in and for said State, personally appeared Melissa A. Rosal, known to me to be a Vice President of U.S. Bank National Association, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

          /s/ Phyllis Cloud__________

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [A-1] CERTIFICATE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NO TRANSFER OF AN ERISA-RESTRICTED SWAP CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

Certificate No.

:

1

Cut-off Date

:

May 1, 2006

First Distribution Date

:

May 25, 2006

Initial Certificate Principal

Amount of this Certificate

(“Denomination”)

:

Initial Certificate Principal

Amount of all Certificates

of this Class

:

CUSIP

:

Interest Rate

:

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class A-[__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Securities Administrator, the Servicer or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO.  is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association as securities administrator (in such capacity as the “Securities Administrator)  and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of this Certificate to the effect that either (i) such transferee is neither an employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity (a “Plan”) nor a person acting on behalf of any such plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of this Certificate are eligible for exemptive relief under prohibited transaction class exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Any purported transfer of this Certificate prior to the termination of the Swap Agreement to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  If this Certificate is a book-entry certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May __, 2006

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW1

BY JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

not in its individual capacity, but solely as Securities Administrator

By: _____________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  May __, 2006

By: ___________________________

Authorized Signatory of

JPMorgan Chase Bank, National Association

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class A-[__]

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2006-CW1, Asset Backed Pass-Through Certificates, Series 2006-CW1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling Agreement, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Securities Administrator, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans is less than or equal to 10% of the Pool Principal Balance as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the majority Class C certificateholders may have the right to direct the Servicer to exercise that option on its behalf. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in May 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_______________________________________________________________________

Dated:

_____________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-2

FORM OF CLASS [M-1] [M-2] [M-3] [M-4] [M-5] [M-6] [M-7] [M-8] [M-9]   [M-10] [M-11]

CERTIFICATE

[M-1] [M-2] [M-3] [M-4] [M-5] [M-6] [M-7] [M-8] [M-9] [M-10] [M-11] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[M-10] [M-11] THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF AN ERISA-RESTRICTED SWAP CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF ERISA (“ERISA”) AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF UNDER PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE SWAP AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUSTEE OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

1

Cut-off Date

:

May 1, 2006

First Distribution Date

:

May 25, 2006

Initial Certificate Principal

Amount of this Certificate

(“Denomination”)

:

Initial Certificate Principal

Amount of all Certificates

of this Class

:

CUSIP

:

Interest Rate

:

Floating

Last Scheduled Distribution Date

:

May 2036

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class M-[__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Securities Administrator, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO.  is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association as securities administrator (the “Securities Administrator)  and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of an ERISA-Restricted Swap Certificate prior to the termination of the Swap Agreement shall be made unless the Trustee shall have received a representation letter from the transferee of this Certificate to the effect that either (i) such transferee is neither an employee benefit plan or other retirement arrangement which is subject to Section 406 of ERISA and/or Section 4975 of the Code or any entity whose underlying assets include such plan’s or arrangement’s assets by reason of their investment in the entity (a “Plan”) nor a person acting on behalf of any such plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of this Certificate are eligible for exemptive relief under prohibited transaction class exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23.  Any purported transfer of this Certificate prior to the termination of the Swap Agreement to or on behalf of a Plan without the delivery to the Trustee of a representation letter as described above shall be void and of no effect.  if this Certificate is a book-entry certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

Pursuant to Section 5.02(b) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) if the Certificate is the subject of an ERISA Qualifying Underwriting, a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

[M-10] [M-11] No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May __, 2006

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW1

BY JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

not in its individual capacity, but solely as Securities Administrator

By: ____________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  May __, 2006

By: ___________________________

Authorized Signatory of

JPMorgan Chase Bank, National Association

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class M-[__]

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2006-CW1, Asset Backed Pass-Through Certificates, Series 2006-CW1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling Agreement, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Securities Administrator, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans is less than or equal to 10% of the Pool Principal Balance as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the majority Class C certificateholders may have the right to direct the Servicer to exercise that option on its behalf.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in May 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________

Dated:

_____________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-3

FORM OF CLASS C CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.

:

1

Cut-off Date

:

May 1, 2006

First Distribution Date

:

Percentage Interest

:

100%

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class C

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Securities Administrator, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that J.P. Morgan Ventures Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association as securities administrator (the “Securities Administrator) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(b) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May __, 2006

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW1

BY:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

not in its individual capacity, but solely as Securities Administrator

By: ____________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  May __, 2006

By: ___________________________

Authorized Signatory of

JPMorgan Chase Bank, National Association

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class C

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2006-CW1, Asset Backed Pass-Through Certificates, Series 2006-CW1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling Agreement, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Securities Administrator, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans is less than or equal to 10% of the Pool Principal Balance as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the majority Class C certificateholders may have the right to direct the Servicer to exercise that option on its behalf.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in May 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-4

FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE IS ENTITLED SOLELY TO DISTRIBUTIONS AS PROVIDED FOR IN THE AGREEMENT REFERENCED HEREIN.

Certificate No.

:

1

Cut-off Date

:

May 1, 2006

First Distribution Date

:

May 25, 2006

Class Principal Amount of this

Certificate

:

$100

Class Principal Amount of all

Certificates of this Class

:

$100

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Securities Administrator, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that J.P. Morgan Ventures Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (determined by dividing the Class Principal Amount of this Certificate of this Certificate by the Class Principal Amount of all Certificates of this Class, as set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association as securities administrator (the “Securities Administrator) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(b) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May __, 2006

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW1

BY:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

not in its individual capacity, but solely as Securities Administrator

By: __________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  May __, 2006

By: ___________________________

Authorized Signatory of

JPMorgan Chase Bank, National Association

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class P

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2006-CW1, Asset Backed Pass-Through Certificates, Series 2006-CW1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling Agreement, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Securities Administrator, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans is less than or equal to 10% of the Pool Principal Balance as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the majority Class C certificateholders may have the right to direct the Servicer to exercise that option on its behalf.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in May 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT A-5

FORM OF CLASS R AND CLASS R-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 5.02(b) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE CERTIFICATE REGISTRAR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE CERTIFICATE REGISTRAR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.

:

1

Cut-off Date

:

May 1, 2006

First Distribution Date

:

Percentage Interest

:

100%

Last Scheduled Distribution Date

:

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class R and Class R-X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of adjustable and fixed rate mortgage loans (the “Mortgage Loans”) secured by first and second liens on one- to four-family residential properties.

J.P. Morgan Acceptance Corporation I, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Securities Administrator, the Servicer, or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that J.P. Morgan Ventures Corp. is the registered owner of the Percentage Interest evidenced by this Certificate (set forth on the cover hereof) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by J.P. Morgan Acceptance Corporation I (the “Depositor”).  The Trust Fund was created pursuant to a Pooling Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association as securities administrator (the “Securities Administrator) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 5.02(b) of the Agreement, a transfer of an ERISA-Restricted Certificate shall only be made if the Trustee and the Certificate Registrar shall have received either (x) from the transferee of such ERISA-Restricted Certificate, in form and substance satisfactory to the Certificate Registrar either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring such Certificate for, on behalf of or with the assets of any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement or (y) a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60.  Neither the representation letters nor the Opinion of Counsel shall be an expense of any such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer such ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer.  This Certificate may not be offered or sold except to “Qualified Institutional Buyers” (as defined in Rule 144A under the Securities Act).  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Securities Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Each Holder of this Class R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be transferred without delivery to the Certificate Registrar of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class R Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class R Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class R Certificate must agree not to transfer an Ownership Interest in this Class R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Certificate Registrar.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  May __, 2006

J.P. MORGAN MORTGAGE ACQUISITION TRUST 2006-CW1

BY:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

not in its individual capacity, but solely as Securities Administrator

By: __________________________________

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

Date:  May __, 2006

By: ___________________________

Authorized Signatory of

JPMorgan Chase Bank, National Association

not in its individual capacity, but solely as

Certificate Registrar

J.P. MORGAN ACCEPTANCE CORPORATION I
J.P. Morgan Mortgage Acquisition Trust 2006-CW1
Asset Backed Pass-Through Certificates, Series 2006-CW1
Class R and Class R-X

This Certificate is one of a duly authorized issue of Certificates designated as J.P. Morgan Mortgage Acquisition Trust 2006-CW1, Asset Backed Pass-Through Certificates, Series 2006-CW1, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that neither the Trustee nor the Securities Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee or the Securities Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

The Record Date applicable to each Distribution Date is (1) with respect to any Class of Physical Certificates, the last day of the calendar month preceding the month in which such Distribution Date occurs and (2) with respect to any Class of Book-Entry Certificates, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 5.02 of the Pooling Agreement, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Certificate Registrar in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Securities Administrator, the Servicer, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Certificate Registrar upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Certificate Registrar in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Securities Administrator, the Servicer, the Seller, the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Securities Administrator, the Servicer, the Seller, the Depositor, the Trustee or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on or after the Distribution Date on which the aggregate Outstanding Principal Balance of the Mortgage Loans is less than or equal to 10% of the Pool Principal Balance as of the Cut-off Date, the Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  If the Servicer does not elect to exercise its option, the majority Class C certificateholders may have the right to direct the Servicer to exercise that option on its behalf.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the Trust created by the Agreement continue beyond the expiration of (i) 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date in May 2036.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

Dated:

___________________________________________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________, for the account of__________________, account number               __, or, if mailed by check, to _____________________.

Applicable statements should be mailed to:

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C-1

FORM OF TRUST RECEIPT AND INITIAL CERTIFICATION

May 31, 2006

J.P. Morgan Acceptance Corporation I

270 Park Avenue

New York, New York  10017

U.S. Bank National Association, as Trustee

209 South La Salle St.

Chicago, Illinois 60604

RE:  J.P. Morgan Mortgage Acquisition Trust 2006-CW1, Asset-Backed Pass-Through Certificates

Ladies and Gentlemen:

Reference is hereby made to the Pooling Agreement, dated as of May 1, 2006 (the “Pooling Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used but not defined herein shall have the meanings provided in the Pooling Agreement.

In accordance with the provisions of Section 2.01 of the Pooling Agreement, the undersigned, as the Custodian, hereby certifies that, as to each Mortgage Loan listed on the Mortgage Loan Schedule, it has reviewed the Trustee Mortgage File and has determined that (a) all documents required to be delivered to it pursuant to Section 2.01 (a) (i) through (ix) of the Pooling Agreement are in its possession; provided, that the Custodian has no obligation to verify the receipt of any documents the existence of which was not made known to the Custodian by the Trustee Mortgage File, and provided, further, that the Custodian has no obligation to determine whether recordation of any such modification is necessary (except as set forth in Section 2.01 of the Pooling Agreement); (b) such documents have been reviewed by it (the “Verified Information”) and appear regular on their face and to relate to such Mortgage Loans, except as set forth in the attached exception report; provided, however, that the Custodian makes no representation and has no responsibilities as to the authenticity of such documents, their compliance with applicable law, or the collectability of any of the Mortgage Loans relating thereto; (c) based upon its examination, and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule accurately reflects, within permitted tolerances, the Verified Information with respect to each Mortgage Loan; and (d) each Mortgage Note has been endorsed and each assignment has been assigned as required under Section 2.01 of the Pooling & Servicing Agreement.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, AS CUSTODIAN

By:   ____________________________________

Name:

Title:

EXHIBIT C-2

FORM OF TRUSTEE RECEIPT AND FINAL CERTIFICATION

_______________, 2006

J.P. Morgan Acceptance Corporation I

270 Park Avenue

New York, New York  10017

U.S. Bank National Association, as Trustee

209 South La Salle St.

Chicago, Illinois 60604

Re:

Pooling Agreement, dated as of May 1, 2006 (“Pooling Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”)

Ladies and Gentlemen:

In accordance with the provisions of the above-referenced Pooling Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan described in the Mortgage Loan Schedule attached as Exhibit 5 to the Pooling Agreement and a copy of which is attached hereto, it has reviewed the Custodial File and has determined that (i) all documents listed in Section 2 of the Pooling Agreement, to the extent applicable, are in its possession (subject to any exceptions listed herein), (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (iii) each Mortgage Note has been endorsed as provided in the Pooling Agreement, (iv) each Custodial File includes an Assignment of Mortgage in blank as provided in the Pooling Agreement and (v) based on its examination, the foregoing documents on their face satisfy the requirements set forth in Section 2 of the Pooling Agreement. The Custodian makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trustee Receipt and Initial Certification at its office at [Custodian Address].

All terms used herein shall have the meanings ascribed to them in the above-referenced Pooling Agreement.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

as Custodian

By:

Name:

Title:

EXHIBIT D

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

[ON FILE AT THE OFFICE OF MCKEE NELSON LLP]

EXHIBIT E-1

[RESERVED]

EXHIBIT E-2

[RESERVED]

EXHIBIT F-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attention:  Worldwide Securities Services/Global Debt – JPMAC 2006-CW1

U.S. Bank National Association, as Trustee

209 South LaSalle Street

Chicago, IL 60604

Re:

J.P. Morgan Acceptance Corporation I,

Asset-Backed Pass-Through Certificates, Series 2006-CW1,

Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to ________________ (the “Transferee”) of the captioned Asset-Backed Pass-Through Certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto.  The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.  The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling Agreement, dated as of May 1, 2006, among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Certificates were issued.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling Agreement.

Very truly yours,

[Transferor]

By:_________________________________

Name:

Title:

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

JPMorgan Chase Bank, National Association

4 New York Plaza, 6th Floor

New York, New York 10004

Attention:  Worldwide Securities Services/Global Debt – JPMAC 2006-CW1

U.S. Bank National Association

209 South LaSalle Street

Chicago, IL 60604

Re:

J.P. Morgan Acceptance Corporation I,

Asset-Backed Pass-Through Certificates, Series 2006-CW1,

Class ___, representing a ___% Class ___ Percentage Interest

Ladies and Gentlemen:

In connection with the purchase from ______________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), _______________ (the “Transferee”) hereby certifies as follows:

1.

The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933 (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  The Transferee is aware that the sale to it is being made in reliance on Rule 144A.  The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2.

The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling Agreement, dated May 1, 2006 (the “Pooling Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Certificates were issued.

[TRANSFEREE]

By:________________________________

Name:

Title:

ANNEX 1 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and JPMorgan Chase Bank, National Association, as Securities Administrator, and U.S. Bank National Association, as Trustee, with respect to the Asset-Backed Pass-Through Certificates Series 2006-CW1 (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.

As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2.

In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___

Corporation, etc.  The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___

Bank.  The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Savings and Loan.  The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___

Broker-dealer.  The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___

Insurance Company.  The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___

State or Local Plan.  The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___

ERISA Plan.  The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

___

Investment Advisor.  The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof,  (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph.  Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee,  but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction.  However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5.

The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___

___

Will the Transferee be purchasing the Certificates

Yes

No

only for the Transferee’s own account?

6.

If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A.  In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7.

The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

_________________________________________

Print Name of Transferee

By:_______________________________________

Name:

Title:

ANNEX 2 TO EXHIBIT F-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) JPMorgan Chase Bank, National Association, as Securities Administrator, and U.S. Bank National Association, as Trustee, with respect to the Asset-Backed Pass-Through Certificates Series 2006-CW1 (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2.

In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

____

The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____

The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.  In addition, the Transferee will only purchase for the Transferee’s own account.

The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

__________________________________________

Print Name of Transferee

By:_______________________________________

Name:

Title:

IF AN ADVISER:

__________________________________________

Print Name of Transferee

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1.

I am an executive officer of the Purchaser.

2.

The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3.

As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser

By:

(Signature)

Name of Signatory

Title

Date of this certificate

Date of information provided in paragraph 3

EXHIBIT F-2

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

____________________________________, being duly sworn, deposes, represents and warrants as follows:

1.

I am a ______________________ of ____________________________ (the “Owner”) a corporation duly organized and existing under the laws of ______________, the record owner of J.P. Morgan Acceptance Corporation I, Asset-Backed Pass-Through Certificates, Series 2006-CW1, Class R (the “Residual Certificates”), on behalf of whom I make this affidavit and agreement.  Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling Agreement pursuant to which the Residual Certificates were issued.

2.

The Owner (i) is and will be a “Permitted Transferee” as of ____________________, 20___ and (ii) is acquiring the Residual Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit.  A “Permitted Transferee” is any person other than a “disqualified organization” or a possession of the United States.  For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

3.

The Owner is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Residual Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Residual Certificates may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a “noneconomic residual interest” will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

In accordance with Treasury Regulation Section 1.860E-1(c)(4), the Transferee represents and warrants that the transfer does not involve the transfer of the Residual Certificates to a foreign permanent establishment or fixed base of the Transferee and one of the following applies:

(i)

the consideration paid to the Transferee for accepting the Residual Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits (“Tax Liability Present Value”) associated with owning such Certificates, with such present value computed using a discount rate equal to the “applicable federal rate” prescribed by Section 1274 of the Internal Revenue Code as of the date hereof (with all applicable computations done in accordance with Treasury Regulation Section 1.860E-1(c)(8); or

(ii)

the Transferee (A) is an “eligible corporation” as defined in Treasury Regulation 1.860E-1(c)(6), as to which the income of Residual Certificates will only be subject to taxation in the United States, (B) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Treasury Regulation 1.860E-1(c)(6)) in excess of $100 million and net assets of $10 million, and (C) hereby agrees only to transfer the Certificate to another corporation meeting the criteria set forth in this letter.

4.

The Owner is aware of the tax imposed on a “pass-through entity” holding the Residual Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.

The Owner is aware that the Trustee will not register the transfer of any Residual Certificate unless the transferee, or the transferee’s agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.

The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

7.

The Owner’s taxpayer identification number is ___________________.

8.

The Owner has reviewed the restrictions set forth on the face of the Residual Certificates and the provisions of Section 5.02(d) of the Pooling Agreement under which the Residual Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

9.

The Owner is not acquiring and will not transfer the Residual Certificates in order to impede the assessment or collection of any tax.

10.

The Owner anticipates that it will, so long as it holds the Residual Certificates, have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Residual Certificates that the Owner intends to pay taxes associated with holding such Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

11.

The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Residual Certificates.

12.

The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

13.

The Owner is not acquiring the Residual Certificates with the intent to transfer the Residual Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Residual Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Residual Certificates remain outstanding.

14.

The Owner will, in connection with any transfer that it makes of the Residual Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling Agreement under which the Residual Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

15.

The Owner will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee:  (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remains outstanding; and (iii) is not a “Permitted Transferee”.

16.

The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

17.

The Owner of the Residual Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class C Certificates any amounts in excess of par received in connection with such termination.  Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class C Certificates.  This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Residual Certificate.  In connection with any transfer of the Residual Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

18.

The Owner

(a)

is not an employee benefit plan or arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Plan”), or any other person purchasing any Certificate with the assets of any such plan or arrangement;

(b)

if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

(c)

provides an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee and the Securities Administrator that the purchase and holding of an ERISA-Restricted Certificate by, on behalf of or with the assets of such plan or arrangement will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Securities Administrator or the Servicer to any obligation in addition to those undertaken in this Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of __________, 20__.

[OWNER]

By:____________________________________

Name:

Title:

[Vice] President

ATTEST:

By:_________________________________

Name:

Title:

[Assistant] Secretary

Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20__.

_____________________________________

                       Notary Public

County of _____________________

State of __________________

My Commission expires:

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK

)

: ss. :

COUNTY OF NEW YORK

)

______________________________________, being duly sworn, deposes, represents and warrants as follows:

1.

I am a ____________________ of _____________________________ (the “Owner”), a corporation duly organized and existing under the laws of ______________, on behalf of whom I make this affidavit.

2.

The Owner is not transferring the Class R and Class R-X Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3.

The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates:  (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4.

The Owner understands that the Purchaser has delivered to the Trustee a transfer affidavit and agreement in the form attached to the Pooling Agreement as Exhibit F-2.  The Owner does not know or believe that any representation contained therein is false.

5.

At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future.  The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ___________, 20__.

[OWNER]

By:_____________________________________

Name:

Title:

[Vice] President

ATTEST:

By:___________________________________

Name:

Title:

[Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of __________, 20__.

_______________________________________

Notary Public

County of _______________________

State of __________________

My Commission expires:

EXHIBIT G

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

_____________, 20__.

J.P. Morgan Acceptance Corporation I 270 Park Avenue New York, New York 10017	JPMorgan Chase Bank, National Association 4 New York Plaza, 6th Floor New York, New York 10004 Attention: Worldwide Securities Services/Global Debt – JPMAC 2006-CW1
U.S. Bank National Association, as Trustee 209 South La Salle St. Chicago, Illinois 60604	J.P. Morgan Mortgage Acquisition Corp. 270 Park Avenue New York, New York 10017

Re:

J.P. Mortgage Acceptance Corporation I

Asset-Backed Pass-Through Certificates,

Series 2006-CW1, Class  [M-10] [M-11] [C] [P]

Dear Sirs:

__________________________________ (the “Transferee”) intends to acquire from _____________________ (the “Transferor”) $____________ Initial Certificate Principal Balance of J.P. Morgan Acceptance Corporation I, Asset Backed Pass-Through Certificates, Series 2006-CW1, Class [M-10] [M-11] [C] [P], (the “Certificates”), issued pursuant to a Pooling Agreement (the “Pooling Agreement”) dated as of May 1, 2006, among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling Agreement.  The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee, the Securities Administrator and the Servicer that one of the following statement is accurate:

(a)

We are not an employee benefit plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or arrangement;

(b)

We are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of ERISA-Restricted Certificates by, on behalf of or with “plan assets” of such plan or arrangement will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee or the Servicer to any obligation in addition to those undertaken in this Agreement; or

(c)

If, in the case of ERISA-Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60

Very truly yours,

_______________________________________

By:___________________________

Name:

Title:

EXHIBIT H

FORM DEPOSITOR CERTIFICATION

Re:  J.P. Mortgage Acceptance Corporation I,
       J.P. Morgan Mortgage Acquisition Corp.,

Asset-Backed Pass-Through Certificates, Series 2006-CW1

I, __________________________, certify that:

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of J.P. Morgan Acquisition Corp. 2006-CW1 (the “Trust”);

2.

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.

Based on my knowledge, the distribution information required to be prepared by the Securities Administrator based upon the servicing information required to be provided by the Servicer under the Pooling Agreement is included in these reports;

4.

Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Securities Administrator in accordance with the terms of the Pooling Agreement and based upon the review required under the Pooling Agreement, and except as disclosed in the report, the Servicer has fulfilled its obligations under the Pooling Agreement; and

5.

The reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling Agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: the Servicer and the Securities Administrator.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement, dated May 1, 2006, among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”)  (the “Trust Oversight Manager”) and U.S. Bank National Association, as trustee (the “Trustee”).

_____________________________________

[Name]

[Title]

[Date]

EXHIBIT I

FORM OF SECURITIES ADMINISTRATOR CERTIFICATION

Re:  J.P. Morgan Acceptance Corporation I

J.P. Morgan Mortgage Acquisition Trust 2006-CW1

Asset-Backed Pass-Through Certificates, Series 2006-CW1

JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) of the J.P. Morgan Mortgage Acquisition Trust 2006-CW1 (the “Trust”), hereby certifies to J.P. Morgan Acceptance Corporation I (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp. (the “Seller) and each Person, if any, who “controls” the Depositor and the Seller within the meaning of the Securities Act of 1933, as amended, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Securities Administrator has reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the Trust;

2.

Based on the Securities Administrator’s knowledge, and assuming the accuracy and completeness of the information supplied to the Securities Administrator by the Servicer, the distribution information in the distribution reports contained in all reports on Form 8-K included in the year covered by the annual report on Form 10-K for the fiscal year [____], prepared by the Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.

Based on the Securities Administrator’s knowledge, the distribution information required to be provided by the Securities Administrator under the Pooling Agreement is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement dated May 1, 2006 (the “Pooling Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) U.S. Bank National Association, as trustee (the “Trustee”).

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,
as Securities Administrator

By: ________________________________

[Name]

[Title]

[Date]

EXHIBIT J

[RESERVED]

EXHIBIT K-1

FORM OF ASSESSMENT OF COMPLIANCE

Re:  JPMorgan Chase Bank, N.A. Assessment of Compliance

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify to the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement, dated as of May 1, 2006 (the “Pooling Agreement”), among J.P. Morgan Mortgage Acceptance Corp., as depositor (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

[__________________],

as Assessing Party

By: ___________________________

[Name]

[Title]

[Date]

EXHIBIT K-2

FORM OF CUSTODIAN’S ASSESSMENT OF COMPLIANCE

Re:  JPMorgan Chase Bank, N.A. Assessment of Compliance

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify to the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.

I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.

Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it.

3.

Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.

A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling Agreement, dated as of May 1, 2006 (the “Pooling Agreement”), among J.P. Morgan Mortgage Acceptance Corp., as depositor (the “Depositor”), J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”).

[__________________],

as Assessing Party

By:

[Name]

[Title]

[Date]

EXHIBIT L

FORM OF REALIZED LOSS REPORT

Liquidation Mortgage Losses

Cutoff

Investor

Group

Charge Off

Delinquency

Servicing

Date

Pool

Group

Loan

FNMA

Total

Amount

Advance

Advance

 Current Month Total

Charge Off

Delinquency

Servicing

Date

Total

Amount

Advance

Advance

Monthly Totals

Yearly Totals

Schedule 1

MORTGAGE LOAN SCHEDULE

FILED BY PAPER

[ON FILE WITH THE TRUSTEE]

Schedule 2

[RESERVED]

Schedule 3

SWAP AGREEMENT SCHEDULE

Distribution Date in	Notional Schedule ($)	Distribution Date in	Notional Schedule ($)
May 2006	$895,151,174.11	May 2009	$59,285,608.68
June 2006	$885,350,310.41	May 2009	$57,640,033.54
July 2006	$872,595,019.83	June 2009	$56,035,461.56
August 2006	$856,880,033.80	July 2009	$54,471,162.83
September 2006	$838,226,417.44	August 2009	$52,946,401.13
October 2006	$816,682,930.07	September 2009	$51,460,435.53
November 2006	$807,681,477.57	October 2009	$50,012,520.77
December 2006	$780,630,011.70	November 2009	$48,601,909.78
January 2007	$751,079,523.44	December 2009	$47,227,852.90
February 2007	$719,387,336.15	January 2010	$45,889,600.42
March 2007	$685,997,290.94	February 2010	$44,407,008.05
May 2007	$654,153,538.20	March 2010	$42,931,968.05
May 2007	$623,785,352.42	May 2010	$41,501,010.38
June 2007	$594,823,079.25	May 2010	$0.00
July 2007	$567,200,392.37
August 2007	$540,854,133.29
September 2007	$515,718,982.26
October 2007	$491,741,204.99
November 2007	$468,740,480.18
December 2007	$446,500,550.87
January 2008	$424,696,663.54
February 2008	$378,795,292.31
March 2008	$87,432,023.84
May 2008	$83,463,232.77
May 2008	$79,961,396.75
June 2008	$76,696,427.05
July 2008	$73,599,008.73
August 2008	$70,608,254.53
September 2008	$67,717,938.82
October 2008	$64,897,246.69
November 2008	$62,185,730.30
December 2008	$58,900,736.66
January 2009	$54,765,241.37
February 2009	$61,008,294.53
March 2009	$60,997,830.54

Schedule 4

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The Seller, with respect to Mortgage Loans sold by it, and, solely if specified below, the Servicer, hereby represent and warrant to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

1.

Mortgage Loans as Described.  The information set forth in the Mortgage Loan Schedule and the tape delivered by the Seller to the Purchaser is true, correct and complete in all material respects.

2.

No Outstanding Charges.  There are no defaults by the Seller, the Servicer or any prior originator or servicer in complying with the terms of the Mortgage, and all taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, water, sewer and municipal charges which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.  None of the Seller, the Servicer or any prior originator or servicer has advanced funds, or induced, solicited or knowingly received any advance from any party other than the Mortgagor, directly or indirectly, for the payment of any amount due under the Mortgage Loan.

3.

Original Terms Unmodified.  The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which (a) have been recorded in the applicable public recording office if required by law or if necessary to maintain the lien priority of the Mortgage, and (b) which have been delivered to the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule.  No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy or LPMI Policy, if any, and by the title insurer, to the extent required by the policy, and which assumption agreement is a part of the Mortgage File and is reflected on the Mortgage Loan Schedule.

4.

No Defenses.  The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Mortgagor has not filed for protection under, or has been a debtor under, applicable bankruptcy laws.

5.

Hazard Insurance.  All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer generally acceptable to Fannie Mae and to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are required in the Fannie Mae Guides as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Customary Servicing Procedures and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan.  All such insurance policies are in full force and effect and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid.  If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of Fannie Mae.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor.  Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development.  The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement.  The Seller has not engaged in, and has no knowledge of the Mortgagor, any subservicer or any prior servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller.

6.

Compliance with Applicable Laws.  Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loan have been complied with; the Servicer maintains, and shall maintain, evidence of such compliance as required by applicable law or regulation and shall make such evidence available for inspection at the Servicer’s office during normal business hours upon reasonable advance notice.

7.

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.  Neither the Seller nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, and neither the Seller nor the Servicer has waived any default.

8.

Valid First or Second Lien.  The related Mortgage is properly recorded and is a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien (as reflected on the Mortgage Loan Schedule), in either case, on the Mortgaged Property, including all improvements on the Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the lien of the Mortgage, subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (iv) with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), a First Lien on the Mortgaged Property.  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien (as reflected on the Mortgage Loan Schedule) or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.  With respect to each Second Lien Mortgage Loan, where required or customary in the jurisdiction in which the related Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the senior lienholder under the related First Lien, and the original lender has notified any senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by the senior lienholder.  With respect to each Second Lien Mortgage Loan, either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.

9.

Validity of Mortgage Documents.  The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to the Purchaser.  All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

10.

Full Disbursement of Proceeds.  The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

11.

Title Insurance.  The Mortgage Loan is covered by an ALTA or CLTA lender’s title insurance policy, acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (h)(i), (h)(ii) and (h)(iii) and, with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in (h)(iv)) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate or Monthly Payment.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance.  Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein.  The Seller and its successors and assigns are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and will inure to the benefit of the Purchaser and its assigns without any further act.  No claims have been made under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy.

12.

No Default.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor the Servicer has waived any default, breach, violation or event permitting acceleration.  With respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

13.

 No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

14.

Location of Improvements; No Encroachments.  All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in Section 7.01 (k) above and all improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances.

15.

Origination; Payment Terms.  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority.  The Seller and all other parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located.  Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed.  The Mortgage Loans have an original term to maturity of not more than thirty (30) years, with interest payable in arrears on the first day of the month.  As to each ARM Mortgage Loan, on each applicable Adjustment Date, the Mortgage Interest Rate will be adjusted to equal the sum of the Index plus the applicable Gross Margin, rounded up or down to the nearest multiple of 0.125%; provided, however, that the Mortgage Interest Rate will not increase or decrease by more than the Initial Rate Cap on the first Adjustment Date or the Periodic Rate Cap on any subsequent Adjustment Date, and will in no event exceed the Lifetime Rate Cap.  Each Mortgage Note requires a monthly payment which is sufficient (i) during the period prior to the first adjustment to the Mortgage Interest Rate, to amortize the original principal balance fully over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (ii) during the period following each Adjustment Date in the case of each ARM Mortgage Loan (or following each Interest-Only Adjustment Date in the case of each Interest-Only Mortgage Loan), to amortize the outstanding principal balance fully as of the first day of such period over the then remaining term of such Mortgage Note and to pay interest at the related Mortgage Interest Rate.  The Mortgage Note does not permit negative amortization.  Interest on the Mortgage Note is calculated on the basis of a 360-day year consisting of twelve 30-day months.  No Mortgage Loan is a Convertible Mortgage Loan.  None of the Mortgage Loans are simple interest Mortgage Loans.

16.

Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

17.

Customary Provisions.  The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac.

18.

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in clause (h) above.

19.

Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to Fannie Mae or Freddie Mac and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

20.

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

21.

No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation, or other contingent interest feature, nor does it contain any “buydown” provision which is currently in effect.

22.

Disclosure and Rescission Materials.  The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinanced Mortgage Loan and has acknowledged receipt of such materials to the extent required by applicable law and such documents will remain in the Mortgage File.

23.

[Reserved]

24.

Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

25.

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (except with respect to each MERS Designated Mortgage Loan).  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.    With respect to each MERS Designated Mortgage Loan, on or prior to the related Closing Date, Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan.  With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS® System.

26.

Delinquency.  All payments required to be made prior to the related Closing Date for such Mortgage Loan under the terms of the Mortgage Note have been made, the Mortgage Loan has not been dishonored, and no Mortgage Loan has been more than thirty (30) days delinquent since the related origination date.

27.

Mortgage File.  With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File except for the documents which have been delivered to the Purchaser or the Custodian or which have been submitted for recording and not yet returned.

28.

Ownership.  Immediately prior to the payment of the Purchase Price, the Seller was the sole owner and holder of the Mortgage Loans and the indebtedness evidenced by the Mortgage Note.  The Mortgage Loans, including the Mortgage Note and the Mortgage, were not assigned or pledged by the Seller and the Seller had good and marketable title thereto, and the Seller had full right to transfer and sell the Mortgage Loans to the Purchaser free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.  Following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Seller intends to relinquish all rights to monitor, possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the Servicer as set forth in this Agreement.  After the related Closing Date, neither the Seller nor the Servicer will have any right to modify or alter the terms of the sale of the Mortgage Loan and neither the Seller nor the Servicer will have any obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement or as otherwise agreed to by the Seller, the Servicer and the Purchaser.

29.

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a First Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Seller to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

30.

Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination.  No representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used.  The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae and Freddie Mac.

31.

Location and Type of Mortgaged Property.  The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home, manufactured dwelling or cooperative.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is (i) acceptable to Fannie Mae or (ii) located in a condominium or planned unit development project which has received project approval from Fannie Mae.  The representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been satisfied and remain true and correct.

32.

Adverse Selection.  The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.

33.

Qualified Mortgage.  Each Mortgage Loan is a “qualified mortgage” within Section 860G(a)(3) of the Code; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

34.

No Fraud.  No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller, the Servicer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan, including without limitation the Mortgagor, any appraiser, any builder or developer.  The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading.  The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

35.

Origination Practices.  The origination practices used by the Seller and the collection and servicing practices used by the Servicer with respect to each Mortgage Loan have been in all respects legal and customary in the mortgage origination and servicing industry and the collection and servicing practices used by the Servicer have been consistent with Customary Servicing Procedures.

36.

Unacceptable Investment.  Neither the Seller nor the Servicer have any knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably be expected to cause investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or materially adversely affect the value or the marketability of the Mortgage Loan.

37.

Servicemembers Civil Relief Act.  The Mortgagor has not notified the Seller or the Servicer, and neither the Seller nor the Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or other similar state statutes.

38.

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property.

39.

Environmental Matters.  There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller or the Servicer is aware in which compliance with any environmental law, rule or regulation is an issue and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

40.

Insurance.  No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy, LPMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage.  In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or the Servicer or any designee of the Seller or the Servicer or any corporation in which the Seller, the Servicer or any officer, director, or employee of the Seller or the Servicer had a financial interest at the time of placement of such insurance.

41.

Ground Leases.  With respect to any ground lease to which a Mortgaged Property may be subject:  (A) the Mortgagor is the owner of a valid and subsisting leasehold interest under such ground lease; (B) such ground lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (C) all rent, additional rent and other charges reserved therein have been fully paid to the extent payable as of the related Closing Date; (D) the Mortgagor enjoys the quiet and peaceful possession of the leasehold estate; (E) the Mortgagor is not in default under any of the terms of such ground lease, and there are no circumstances which, with the passage of time or the giving of notice, or both, would result in a default under such ground lease; (F) the lessor under such ground lease is not in default under any of the terms or provisions of such ground lease on the part of the lessor to be observed or performed; (G) the lessor under such ground lease has satisfied any repair or construction obligations due as of the related Closing Date pursuant to the terms of such ground lease; (H) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, such ground lease; and (I) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note.

42.

Escrow Payments.  With respect to escrow deposits and payments that the Servicer is entitled to collect, all such payments are in the possession of, or under the control of the Servicer, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.  All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage.  As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable.  No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note.

43.

Predatory Lending Regulations.  None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered,” or “predatory” loans under any other applicable state, federal or local law.  No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

44.

Anti-Money Laundering Laws.  The Seller and its agents have at all times complied with all applicable federal, state and local anti-money laundering laws, orders and regulations to the extent applicable to Seller or its agent, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”), in respect of the origination and servicing of each Mortgage Loan; the Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws to the extent applicable to Seller, and, to the extent required by applicable law, maintains, and will maintain, either directly or through third parties, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws; no Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.

45.

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder.

46.

Interest Rate Adjustments.  With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.  Any interest required to be paid pursuant to state and local law has been properly paid and credited.

47.

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae Guidelines for such trusts.  Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person.

48.

Tax Service Contract; Flood Certification Contract.  The Seller has obtained a Tax Service Contract with an Approved Tax Service Contract Provider on each Mortgage Loans and such contract is assignable to the Purchaser.  The Seller has obtained a life of loan, transferable flood certification contract for each Mortgage Loan and such contract is assignable to the Purchaser or the Purchaser’s designee.

49.

Prepayment Penalties.  With respect to each Mortgage Loan that has a Prepayment Penalty, each such Prepayment Penalty is enforceable and will be enforced by the Seller, and each Prepayment Penalty is permitted pursuant to federal, state and local law.  With respect to Mortgage Loans originated on or after October 1, 2002, no such Prepayment Penalty may be imposed for a term in excess of three (3) years following origination.  Except as otherwise set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a Prepayment Penalty, such Prepayment Penalty is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

50.

Georgia Fair Lending Act.  There is no Mortgage Loan that was originated on or after October 1, 2002 and on or prior to March 7, 2003, which is secured by property located in the State of Georgia.  There is no Mortgage Loan that was originated after March 7, 2003, which is a “high-cost home loan” as defined under the Georgia Fair Lending Act, as amended (the “Georgia Act”).  No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

51.

Mortgaged Property Located in New York State.  There is no Mortgage Loan secured by Mortgaged Property located in the State of New York (1) with an original principal balance of $300,000 or less, (2) has an application date on or after May 1, 2003 and (3) the terms of such loan equal or exceed either the APR or the points and fees threshold for “high-cost home loans,” as defined in Section 6-1 of the New York State Banking Law.

52.

Credit Reporting.  The Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

53.

Arbitration.  No Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

54.

Construction/Rehabilitation/Trade-in/Exchange.  No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property.

55.

Texas Refinance Loans.  Each Mortgage Loan originated in the State of Texas pursuant to Article XVI, Section 50(a)(6) of the Texas Constitution (a “Texas Refinance Loan”) has been originated in compliance with the provisions of Article XVI, Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas Finance Code.  With respect to each Texas Refinance Loan that is a Cash-Out Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a Prepayment Penalty.  The Seller does not collect any such Prepayment Penalties in connection with any such Texas Refinance Loan.

56.

LTV and CLTV Limit.  No Mortgage Loan had an LTV or a CLTV in excess of 100% at origination.

57.

Instrument.  Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of Section 9-102(a)(65) of the UCC.

58.

Negative Amortization/Consent of Holder of First Lien.  With respect to each Mortgage Loan which is a Second Lien, (i) the related first lien does not permit negative amortization and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

59.

Fannie Mae Selling Guide.  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Selling Guide.

60.

State Laws.  No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003); no Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.); no Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); no Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C); no Mortgage Loan is a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

61.

Balloon Loans.  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

62.

Higher Cost Products.  No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator.  If, at the time of loan application, the borrower may have qualified for a for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration.

63.

Underwriting Methodology.  The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension.  Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan.

64.

Prepayment Premiums.  With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period.

65.

Single Premium Credit Insurance Policies.  No borrower was required to purchase any single premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No borrower obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployement, or health insurance product) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

66.

Points and Fees.  All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

67.

Fees and Charges.  All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

68.

Fannie Mae Guide Announcement 95-19.  The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall  report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

69.

High Cost.  No mortgage loan in the trust is a “high cost home,” “covered” (excluding home loans defined as "covered home loans" in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees); any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.

Future Credit Reporting.  The servicer for each mortgage loan underlying the Security will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan.